Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-110437


       PROSPECTUS SUPPLEMENT DATED JANUARY 22, 2004 (TO PROSPECTUS DATED
                               DECEMBER 17, 2003)


                                $1,400,000,000

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR


                          RAMP SERIES 2004-RS1 TRUST
                                    ISSUER


                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER


                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                SERIES 2004-RS1


OFFERED CERTIFICATES

The trust will consist primarily of two groups of one- to four-family first lien mortgage loans. The trust will issue ten classes of senior certificates, the Class A Certificates, and ten classes of subordinate certificates, the Class M Certificates, that are offered under this prospectus supplement.


CREDIT ENHANCEMENT

Credit enhancement for the offered certificates consists of:

o excess cash flow and overcollateralization;

o cross-collateralization;

o subordination provided to the Class A Certificates by the Class M Certificates, and subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority; and

o a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the Class A-I-6B Certificates.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

The prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor, in connection with offers and sales of the offered certificates in market-making transactions.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. will offer the offered certificates to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 99.66% of the principal balance of the offered certificates, plus accrued interest on the Class A-I Certificates, other than the Class A-I-1 Certificates, and the Class M-I Certificates, before deducting expenses.


BEAR, STEARNS & CO. INC.

                    BANC OF AMERICA SECURITIES LLC

                                                      CITIGROUP

                                                                        JPMORGAN

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

    o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

    o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.


                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary......................................................................S-3
Risk Factors................................................................S-12
   Risks Associated with the
   Mortgage Loans...........................................................S-12
   Limited Obligations......................................................S-15
   Liquidity Risks..........................................................S-16
   Bankruptcy Risks.........................................................S-16
   Special Yield and Prepayment
      Considerations........................................................S-16
   Risk of Interest Shortfalls .............................................S-20
Introduction ...............................................................S-23
Description of the Mortgage Pool ...........................................S-23
   General..................................................................S-23
   Balloon Mortgage Loans ..................................................S-24
   Mortgage Loan Characteristics--Group I Loans.............................S-24
   Group II Loans ..........................................................S-33
   Group II-A Loan Characteristics .........................................S-34
   Group II-B Loan Characteristics .........................................S-46
   Compliance with Local, State and Federal Laws............................S-58
   Standard Hazard Insurance and
      Primary Mortgage Insurance............................................S-59
   Product Types............................................................S-59
   Residential Funding .....................................................S-62
   Servicing ...............................................................S-62
   Additional Information ..................................................S-63
Description of the Certificates.............................................S-63
   General..................................................................S-63
   Book-Entry Certificates..................................................S-64
   Glossary of Terms........................................................S-66
   Distributions on the Offered Certificates................................S-79
   Multiple Loan Group Structure............................................S-79
   Interest Distributions...................................................S-80
   Determination of One-Month LIBOR.........................................S-81
   Principal Distributions..................................................S-82
   Overcollateralization Provisions.........................................S-84
   The Policy...............................................................S-86
   Allocation of Losses.....................................................S-88
   Advances.................................................................S-90
   Reports to Certificateholders............................................S-90
   Limited Mortgage Loan Purchase Right.....................................S-90
The Insurer.................................................................S-91
Yield and Prepayment Considerations.........................................S-92
   General..................................................................S-92
   Prepayment Considerations................................................S-93
   Allocation of Principal Payments.........................................S-94
   Realized Losses and Interest Shortfalls..................................S-95
   Pass-Through Rates.......................................................S-96
   Purchase Price...........................................................S-97
   Class A-I-7 Certificates Yield Considerations............................S-98
   Final Scheduled Distribution Dates.......................................S-98
   Weighted Average Life....................................................S-98
Pooling and Servicing Agreement............................................S-120
   General.................................................................S-120
   The Master Servicer.....................................................S-120
   Servicing and Other Compensation
     and Payment of Expenses...............................................S-123
   Voting Rights...........................................................S-123
   Termination.............................................................S-123
Method of Distribution.....................................................S-124
Material Federal Income Tax Considerations.................................S-125
State and Other Tax Consequences...........................................S-128
ERISA Considerations ......................................................S-128
Legal Investment...........................................................S-129
Experts....................................................................S-130
Legal Matters..............................................................S-130
Ratings....................................................................S-130
ANNEX I......................................................................I-1
ANNEX II....................................................................II-1
APPENDIX A..................................................................AX-1

                                                      SUMMARY

The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust.............................         RAMP Series 2004-RS1 Trust.

Title of the offered certificates...........         Mortgage Asset-Backed Pass-Through Certificates, Series
                                                     2004-RS1.

Depositor...................................         Residential Asset Mortgage Products, Inc., an affiliate of
                                                     Residential Funding Corporation.

Master servicer.............................         Residential Funding Corporation.

Trustee  ...................................         JPMorgan Chase Bank.

Mortgage pool...............................         8,871 fixed-rate and adjustable-rate mortgage loans with
                                                     an aggregate principal balance of approximately
                                                     $1,400,000,729 as of the close of business on the day prior to the cut-off date, secured by first liens on one- to four-
                                                     family residential properties.

Cut-off date................................         January 1, 2004.

Closing date................................         On or about January 29, 2004.

Distribution dates..........................         Beginning on February 25, 2004 and thereafter on the 25th
                                                     of each month or, if the 25th is not a business day, on the next business day.

Form of offered certificates................         Book-entry.

                                                     See "Description of the Certificates--Book-Entry
                                                     Certificates" in this prospectus supplement.

Minimum denominations.......................         Class A, Class M-I-1 and Class M-II-1 Certificates,
                                                     $25,000.  Class M-I-2, Class M-I-3, Class M-I-4, Class M-
                                                     II-2, Class M-II-3, Class M-II-4, Class M-II-5 and Class
                                                     M-II-6 Certificates, $250,000.

ERISA Considerations........................         The Class A Certificates may be eligible for  purchase by
                                                     persons investing assets of employee benefit plans or
                                                     individual retirement accounts, subject to important
                                                     considerations.  Sales of the Class M Certificates to such plans or retirement accounts are prohibited, except as


                                                        S-3



                                                     permitted under "ERISA Considerations" in this
                                                     prospectus supplement.  If you invest in a Class M
                                                     Certificate, you will be deemed to represent that you
                                                     comply with the restrictions described in this prospectus
                                                     supplement.

                                                     See "ERISA Considerations" in this prospectus
                                                     supplement and in the prospectus.

Legal investment............................         The offered certificates will not be "mortgage related
                                                     securities" for purposes of the Secondary Mortgage
                                                     Market Enhancement Act of 1984.

                                                     See "Legal Investment" in this prospectus supplement and
                                                     "Legal Investment Matters" in the prospectus.


                                                        S-4

                                                        OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------------
                                                                INITIAL
                                     INITIAL CERTIFICATE         RATING
                  PASS-THROUGH            PRINCIPAL              (S&P/                                            FINAL SCHEDULED
   CLASS              RATE                 BALANCE              MOODY'S)               DESIGNATIONS              DISTRIBUTION DATE
-----------------------------------------------------------------------------------------------------------------------------------

CLASS A CERTIFICATES:
-----------------------------------------------------------------------------------------------------------------------------------
A-I-1           Adjustable Rate          $  169,996,000         AAA/Aaa           Senior/Adjustable Rate         January 25, 2022
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-I-2                2.879%              $   39,522,000         AAA/Aaa             Senior/Fixed Rate             August 25, 2024
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-I-3                3.411%              $   65,871,000         AAA/Aaa             Senior/Fixed Rate              June 25, 2028
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-I-4                4.099%              $   24,175,000         AAA/Aaa             Senior/Fixed Rate              July 25, 2029
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-I-5                4.737%              $   37,774,000         AAA/Aaa             Senior/Fixed Rate            February 25, 2031
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-I-6A               5.634%              $   34,000,000         AAA/Aaa             Senior/Fixed Rate            January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-I-6B               5.555%              $   43,787,000         AAA/Aaa         Senior/Insured/Fixed Rate        January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-I-7                4.609%              $   46,125,000         AAA/Aaa         Senior/Lockout/Fixed Rate        January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-II-A          Adjustable Rate          $  439,793,000         AAA/Aaa           Senior/Adjustable Rate         January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
A-II-B          Adjustable Rate          $  293,707,000         AAA/Aaa           Senior/Adjustable Rate         January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
Total Class A Certificates:              $1,194,750,000
-----------------------------------------------------------------------------------------------------------------------------------

CLASS M CERTIFICATES:
-----------------------------------------------------------------------------------------------------------------------------------
M-I-1                5.165%              $   16,250,000          AA/Aa2            Mezzanine/Fixed Rate          January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-I-2                5.463%              $   11,250,000           A/A2             Mezzanine/Fixed Rate          January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-I-3                6.056%              $    6,250,000         BBB/Baa1           Mezzanine/Fixed Rate          January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-I-4                6.500%              $    5,000,000        BBB-/Baa2           Mezzanine/Fixed Rate          January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-II-1          Adjustable Rate          $   67,500,000          AA/Aa2         Mezzanine/Adjustable Rate        January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-II-2          Adjustable Rate          $   54,000,000           A/A2          Mezzanine/Adjustable Rate        January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-II-3          Adjustable Rate          $    9,000,000          A-/A3          Mezzanine/Adjustable Rate        January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-II-4          Adjustable Rate          $   11,250,000        BBB+/Baa1        Mezzanine/Adjustable Rate        January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-II-5          Adjustable Rate          $   11,250,000         BBB/Baa2        Mezzanine/Adjustable Rate        January 25, 2034
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
M-II-6          Adjustable Rate          $   13,500,000        BBB-/Baa3        Mezzanine/Adjustable Rate        January 25, 2034
-----------------------------------------------------------------------------------------------------------------------------------
Total Class M Certificates:              $  205,250,000
-----------------------------------------------------------------------------------------------------------------------------------
Total offered certificates:              $1,400,000,000
-----------------------------------------------------------------------------------------------------------------------------------

                                                    NON-OFFERED CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------------
SB-I                  N/A                $           91           N/A                  Subordinate                      --
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
SB-II                 N/A                $          638           N/A                  Subordinate                      --
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
R-I                   N/A                           N/A           N/A                    Residual                       --
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
R-II                  N/A                           N/A           N/A                    Residual                       --
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
R-III                 N/A                           N/A           N/A                    Residual                       --
-----------  ---------------------- ----------------------  ----------------  ------------------------------  ---------------------
R-IV                  N/A                           N/A           N/A                    Residual                       --
-----------------------------------------------------------------------------------------------------------------------------------
Total Class SB and
 Class R Certificates:                   $          729
-----------------------------------------------------------------------------------------------------------------------------------
Total offered and
 non-offered certificates:               $1,400,000,729
-----------------------------------------------------------------------------------------------------------------------------------

OTHER INFORMATION:

CLASS A-I-1:

The pass-through rate on the Class A-I-1 Certificates will be the lesser of:

   o  one-month LIBOR plus 0.17% per annum and

   o the weighted average of the adjusted net mortgage rates of the mortgage loans in loan group I, adjusted to an actual over 360-day rate.

CLASS A-I-4, CLASS A-I-5, CLASS A-I-6A, CLASS A-I-6B, CLASS A-I-7, CLASS M-I-1, CLASS M-I-2, CLASS M-I-3 AND CLASS M-I-4:

The pass-through rates on the Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7, Class M-I-1, Class M-I-2, Class M-I-3 and Class M-I-4 Certificates will be the lesser of the applicable fixed rate per annum indicated on page S-5 and the weighted average of the adjusted net mortgage rates of the mortgage loans in loan group I.

Starting on the second distribution date after the first possible optional termination date for the mortgage loans in loan group I, the fixed rate indicated above for the Class A-I-6A, Class A-I-6B, Class M-I-1, Class M-I-2, Class M-I-3 and Class M-I-4 Certificates will increase by a per annum rate equal to 0.50%.

CLASS A-II-A, CLASS A-II-B, CLASS M-II-1, CLASS M-II-2, CLASS M-II-3, CLASS M-II-4, CLASS M-II- 5 AND CLASS M-II-6:

The pass-through rates on the Class A-II-A, Class A-II-B, Class M-II-1, Class M-II-2, Class M-II-3, Class M-II-4, Class M-II-5 and Class M-II-6 Certificates will be the least of:

   o  one-month LIBOR plus the related margin,

   o  14% per annum and

   o the weighted average of the net mortgage rates of the mortgage loans in loan group II, adjusted to an actual over 360-day rate.


                               RELATED MARGIN

              CLASS                         (1)           (2)
              --------                     -----         ----
              A-II-A.................     0.290%        0.580%
              A-II-B.................     0.300%        0.600%
              M-II-1.................     0.680%        1.020%
              M-II-2.................     1.450%        2.175%
              M-II-3.................     1.600%        2.400%
              M-II-4.................     1.800%        2.700%
              M-II-5.................     2.150%        3.225%
              M-II-6.................     4.500%        6.750%

-----

(1)  Initially.

(2) On or after the second distribution date after the first possible optional termination date for the mortgage loans in loan group II.

THE TRUST

The depositor will establish a trust with respect to the Series 2004-RS1 Certificates. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. In addition, the trust will include a certificate guaranty insurance policy issued by Ambac Assurance Corporation for the benefit of the Class A-I-6B Certificates. Each certificate will represent a partial ownership interest in the trust.


THE MORTGAGE POOL

The mortgage loans to be deposited into the trust will be divided into two loan groups. Loan group I consists of fixed rate mortgage loans and loan group II consists of adjustable rate mortgage loans. Loan group II will be divided into two sub-groups, loan group II-A and loan group II-B. The mortgage loans to be deposited in the trust have the following characteristics as of the cut-off date:


LOAN GROUP I

                                         WEIGHTED
                          RANGE          AVERAGE
                          -----          -------
Principal balance       $29,901 to      $171,174*
                        $999,139

Mortgage rate           4.875% to       7.1462%
                        11.340%

Remaining term to       107 to 360      341
stated maturity
(months)

*Indicates average principal balance


LOAN GROUP II-A

                                        WEIGHTED
                         RANGE          AVERAGE
                         -----          -------
Principal balance      $34,179 to      $143,785*
                       $471,668

Mortgage rate          3.750% to       7.7463%
                       11.790%

Remaining term to      345 to 360      358
stated maturity
(months)

*Indicates average principal balance


LOAN GROUP II-B

                                         WEIGHTED
                          RANGE          AVERAGE
                          -----          -------
Principal balance       $33,681 to      $164,031*
                        $640,000

Mortgage rate           4.125% to       7.7403%
                        12.990%

Remaining term to       343 to 360      358
stated maturity
(months)

*Indicates average principal balance


The interest rate on each mortgage loan in loan group II will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

A substantial majority of the mortgage loans were acquired under Residential Funding's negotiated conduit asset program. Substantially all of these mortgage loans have one or more of the following characteristics:

o    they do not comply with Residential Funding's standard programs;

o    they have high loan-to-value ratios at origination;

o they were not originated in accordance with any standard secondary market underwriting guidelines; and/or

o    the related mortgagors have delinquency histories or low credit scores.

See "Risk Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

Approximately 1.6% of the mortgage loans in loan group I are balloon loans, which require a substantial portion of the original principal amount to be paid on the respective scheduled maturity date.

See "Description of the Mortgage Pool--Balloon Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the Mortgage Pool" in this prospectus supplement.


PAYMENTS ON THE CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each distribution date, the trustee will make distributions to investors. The Class A-I Certificates and Class M-I Certificates will relate to and will receive payments primarily from loan group I. The Class A-II Certificates and Class M-II Certificates will relate to and will receive payments primarily from loan group II. The Class A-II-A Certificates will relate to and will receive payments primarily from loan group II-A and the Class A-II-B Certificates will relate to and will receive payments primarily from loan group II-B. The amounts available for distribution will be calculated on a loan group by loan group basis and will include:

o collections of monthly payments on the related mortgage loans, including prepayments and other unscheduled collections plus

o with respect to the Class A-I-6B Certificates only, amounts from any draws on the certificate guaranty insurance policy, plus

o advances for delinquent payments on the mortgage loans in the related loan group minus

o fees and expenses of the subservicers and the master servicer for the applicable loan group, including reimbursement for advances and, for loan group I, the premium on the certificate guaranty insurance policy.

See "Description of the Certificates--Glossary of Terms--Available Distribution Amount" in this prospectus supplement.


PRIORITY OF PAYMENTS. Payments to the certificateholders will be made from the available amount from each loan group as follows:

o Distribution of interest to the related offered certificates in the priority described in this prospectus supplement

o Distribution of principal to the related offered certificates in the priority described in this prospectus supplement

o Distribution of principal to the related offered certificates and subsequently, to the non-related offered certificates from the excess interest on the mortgage loans, to cover some realized losses, in the priority described in this prospectus supplement

o Reimbursement to the insurer for prior draws made on the certificate guaranty insurance policy

o Distribution of additional principal to the related offered certificates and subsequently, to the non-related offered certificates from the excess interest on the mortgage loans, until the required level of overcollateralization is reached

o Payment to the related offered certificates and subsequently, to the non-related offered certificates, in respect of prepayment interest shortfalls

o Payment to the Class A-II Certificates and Class M-II Certificates in respect of basis risk shortfalls and payment to certain Class A-I Certificates and the Class M-I Certificates in respect of interest shortfalls due to application of the cap on the related pass-through rate, in the priority described in this prospectus supplement

o Payment to the related offered certificates and subsequently, to the non-related offered certificates, in respect of current relief act shortfalls allocated thereto

o Payment to the related offered certificates and subsequently, to the non-related offered certificates, in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed

o    Distribution of any remaining funds to the non-offered certificates


INTEREST DISTRIBUTIONS. The amount of interest owed to each class of offered certificates on each distribution date will equal:

o    The pass-through rate for that class of certificates multiplied by

o The principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

o In the case of the Class A-I-2, Class A- I-3, Class A-I-4, Class A-I-5, Class A-I- 6A, Class A-I-6B, Class A-I-7 and Class M-I Certificates, 1/12th, and in the case of the Class A-I-1, Class A-II and Class M-II Certificates, the actual number of days in the related interest accrual period, divided by 360, minus

o    The share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.


ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the various classes of offered certificates as described in this prospectus supplement.

In addition, the offered certificates will receive a distribution of principal to the extent of any excess cash flow available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization for the related loan group is reached. Each class of offered certificates also may receive a distribution of principal to cover losses and to increase the amount of overcollateralization from the excess cash flow from the non-related loan group. Also, payments of principal on the Class A-I-6B Certificates will be made from draws on the certificate guaranty insurance policy to cover losses on the mortgage loans in loan group I allocated to the Class A-I- 6B Certificates.

See "Description of the Certificates--Principal Distributions" in this prospectus supplement.


CREDIT ENHANCEMENT

The credit enhancement for the benefit of the offered certificates consists of:

EXCESS CASH FLOW. Because more interest with respect to the mortgage loans in a loan group is payable by the mortgagors than is necessary to pay the interest on the related offered certificates each month, there may be excess cash flow with respect to that loan group. Some of this excess cash flow may be used to protect the related and non-related offered certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses or by reimbursing the principal portion of any realized losses previously allocated to the offered certificates that remain unreimbursed if the required amount of overcollateralization for the related loan group is reached.


OVERCOLLATERALIZATION. On the closing date, the trust will issue an aggregate principal amount of offered certificates related to each loan group which is less than the aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date. In addition, on each distribution date, to the extent not used to cover losses, excess cash flow with respect to a loan group will be used first, to pay principal to the related offered certificates and then to the non-related offered certificates, further reducing the aggregate principal amount of the offered certificates below the aggregate principal balance of the mortgage loans in the related loan group. The excess amount of the aggregate principal balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess cash flow. If the level of overcollateralization falls below what is required, the excess cash flow with respect to a loan group will be paid first to the related offered certificates and then to the non-related offered certificates as principal to the extent described in this prospectus supplement. This will reduce the principal balance of the offered certificates faster than the principal balance of the related mortgage loans, until the required level of overcollateralization is reached with respect to each loan group.


SUBORDINATION. Except as described below, with respect to each loan group, if the related Class M Certificates remain outstanding, losses on the related mortgage loans which are not covered by excess cash flow or overcollateralization will be allocated to the class of related Class M Certificates with the lowest payment priority, and the other related classes of certificates will not bear any portion of such losses. If none of the related Class M Certificates are outstanding, all such losses will be allocated to the related Class A Certificates as described in this prospectus supplement. All of these losses allocated to the Class A-I-6B Certificates will be covered by a certificate guaranty insurance policy issued by Ambac Assurance Corporation.


POLICY. On the closing date, the insurer will issue the certificate guaranty insurance policy in favor of the trustee, on behalf of the holders of the Class A-I-6B Certificates. The certificate guaranty insurance policy will unconditionally and irrevocably guarantee shortfalls in amounts available to pay the interest distribution amount for the Class A-I-6B Certificates on any distribution date, will cover any losses allocated to the Class A-I-6B Certificates if not covered by excess cash flow, overcollateralization or subordination and will guarantee the payments of any outstanding principal remaining unpaid on the Class A-I-6B Certificates on the distribution date in January 2034. However, the certificate guaranty insurance policy will not provide coverage for some interest shortfalls with respect to the Class A-I-6B Certificates.

See "Description of the Certificates--The Policy" in this prospectus supplement.


ADVANCES

For any month, if the master servicer receives a payment on a mortgage loan that is less than the full scheduled payment, or if no payment is received at all, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.


OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans in a loan group as of the related determination date is less than 10% of their aggregate principal balance as of the cut-off date, the master servicer may, but will not be required to:

o purchase from the trust all of the remaining mortgage loans in that loan group and cause an early retirement of the related certificates;

     or

o    purchase all of the certificates related to that loan group.

An optional purchase of the certificates will cause the outstanding principal balance of the applicable certificates to be paid in full with accrued interest and the related REMIC to be retired.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.


RATINGS

When issued, the offered certificates will receive the ratings listed on page S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.


LEGAL INVESTMENT

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.


ERISA CONSIDERATIONS

The Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Sales of the Class M Certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement. If you invest in a Class M Certificate, you will be deemed to represent that you comply with the restrictions described in this prospectus supplement.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.


TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of the reserve fund, as four REMICs. The offered certificates will each represent ownership of a regular interest in a REMIC, together with, in the case of certain certificates, the contractual right to receive payments from a reserve fund to cover certain interest shortfalls. The offered certificates generally will be treated as debt instruments for federal income tax purposes. Offered certificateholders will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder's usual method of accounting. For federal income tax purposes, the residual certificates will represent the sole residual interest in each REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

                                                   RISK FACTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

         The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:


RISKS ASSOCIATED WITH THE MORTGAGE LOANS

MANY OF THE MORTGAGE LOANS                   The mortgage loans were evaluated pursuant to the program
HAVE UNDERWRITING  EXCEPTIONS                described in this prospectus supplement.  See "Description of
AND OTHER ATTRIBUTES THAT MAY                the Mortgage Pool--Product Types" in this prospectus
INCREASE RISK OF LOSS ON THE                 supplement. The mortgage loans are ineligible for inclusion in
MORTGAGE LOANS.                              other securitizations conducted by Residential Funding or any one of its affiliates using the standard selection criteria for those securitizations.  The mortgage loans include loans that:

                                             o        have factors and characteristics that cause the loan to
                                                      be ineligible for inclusion in another securitization
                                                      conducted by Residential Funding or any one of its
                                                      affiliates, other than on an exception basis;

                                             o        have current loan-to-value ratios of up to 107%;

                                             o        have borrowers with low credit scores as described in
                                                      this prospectus supplement;

                                             o        were not originated pursuant to any particular
                                                      secondary mortgage market program; as a result many
                                                      of the mortgage loans have exceptions such as high
                                                      loan-to-value ratios at origination or no primary
                                                      mortgage insurance policy;

                                             o        are currently delinquent, but not greater than 59 days
                                                      delinquent;

                                             o        have delinquency histories that do not comply with
                                                      the standard requirements for other securitizations
                                                      conducted by Residential Funding or any one of its
                                                      affiliates; and

                                             o        have non-standard payment features, such as balloon
                                                      payments.

                                             The foregoing characteristics of the mortgage loans may
                                             adversely affect the performance of the mortgage pool and the value of the offered certificates as compared to other
                                             mortgage pools and other series of mortgage pass-through
                                             certificates issued by Residential Funding and its affiliates.



                                                       S-12



                                             Investors should note that 1.4% and 18.7% of the mortgage
                                             loans which have credit scores in loan group I and loan group
                                             II, respectively, were made to borrowers that have credit
                                             scores of less than 600. These mortgage loans and mortgage loans with higher loan-to-value ratios may present a greater risk of loss. 35.7% and 99.3% of the mortgage loans in loan group I and loan group II, respectively, are mortgage loans with loan-to-value ratios at origination in excess of 80%, that are not insured by a primary mortgage insurance policy.

THE MORTGAGE LOANS WERE                      The mortgage loans included in the trust were originally
UNDERWRITTEN IN ACCORDANCE                   underwritten in accordance with a variety of underwriting
WITH A VARIETY OF UNDERWRITING               standards under several different programs.  The standards
STANDARDS AND PROGRAMS,                      under which the mortgage loans were underwritten are less
WHICH MAY INCREASE THE RISK OF               stringent than the underwriting standards applied by other first
LOSS ON THE MORTGAGE LOANS.                  mortgage loan purchase programs such as those run by Fannie
                                             Mae or Freddie Mac, or pursuant to the other programs of
                                             Residential Funding or its affiliates. See "Description of the
                                             Mortgage Pool--Product Types." As a result, the mortgage
                                             loans are likely to experience rates of delinquency,
                                             foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage
                                             loans underwritten in a more traditional manner.

THE RETURN ON YOUR CERTIFICATES              The Servicemembers Civil Relief Act, formerly known as the
COULD BE REDUCED BY SHORTFALLS               Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act,
DUE TO THE RELIEF ACT.                       provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. Current or future military operations of the United States may increase the number of borrowers who may be in active military
                                             service, including persons in reserve status who may be called to active duty. The Relief Act provides generally that a
                                             borrower who is covered by the Relief Act may not be
                                             charged interest on a mortgage loan in excess of 6% per
                                             annum during the period of the borrower's active duty.  Any resulting interest shortfalls are not required to be paid by the borrower at any future time. Interest shortfalls on the
                                             mortgage loans due to the application of the Relief Act or similar legislation or regulations will reduce the amount of interest payable on each class of offered certificates on a pro rata basis. The master servicer is not required to advance these shortfalls and these shortfalls will not be covered by
                                             overcollateralization, subordination or any other form of
                                             credit enhancement, except that interest shortfalls as a result of the application of the Relief Act in an interest accrual period may be covered by excess cashflow in that interest
                                             accrual period in the manner and priority described under
                                             "Description of the Certificates--Overcollateralization
                                             Provisions" in this prospectus supplement.  The certificate guaranty insurance policy will not cover any interest shortfalls on the Class A-I-6B Certificates as a result of the application of the Relief Act or similar legislation or regulations.

                                             The Relief Act also limits the ability of the servicer to
                                             foreclose on a mortgage loan during the borrower's period of


                                                       S-13



                                             active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

                                             We do not know how many mortgage loans have been or may
                                             be affected by the application of the Relief Act.

                                             See "Certain Legal Aspects of the Loans--Soldiers' and
                                             Sailors' Civil Relief Act of 1940" in the prospectus.

THE MORTGAGE POOL IS NOT                     The mortgage pool consists of a variety of mortgage loans,
HOMOGENEOUS. AS A RESULT, IT                 including a variety of underwriting standards, credit quality,
MAY BE DIFFICULT TO ANTICIPATE               mortgage loan types, payment terms, property types and
THE PERFORMANCE OF THE                       originators.  In addition, the adjustable rate mortgage loans
MORTGAGE POOL.                               have a wide range of interest rates, indices, initial adjustment dates and periodic adjustment dates.  As a result, the loss and delinquency experience of the mortgage loans may differ
                                             substantially from the characteristics of more homogeneous pools, and may be difficult to project.  See "Description of the
                                             Mortgage Pool" in this prospectus supplement.

SOME OF THE MORTGAGE LOANS                   Some of the mortgage loans included in the trust are either
ARE DELINQUENT OR HAVE BEEN                  currently delinquent or have been delinquent in the past. As of
DELINQUENT IN THE PAST, WHICH                the cut-off date, 0.1% of the mortgage loans in loan group II
MAY INCREASE THE RISK OF LOSS                are 30 to 59 days delinquent in payment of principal and
ON THE MORTGAGE LOANS.                       interest. Mortgage loans with a history of delinquencies are more likely to experience delinquencies in the future, even if these mortgage loans are current as of the cut-off date. See
                                             "Description of the Mortgage Pool--Mortgage Loan
                                             Characteristics--Group I Loans" and "--Group II
                                             Loans--Mortgage Loan Characteristics" in this prospectus
                                             supplement.

THE RETURN OF THE OFFERED                    One risk associated with investing in mortgage-backed
CERTIFICATES MAY BE PARTICULARLY             securities is created by any concentration of the related
SENSITIVE TO CHANGES IN REAL                 properties in one or more specific geographic regions.
ESTATE MARKETS IN SPECIFIC                   Approximately 12.7% and 10.6% of the mortgage loans in
REGIONS.                                     loan group I are located in Florida and California,
                                             respectively.  Approximately 9.8% of the mortgage loans in loan group II are located in California. If the regional
                                             economy or housing market weakens in Florida, California or in any other region having a significant concentration of
                                             properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and
                                             delinquency resulting in losses allocated to the offered
                                             certificates. A region's economic condition and housing
                                             market may be adversely affected by a variety of events,
                                             including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages or terrorist actions or acts of war.



                                                       S-14



SOME OF THE MORTGAGE LOANS                   Approximately 1.6% of the mortgage loans in loan group I are
PROVIDE FOR LARGE PAYMENTS AT                balloon loans, which are not fully amortizing over their terms
MATURITY.                                    to maturity and, thus, will require substantial principal
                                             payments (i.e., a balloon payment) at their stated maturity.
                                             Mortgage loans with balloon payments involve a greater
                                             degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property. See "Description of the Mortgage
                                             Pool--Balloon Mortgage Loans" in this prospectus
                                             supplement.


LIMITED OBLIGATIONS

CREDIT ENHANCEMENT IS LIMITED.               The only credit enhancement for the offered certificates will be the excess cash flow, cross-collateralization,
                                             overcollateralization and with respect to the Class A
                                             Certificates, the subordination provided by the related Class
                                             M Certificates, and with respect to the Class M Certificates, the subordination provided by any related class of Class M
                                             Certificates with a lower payment priority.  Additional credit enhancement will be provided for the Class A-I-6B
                                             Certificates by a certificate guaranty insurance policy.
                                             Therefore, if there is no excess cash flow, and the amount of overcollateralization is reduced to zero, subsequent losses will be allocated to the most subordinate related class of Class M
                                             Certificates, in each case until the principal balance of such class has been reduced to zero.  See "Description of
                                             Certificates--Allocation of Losses" in this prospectus
                                             supplement.

                                             None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the offered certificates. If any losses are incurred on the mortgage loans that are not covered by the credit
                                             enhancement, the holders of the offered certificates will bear the risk of these losses.

PAYMENTS ON THE MORTGAGE                     The offered certificates represent interests only in the RAMP
LOANS ARE THE PRIMARY SOURCE OF              2004-RS1 Trust.  The offered certificates do not represent an
PAYMENTS ON YOUR CERTIFICATES.               interest in or obligation of the depositor, the master servicer, the trustee or any of their affiliates.  If proceeds from the assets of the RAMP 2004-RS1 Trust are not sufficient to make all payments provided for under the pooling and servicing
                                             agreement, investors will have no recourse to the depositor, the master servicer, the trustee or any of their affiliates.
                                             Losses allocated to the Class A-I-6B Certificates will be
                                             covered by the certificate guaranty insurance policy as
                                             described herein.



                                                       S-15



LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR                    A secondary market for your offered certificates may not
CERTIFICATES TO MATURITY IF THEIR            develop.  Even if a secondary market does develop, it may not
MARKETABILITY IS LIMITED.                    continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the offered certificates.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD                 The transfer of the mortgage loans from the seller to the
DELAY OR REDUCE DISTRIBUTIONS                depositor is intended by the parties to be and has been
ON THE OFFERED CERTIFICATES.                 documented as a sale; however, the seller will treat the
                                             transfer of the mortgage loans as a secured financing for
                                             accounting purposes. If the seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make
                                             payments on the offered certificates. The risk of such a
                                             recharacterization with respect to the mortgage loans may be increased by the seller's treatment of the transfer of these mortgage loans as a secured financing for accounting
                                             purposes. See "Description of the Certificates--Limited
                                             Mortgage Loan Purchase Right" in this prospectus
                                             supplement.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD TO MATURITY ON YOUR                The yield to maturity on your certificates will depend on a
CERTIFICATES WILL VARY DEPENDING             variety of factors, including:
ON VARIOUS FACTORS.
                                             o        the rate and timing of principal payments on the
                                                      mortgage loans in the related loan group, including
                                                      prepayments, defaults and liquidations and
                                                      repurchases due to breaches of representations and
                                                      warranties,

                                             o        the allocation of principal payments among the
                                                      various classes of certificates,

                                             o        the rate and timing of realized losses and interest
                                                      shortfalls on the mortgage loans,

                                             o        the pass-through rate for your certificates and

                                             o        the purchase price you paid for your certificates.

                                             The rates of prepayments and defaults are two of the most
                                             important and least predictable of these factors.

                                             In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal payments occur


                                                       S-16



                                             faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal payments occur more slowly than you
                                             assumed at the time of purchase, your yield will be lower than anticipated.

THE RATE OF PREPAYMENTS ON THE               Since mortgagors can generally prepay their mortgage loans at
MORTGAGE LOANS WILL VARY                     any time, the rate and timing of principal payments on the
DEPENDING ON FUTURE MARKET                   offered certificates are highly uncertain. Generally, when
CONDITIONS AND OTHER FACTORS.                market interest rates increase, mortgagors are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the pass-through rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to
                                             reinvest those funds at an interest rate as high as the pass-
                                             through rate.

                                             Refinancing programs, which may involve soliciting all or
                                             some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs may be conducted by the master servicer or any of its affiliates, the subservicers or a third party.

                                             Approximately 53.4% and 80.0% of the mortgage loans in
                                             loan group I and loan group II, respectively, provide for
                                             payment of a prepayment charge.  Prepayment charges may
                                             reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges
                                             apply. See "Description of The Mortgage Pool--Mortgage
                                             Loan Characteristics--Group I Loans," "--Group II
                                             Loans--Mortgage Loan Characteristics" and "Yield and
                                             Prepayment Considerations" in this prospectus supplement
                                             and "Maturity and Prepayment Considerations" in the
                                             prospectus.

THE CLASS A-I CERTIFICATES ARE               The Class A-I Certificates are subject to various priorities for
SUBJECT TO DIFFERENT PAYMENT                 payment of principal as described in this prospectus
PRIORITIES.                                  supplement. Distributions of principal on the Class A-I
                                             Certificates having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage pool. Those classes of
                                             Class A-I Certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans experienced both before and after the commencement of principal distributions on such classes.

THE CLASS A-I-7 CERTIFICATES                 It is not expected that the Class A-I-7 Certificates will receive
MAY NOT RECEIVE THEIR PRO RATA               any distributions of principal until the distribution date in
PORTION OF PRINCIPAL PAYMENTS.               February 2007.  Until the distribution date in February 2010, the Class A-I-7 Certificates may receive a portion of principal payments that is smaller than its pro rata share of principal payments. On or after the distribution date in February 2011,


                                                       S-17




                                             the Class A-I-7 Certificates will receive an amount greater than its pro rata share of principal payments.

                                             See "Description of the Certificates--Principal
                                             Distributions" in this prospectus supplement.

THE PASS-THROUGH RATES ON THE                The pass-through rates on the Class A-I-1, Class A-I-4, Class
CLASS A-I-1, CLASS A-I-4, CLASS              A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and Class M-I
A-I-5, CLASS A-I-6A, CLASS A-I-              Certificates are subject to a cap equal to the weighted average
6B, CLASS A-I-7 AND CLASS M-I                of the adjusted net mortgage rates on the mortgage loans in
CERTIFICATES ARE SUBJECT TO A                loan group I, adjusted, in the case of the Class A-I-1
WEIGHTED AVERAGE NET RATE CAP.               Certificates, to an actual over 360-day rate.  Therefore, the prepayment of the mortgage loans in loan group I with higher mortgage rates may result in lower pass-through rates on the
                                             Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-
                                             I-6B, Class A-I-7 and Class M-I Certificates.

                                             To the extent amounts available to any class of Class A-I
                                             Certificates or Class M-I Certificates are limited by the
                                             weighted average adjusted net mortgage rate, the difference between that weighted average adjusted net mortgage rate and the fixed or adjustable pass-through rate on that class of Class
                                             A-I Certificates or Class M-I Certificates will create a
                                             shortfall that will carry forward with interest thereon. Any resulting shortfall will be payable only from the excess cash flow, to the extent available for that purpose, as and to the extent described in this prospectus supplement.  Any resulting shortfall with respect to the Class A-I-6B Certificates will not be payable by the certificate guaranty insurance policy and will only be payable from the excess cash flow, to the extent available for that purpose as described in this prospectus supplement. These shortfalls may remain unpaid on the
                                             optional termination date for the mortgage loans in loan group
                                             I or on the final distribution date.  Also, in this situation, the amount of excess cash flow from the mortgage loans in loan group I may be substantially reduced.

THE PASS-THROUGH RATES ON THE                The pass-through rates on the Class A-II Certificates and
CLASS A-II CERTIFICATES AND                  Class M-II Certificates are subject to a cap equal to the lesser
CLASS M-II CERTIFICATES ARE                  of 14% per annum and the weighted average of the net
SUBJECT TO A CAP.                            mortgage rates on the mortgage loans in loan group II,
                                             adjusted to an actual over 360-day rate.  Therefore, the
                                             prepayment of the mortgage loans in loan group II with higher mortgage rates may result in lower pass-through rates on the
                                             Class A-II Certificates and Class M-II Certificates.

                                             To the extent the weighted average net mortgage rate of the mortgage loans in loan group II is paid to the Class A-II
                                             Certificates or Class M-II Certificates, the difference between the weighted average net mortgage rate and the lesser of (a)
                                             One-Month LIBOR plus the related margin and (b) 14% per
                                             annum will create a shortfall that will carry forward with interest thereon. Any resulting shortfall will be payable only from the excess cash flow, to the extent available for that purpose, as and to the extent described in this prospectus supplement. These shortfalls may remain unpaid on the


                                                       S-18



                                             optional termination date for the mortgage loans in loan group
                                             II or on the final distribution date.  Also, in this situation, the amount of excess cash flow from the mortgage loans in loan group II may be substantially reduced.

THE CLASS M CERTIFICATES HAVE                The yields to investors in the Class M Certificates will be
DIFFERENT YIELD AND PAYMENT                  sensitive to the rate and timing of losses on the related
CONSIDERATIONS DUE TO THEIR                  mortgage loans, to the extent not covered by excess cash flow
PAYMENT PRIORITY.                            or overcollateralization.  Losses, to the extent not covered by excess cash flow or overcollateralization, will be allocated to the most subordinate related class of Class M Certificates outstanding.  The principal portion of any losses previously allocated to the Class M Certificates that remain unreimbursed may be covered by excess cash flow as and to the extent
                                             described in this prospectus supplement.

                                             See "Summary--Credit Enhancement" and "Description of
                                             the Certificates--Allocation of Losses" in this prospectus supplement.

                                             In addition, investors in the Class M-I Certificates should be aware that on and after the distribution date on which the related required level of overcollateralization has been
                                             reduced to the related overcollateralization floor, the most subordinate class of Class M-I Certificates then outstanding may receive more than such class' pro rata share of principal for that distribution date, and investors in the Class M-II
                                             Certificates should be aware that on and after the distribution date on which the related required level of
                                             overcollateralization has been reduced to the related
                                             overcollateralization floor, the most subordinate class of Class
                                             M-II Certificates then outstanding may receive more than such class' pro rata share of principal for that distribution date.

                                             It is not expected that the Class M Certificates will receive any distributions of principal payments until the later of the distribution date in February 2007 and the first distribution date on which the aggregate principal balance of the related mortgage loans as of the end of the related due period is less than one-half of the aggregate principal balance of the related mortgage loans as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.  In addition, after the Class M Certificates commence receiving principal payments, the most subordinate class of related Class M
                                             Certificates may be retired before the more senior classes of related Class M Certificates.

                                             See "Description of the Certificates--Principal
                                             Distributions" in this prospectus supplement.



                                                       S-19



RISK OF INTEREST SHORTFALLS

THE CLASS A-I-4, CLASS A-I-5,                To the extent the weighted average adjusted net mortgage rate
CLASS A-I-6A, CLASS A-I-6B,                  of the mortgage loans in loan group I is paid to the Class A-I-
CLASS A-I-7 AND CLASS M-I                    4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 or
CERTIFICATES MAY NOT ALWAYS                  Class M-I Certificates, the difference between that weighted
RECEIVE INTEREST AT THEIR FIXED              average adjusted net mortgage rate and the fixed pass-through
PASS-THROUGH RATE.                           rate on the Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-
                                             6B, Class A-I-7 or Class M-I Certificates, as applicable, will create a shortfall that will carry forward with interest thereon.
                                             Any resulting shortfall will only be payable from the excess cash flow as and to the extent described in this prospectus supplement.  These shortfalls may remain unpaid on the
                                             optional termination date for the mortgage loans in loan group
                                             I or on the final distribution date.

THE CLASS A-I-1, CLASS A-II AND              The Class A-I-1, Class A-II and Class M-II Certificates may
CLASS M-II CERTIFICATES MAY NOT              not always receive interest at a rate equal to One-Month
ALWAYS RECEIVE INTEREST BASED                LIBOR plus the applicable margin. If the weighted average
ON ONE-MONTH LIBOR PLUS THE                  adjusted net mortgage rate on the mortgage loans in loan
RELATED MARGIN.                              group I, adjusted to an actual over 360-day rate, is less than
                                             One-Month LIBOR plus 0.17% per annum, the interest rate on the Class A-I-1 Certificates will be reduced to that weighted average adjusted net mortgage rate. If the weighted average net mortgage rate on the mortgage loans in loan group II,
                                             adjusted to an actual over 360-day rate, is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) 14%
                                             per annum, the interest rate on the Class A-II Certificates or
                                             Class M-II Certificates, as applicable, will be reduced to that weighted average net mortgage rate. Thus, the yields to
                                             investors in the Class A-I-1, Class A-II and Class M-II
                                             Certificates will be sensitive to fluctuations in the level of
                                             One-Month LIBOR and will be adversely affected by the
                                             application of the weighted average adjusted net mortgage rate on the mortgage loans in loan group I or the weighted average net mortgage rate on the mortgage loans in loan group II, as applicable.

                                             The prepayment of the mortgage loans in loan group I with
                                             higher adjusted net mortgage rates may result in a lower
                                             related weighted average adjusted net mortgage rate. If on any distribution date the application of the related weighted
                                             average adjusted net mortgage rate on the mortgage loans in loan group I results in an interest payment lower than One-
                                             Month LIBOR plus 0.17% per annum with respect to the
                                             Class A-I-1 Certificates during the related interest accrual period, the value of those Certificates may be temporarily or permanently reduced.

                                             The prepayment of the mortgage loans in loan group II with higher net mortgage rates may result in a lower related
                                             weighted average net mortgage rate. If on any distribution date the application of the related weighted average net
                                             mortgage rate on the mortgage loans in loan group II results in an interest payment lower than the lesser of (a) One-Month
                                             LIBOR plus the related margin and (b) 14% per annum with


                                                       S-20




                                             respect to the Class A-II Certificates and Class M-II
                                             Certificates during the related interest accrual period, the value of those Certificates may be temporarily or permanently reduced.

                                             Investors in the Class A-I-1 Certificates should be aware that the mortgage rates on the mortgage loans in loan group I have fixed interest rates. Consequently, the weighted average
                                             adjusted net mortgage rate on the mortgage loans in loan
                                             group I during the related due period may be less than the interest that would accrue on the Class A-I-1 Certificates at the rate of One-Month LIBOR plus 0.17% per annum. In a
                                             rising interest rate environment, the Class A-I-1 Certificates may receive interest at the weighted average adjusted net
                                             mortgage rate of the mortgage loans in loan group I for a
                                             protracted period of time.  In addition, in this situation, there would be little or no excess cash flow from the mortgage
                                             loans in loan group I to cover losses and to build
                                             overcollateralization.

                                             Investors in the Class A-II Certificates and Class M-II
                                             Certificates should be aware that the mortgage rates on the mortgage loans in loan group II are generally adjustable semi-
                                             annually or annually based on the related index, and
                                             sometimes after a fixed interest rate period. Consequently, the weighted average net mortgage rate on the mortgage loans in loan group II during the related due period will be sensitive to fluctuations in the levels of the related indices on the
                                             mortgage loans in loan group II, and may be less than interest that would accrue on the Class A-II Certificates and Class M-
                                             II Certificates at the per annum rate of the lesser of (a) One-
                                             Month LIBOR plus the related margin and (b) 14% per
                                             annum. In a rising interest rate environment, the Class A-II
                                             Certificates and Class M-II Certificates may receive interest at the lesser of (a) the weighted average net mortgage rate of the mortgage loans in loan group II or (b) 14% per annum for a protracted period of time. In addition, in this situation, there would be little or no excess cash flow from the mortgage
                                             loans in loan group II to cover losses and to build
                                             overcollateralization.

THE RECORDING OF MORTGAGES IN                The mortgages or assignments of mortgage for some of the
THE NAME OF MERS MAY AFFECT                  mortgage loans have been or may be recorded in the name of
THE YIELD ON THE OFFERED                     Mortgage Electronic Registration Systems, Inc., or MERS,
CERTIFICATES.                                solely as nominee for the originator and its successors and assigns. Subsequent assignments of those mortgages are
                                             registered electronically through the MERS(R) System.
                                             However, if MERS discontinues the MERS(R) System and it
                                             becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.

                                             The recording of mortgages in the name of MERS is a
                                             relatively new practice in the mortgage lending industry.


                                                       S-21



                                             Public recording officers and others in the mortgage industry may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with
                                             MERS. Accordingly, delays and additional costs in
                                             commencing, prosecuting and completing foreclosure
                                             proceedings and conducting foreclosure sales of the
                                             mortgaged properties could result. Those delays and
                                             additional costs could in turn delay the distribution of
                                             liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                             For additional information regarding MERS and the MERS(R)
                                             System, See "Description of the Mortgage Pool--General"
                                             and "Certain Yield and Prepayment Considerations" in this
                                             prospectus supplement and "Description of the
                                             Securities--Assignment of Loans" in the prospectus.

                                  INTRODUCTION

         The depositor will establish a trust with respect to Series 2004-RS1 on the closing date, under a pooling and servicing agreement, dated as of January 1, 2004, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust two groups of mortgage loans secured by first lien one- to four-family residential properties that, in the aggregate, will constitute a mortgage pool.

         You can find a listing of definitions for capitalized terms used both in the prospectus and this prospectus supplement under the caption "Glossary" in the prospectus and under the caption "Description of the Certificates--Glossary of Terms" in this prospectus supplement.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage pool will consist of 8,871 mortgage loans with an aggregate unpaid principal balance of $1,400,000,729 as of the cut-off date after deducting payments due during the month of January 2004. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential properties. The mortgage pool will consist of two groups of mortgage loans, Loan Group I and Loan Group II. The mortgage loans in the two groups are referred to as the Group I Loans and the Group II Loans. Approximately 7.7% and 29.5% of the mortgage loans in Loan Group I and Loan Group II, respectively, have a due date other than the first of each month. The mortgage loans in Loan Group I have fixed interest rates and the mortgage loans in Loan Group II have adjustable interest rates. The mortgage loans will consist of mortgage loans with terms to maturity of not more than 30 years, except in the case of approximately 8.8% of the mortgage loans in Loan Group I which have terms to maturity of not more than 15 years, from the date of origination or modification.

         The Group II Loans will consist of two sub-groups of mortgage loans, Loan Group II-A and Loan Group II-B. The mortgage loans in the two sub-groups are referred to as the Group II-A Loans and the Group II-B Loans. The Group II-A Loans will consist of adjustable rate first lien mortgage loans which had principal balances at origination which were less than or equal to the conforming balance. The conforming balance for mortgage loans secured by a single family property is $333,700 for all mortgage loans other than those originated in Alaska and Hawaii, for which it is $500,550. For two-, three- and four- family properties the maximum balance is $427,150, $516,300 or $641,650, respectively, or $640,725, $774,450 and $962,475, respectively, if the property is located in Alaska or Hawaii. The Group II-B Loans will consist of adjustable-rate first lien mortgage loans which had principal balances at origination which were less than, equal to or greater than the conforming balance.

         As to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages determined as of the cut-off date after deducting payments due during the month of January 2004, unless otherwise indicated.

         Residential Funding will make some representations and warranties regarding the mortgage loans sold by it as of the date of issuance of the certificates. Further, Residential Funding will be required to repurchase or substitute for any mortgage loan sold by it as to which a breach of its representations and warranties relating to that mortgage loan occurs if the breach materially adversely affects the interests of the certificateholders in the mortgage loan. See "Description of the Securities--Representations with Respect to Loans" and "--Repurchases of Loans" in the prospectus.

         The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date, approximately 85.6% and 87.8% of the Group I Loans and Group II Loans, respectively, were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Certain Yield and Prepayment Considerations--General" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.


BALLOON MORTGAGE LOANS

         Approximately 1.6% of the Group I Loans are balloon loans, which require monthly payments of principal generally based on a 30-year amortization schedule and generally have scheduled maturity dates of fifteen years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date, or balloon payment. The existence of a balloon payment generally will require the related mortgagor to refinance these mortgage loans or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the seller, the depositor, the master servicer or the trustee is obligated to refinance any balloon loan.


MORTGAGE LOAN CHARACTERISTICS--GROUP I LOANS

         The Group I Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of January 2004:

          o The Group I Loans consist of 2,921 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $500,000,091.

          o The Net Mortgage Rates of the Group I Loans range from 4.575% to 10.800%, with a weighted average of approximately 6.7956%.

          o The mortgage rates of the Group I Loans range from 4.875% to 11.340%, with a weighted average of approximately 7.1462%.

          o The Group I Loans had individual principal balances at origination of at least $30,000 but not more than $1,000,000 with an average principal balance at origination of approximately $171,666.

          o Approximately 44.6% of the Group I Loans were purchased from First National Bank of Nevada. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than 6.7% of the Group I Loans to Residential Funding. Approximately 18.7% of the Group I Loans were purchased from HomeComings Financial Network, Inc., an affiliate of Residential Funding.

          o None of the Group I Loans will have been originated prior to November 18, 2002, or will have a maturity date later than January 1, 2034.

          o No Group I Loans will have a remaining term to stated maturity as of the cut-off date of less than 107 months.

          o The weighted average remaining term to stated maturity of the Group I Loans as of the cut- off date will be approximately 341 months. The weighted average original term to maturity of the Group I Loans as of the cut-off date will be approximately 343 months.

          o    None of the Group I Loans are Buy-Down Loans.

          o    None of the Group I Loans are subject to the Homeownership Act.

          o With respect to 1.8% of the Group I Loans, the related mortgage note provides for an interest-only period.

          o All of the Group I Loans are secured by first liens on fee simple interests in one- to four- family residential properties.

          o None of the Group I Loans provide for deferred interest or negative amortization.

          o The Group I Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

          o Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly- owned subsidiary of Residential Funding, with respect to approximately 90.0% of the Group I Loans.

         Approximately 53.4% of the Group I Loans provide for payment of a prepayment charge. As to some of those Group I Loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that Group I Loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the Group I Loans may be waived and in any case will not be available for distribution on the offered certificates. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.

         Set forth below is a description of additional characteristics of the Group I Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group I Loans are as of the cut-off date, after deducting payments of principal due in the month of January 2004, and are rounded to the nearest dollar.

                                  CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                                                                                                        WEIGHTED
                                                                                                         AVERAGE        AVERAGE
                                               NUMBER OF                              PERCENTAGE OF     PRINCIPAL       LOAN-TO-
CREDIT SCORE RANGE                           GROUP I LOANS     PRINCIPAL BALANCE      GROUP I LOANS      BALANCE       VALUE RATIO
------------------                           -------------     -----------------      -------------      -------       -----------
520-539 .............................                4            $    870,911              0.17%        $217,728         59.50%
540-559 .............................               10                 923,876              0.18           92,388         83.98
560-579 .............................               10                 956,596              0.19           95,660         94.13
580-599 .............................               39               4,338,601              0.87          111,246         84.27
600-619 .............................              106              16,372,783              3.27          154,460         82.97
620-639 .............................              362              61,621,208             12.32          170,224         85.42
640-659 .............................              439              76,554,138             15.31          174,383         86.69
660-679 .............................              441              79,267,703             15.85          179,745         84.03
680-699 .............................              419              66,883,335             13.38          159,626         87.97
700-719 .............................              336              55,608,243             11.12          165,501         87.45
720-739 .............................              289              52,569,269             10.51          181,901         86.64
740-759 .............................              218              40,132,061              8.03          184,092         86.89
760 or greater ......................              241              43,383,417              8.68          180,014         86.39
Subtotal with Credit Scores .........            2,914            $499,482,139             99.90%        $171,408         86.17%
                                                 -----            ------------            ------         --------         -----
Not Available .......................                7            $    517,952              0.10%        $ 73,993         71.66%
                                                 -----            ------------            ------         --------         -----
Total ...............................            2,921            $500,000,091            100.00%        $171,174         86.16%
                                                 =====            ============            ======

-----
o Group I Loans indicated as having a Credit Score that is "not available" include mortgage loans where the Credit Score was not provided by the related seller and Group I Loans where no credit history can be obtained for the related mortgagor.

o For some of the Group I Loans, the Credit Score was updated prior to the cut-off date.

         As of the cut-off date, the weighted average Credit Score of the Group I Loans will be approximately 687.

                  ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                                                                                  WEIGHTED
                                                                                      AVERAGE       WEIGHTED       AVERAGE
                                        NUMBER OF      PRINCIPAL    PERCENTAGE OF    PRINCIPAL      AVERAGE        LOAN-TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)    GROUP I LOANS     BALANCE     GROUP I LOANS     BALANCE     CREDIT SCORE   VALUE RATIO
----------------------------------    -------------     -------     -------------     -------     ------------   -----------
         0-  100,000............            884      $ 64,988,278       13.00%       $ 73,516          683          88.53%
   100,001-  200,000............          1,244       178,053,689       35.61         143,130          686          89.23
   200,001-  300,000............            444       108,517,035       21.70         244,408          685          88.21
   300,001-  400,000............            206        71,682,176       14.34         347,972          687          84.30
   400,001-  500,000............             73        32,216,076        6.44         441,316          696          81.17
   500,001-  600,000............             35        19,227,552        3.85         549,359          701          74.60
   600,001-  700,000............             23        14,545,083        2.91         632,395          691          67.86
   700,001-  800,000............              1           764,020        0.15         764,020          677          75.00
   800,001-  900,000............              5         4,293,396        0.86         858,679          734          71.01
   900,001-1,000,000.............             6         5,712,785        1.14         952,131          678          74.28
                                           -----     ------------      ------        --------          ---          -----
Total............................         2,921      $500,000,091      100.00%       $171,174          687          86.16%
                                          =====      ============      ======

                                      NET MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                                     WEIGHTED
                                                                                       AVERAGE        WEIGHTED        AVERAGE
                                    NUMBER OF        PRINCIPAL      PERCENTAGE OF     PRINCIPAL       AVERAGE         LOAN-TO-
NET MORTGAGE RATES(%)             GROUP I LOANS       BALANCE       GROUP I LOANS      BALANCE      CREDIT SCORE    VALUE RATIO
---------------------             -------------       -------       -------------      -------      ------------    -----------
 4.5000- 4.9999 .................       18          $  6,467,902          1.29%     $    359,328          720          60.38%
 5.0000- 5.4999 .................       86            23,477,298          4.70           272,992          715          70.65
 5.5000- 5.9999 .................      269            60,575,642         12.12           225,188          707          77.12
 6.0000- 6.4999 .................      551           103,450,665         20.69           187,751          702          84.38
 6.5000- 6.9999 .................      609           100,507,559         20.10           165,037          689          87.74
 7.0000- 7.4999 .................      707           113,909,345         22.78           161,116          677          90.58
 7.5000- 7.9999 .................      370            56,993,379         11.40           154,036          664          91.02
 8.0000- 8.4999 .................      174            20,545,059          4.11           118,075          662          94.91
 8.5000- 8.9999 .................       56             6,157,625          1.23           109,958          643          95.46
 9.0000- 9.4999 .................       47             4,613,803          0.92            98,166          624          96.70
 9.5000- 9.9999 .................       21             1,851,528          0.37            88,168          611          96.44
10.0000-10.4999 .................       11             1,108,606          0.22           100,782          612          98.13
10.5000-10.9999 .................        2               341,680          0.07           170,840          705          99.27
                                    -----          ------------         ------      ------------          ---          -----
Total ...........................   2,921          $500,000,091         100.00%     $    171,174          687          86.16%
                                    =====          ============         ======



         As of the cut-off date, the weighted average Net Mortgage Rate of the Group I Loans will be approximately 6.7956% per annum.

                                        MORTGAGE RATES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED      AVERAGE
                                       GROUP I      PRINCIPAL      GROUP I      PRINCIPAL      AVERAGE     LOAN -TO-
MORTGAGE RATES(%)                       LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE  VALUE RATIO
-----------------                       -----        -------        -----        -------    ------------  -----------
 4.5000- 4.9999 ................             2     $    489,175        0.10%     $ 244,588        759        50.51%
 5.0000- 5.4999 ................            34        9,765,596        1.95        287,223        719        64.20
 5.5000- 5.9999 ................           121       34,136,363        6.83        282,119        709        71.08
 6.0000- 6.4999 ................           292       61,075,194       12.22        209,162        707        78.92
 6.5000- 6.9999 ................           646      118,741,295       23.75        183,810        698        84.87
 7.0000- 7.4999 ................           541       85,797,270       17.16        158,590        691        88.96
 7.5000- 7.9999 ................           705      113,560,761       22.71        161,079        673        91.23
 8.0000- 8.4999 ................           294       42,900,426        8.58        145,920        667        91.08
 8.5000- 8.9999 ................           153       19,796,082        3.96        129,386        658        94.96
 9.0000- 9.4999 ................            44        4,659,312        0.93        105,893        643        95.71
 9.5000- 9.9999 ................            55        5,897,896        1.18        107,234        624        96.25
10.0000-10.4999 ................            16        1,249,303        0.25         78,081        607        96.11
10.5000-10.9999 ................            16        1,589,739        0.32         99,359        613        97.60
11.0000-11.4999 ................             2          341,680        0.07        170,840        705        99.27
                                         -----     ------------      ------      ---------       ----        -----
Total ..........................         2,921     $500,000,091      100.00%     $ 171,174        687        86.16%
                                         =====     ============      ======


         As of the cut-off date, the weighted average mortgage rate of the Group I Loans will be approximately 7.1462% per annum.

                           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                                                          AVERAGE         WEIGHTED
                                        NUMBER OF       PRINCIPAL     PERCENTAGE OF      PRINCIPAL        AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO(%)       GROUP I LOANS      BALANCE      GROUP I LOANS       BALANCE       CREDIT SCORE
-------------------------------       -------------      -------      -------------       -------       ------------
  0.01- 50.00 ...................            63        $ 12,247,709          2.45%       $ 194,408           680
 50.01- 55.00 ...................            26           5,338,098          1.07          205,311           680
 55.01- 60.00 ...................            42           7,239,942          1.45          172,380           677
 60.01- 65.00 ...................            36           7,485,310          1.50          207,925           688
 65.01- 70.00 ...................           104          23,636,148          4.73          227,271           679
 70.01- 75.00 ...................           109          25,422,132          5.08          233,231           674
 75.01- 80.00 ...................           579         115,502,881         23.10          199,487           695
 80.01- 85.00 ...................           116          19,235,479          3.85          165,823           688
 85.01- 90.00 ...................           425          73,342,805         14.67          172,571           680
 90.01- 95.00 ...................           685         109,554,855         21.91          159,934           676
 95.01-100.00 ...................           727          99,302,729         19.86          136,592           702
100.01-105.00 ...................             4             730,058          0.15          182,515           638
105.01-110.00 ...................             5             961,944          0.19          192,389           733
                                          -----        ------------        ------        ---------           ---
Total ...........................         2,921        $500,000,091        100.00%       $ 171,174           687
                                          =====        ============        ======

         The weighted average loan-to-value ratio at origination of the Group I Loans will be approximately 86.16%.

                        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                       GROUP I      PRINCIPAL      GROUP I      PRINCIPAL      AVERAGE      LOAN -TO-
STATE                                   LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-----                                   -----        -------        -----        -------    ------------   -----------
Florida .........................         410     $ 63,311,833       12.66%     $ 154,419         687         85.99%
California ......................         190       52,840,169       10.57        278,106         702         79.11
New York ........................         174       44,362,356        8.87        254,956         674         84.94
New Jersey ......................         128       30,780,897        6.16        240,476         674         84.22
Illinois ........................         160       29,624,009        5.92        185,150         681         82.90
Texas ...........................         173       22,153,872        4.43        128,057         686         90.21
Virginia ........................         105       18,370,917        3.67        174,961         693         89.00
Arizona .........................         100       16,366,738        3.27        163,667         688         85.99
Other ...........................       1,481      222,189,300       44.44        150,027         689         88.20
                                        -----     ------------      ------      ---------         ---         -----
Total ...........................       2,921     $500,000,091      100.00%     $ 171,174         687         86.16%
                                        =====     ============      ======

------------

o Other includes states and the District of Columbia with under 3% concentrations individually.

         No more than 0.7% of the Group I Loans will be secured by mortgaged properties located in any one zip code area in the state of New Jersey, and no more than 0.4% of the Group I Loans will be secured by mortgaged properties located in any other one zip code area outside of New Jersey.


                                    MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                     NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP I      PRINCIPAL       GROUP I      PRINCIPAL      AVERAGE      LOAN -TO-
LOAN PURPOSE                           LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------                           -----        -------         -----        -------    ------------   -----------
Purchase ........................       1,690     $276,126,373        55.23%   $ 163,388         695         90.96%
Rate/Term Refinance .............         310       64,898,003        12.98      209,348         693         77.64
Equity Refinance ................         921      158,975,715        31.80      172,612         672         81.29
                                        -----     ------------       ------    ---------         ---         -----
Total ...........................       2,921     $500,000,091       100.00%   $ 171,174         687         86.16%
                                        =====     ============       ======

                                       OCCUPANCY TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                        GROUP I      PRINCIPAL     GROUP I      PRINCIPAL      AVERAGE      LOAN -TO-
OCCUPANCY                                LOANS        BALANCE       LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
---------                                -----        -------       -----        -------    ------------   -----------
Primary Residence ..................      2,330    $431,154,472     86.23%      $ 185,045        683          86.17%
Second/Vacation ....................         52       8,201,573      1.64         157,723        703          82.76
Non-Owner Occupied .................        539      60,644,047     12.13         112,512        712          86.54
                                          -----    ------------    ------       ---------        ---          -----
Total ..............................      2,921    $500,000,091    100.00%      $ 171,174        687          86.16%
                                          =====    ============    ======


                                   MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                  PERCENTAGE     AVERAGE      WEIGHTED       AVERAGE
                                        GROUP I      PRINCIPAL     OF GROUP I   PRINCIPAL      AVERAGE      LOAN -TO-
PROPERTY TYPE                            LOANS        BALANCE        LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
-------------                            -----        -------        -----       -------    ------------   -----------
Single-family detached ...............    2,048    $331,299,671       66.26%    $ 161,767       686           86.85%
Planned Unit Developments (detached) .      362      76,553,093       15.31       211,473       689           85.19
Two- to four- family units ...........      299      62,877,184       12.58       210,292       689           83.96
Condo Low-Rise (less than 5 stories) .      158      21,759,112        4.35       137,716       685           85.92
Planned Unit Developments (attached) .       37       4,947,441        0.99       133,715       725           91.49
Manufactured Home ....................        9         931,305        0.19       103,478       655           80.14
Condo Mid-Rise (5 to 8 stories) ......        3         764,947        0.15       254,982       719           43.12
Condo High-Rise (9 stories or more)  .        3         689,663        0.14       229,888       660           83.61
Townhouse ............................        2         177,675        0.04        88,838       679          100.00
                                          -----    ------------      ------     ---------       ---           -----
Total ................................    2,921    $500,000,091      100.00%    $ 171,174       687           86.16%
                                          =====    ============      ======


                              MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                 PERCENTAGE OF   AVERAGE      WEIGHTED       AVERAGE
                                        GROUP I      PRINCIPAL      GROUP I     PRINCIPAL      AVERAGE      LOAN -TO-
DOCUMENTATION TYPE                       LOANS        BALANCE        LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------                       -----        -------        -----       -------    ------------   -----------
Full Documentation .................      1,206    $188,932,427       37.79%    $ 156,660        699          87.91%
Reduced Documentation ..............      1,715     311,067,665       62.21       181,381        680          85.09
                                          -----    ------------      ------     ---------        ---          -----
Total ..............................      2,921    $500,000,091      100.00%    $ 171,174        687          86.16%
                                          =====    ============      ======

                                   PREPAYMENT PENALTY TERMS OF THE GROUP I LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                        GROUP I      PRINCIPAL     GROUP I      PRINCIPAL      AVERAGE      LOAN -TO-
PREPAYMENT PENALTY TERM                  LOANS        BALANCE       LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-----------------------                  -----        -------       -----        -------    ------------   -----------
None ............................        1,287     $232,754,273      46.55%    $ 180,850         697          82.69%
12 Months .......................          267       51,189,114      10.24       191,720         679          88.69
24 Months .......................          141       25,049,615       5.01       177,657         673          90.53
36 Months .......................          799      122,933,097      24.59       153,859         679          91.19
60 Months .......................          422       67,283,293      13.46       159,439         681          85.29
Other ...........................            5          790,698       0.16       158,140         714          96.11
                                         -----     ------------     ------     ---------         ---          -----
Total ...........................        2,921     $500,000,091     100.00%    $ 171,174         687          86.16%
                                         =====     ============     ======

-------------

o Other represents not 0, 12, 24, 36 or 60 months and not more than 60 months.


GROUP II LOANS

         MORTGAGE RATE ADJUSTMENT. The mortgage rate on each Group II Loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such Group II Loan as set forth in the related mortgage note. The mortgage rate on a Group II Loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that Group II Loan in the related mortgage note. The minimum mortgage rate for each Group II Loan will be equal to the greater of the note margin or the note floor. The minimum mortgage rates on the Group II Loans will range from 2.250% to 12.990%, with a weighted average minimum mortgage rate as of the cut-off date of 7.8086%. The maximum mortgage rates on the Group II Loans will range from 9.250% to 19.990%, with a weighted average maximum mortgage rate as of the cut-off date of 13.9233%.

         For approximately 1.5% of the Group II Loans, the index will be the One-Year LIBOR Index. All of the mortgage loans with an index based on the One-Year LIBOR Index adjust annually. The One-Year LIBOR Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

         For approximately 0.1% of the Group II Loans, the index will be the One-Year U.S. Treasury Index. The One-Year U.S. Treasury Index will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15 (519) as most recently available as of the date twenty-five or forty-five days prior to the adjustment date. Those average yields reflect the yields for the week prior to that week. All of the mortgage loans with an index based on the One-Year U.S. Treasury Index adjust annually.

         For approximately 98.3% of the Group II Loans, the index will be the Sixth-Month LIBOR Index. Substantially all of the mortgage loans with an index based on the Six-Month LIBOR Index adjust semi- annually. The Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available:

          o as of the first business day of the month immediately preceding the month in which the adjustment date occurs;

          o    as of the date forty-five days prior to the adjustment date;

          o as of the date fifteen business days prior to the adjustment date; or

          o as of the 15th day of the month which is two months prior to the month in which the adjustment date occurs.

         The "reference date" is the date as of which each of the One-Year LIBOR Index, One-Year U.S. Treasury Index or the Six-Month LIBOR Index is determined.

         The One-Year LIBOR Index, One-Year U.S. Treasury Index and Six-Month LIBOR Index are each referred to in this prospectus supplement as an index. In the event that the related index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

         The initial mortgage rate in effect on a Group II Loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a mortgage loan, the related mortgage rate will generally increase on the first adjustment date following origination of the mortgage loan subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net Mortgage Rate with respect to each mortgage loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

         GROUP II-A LOAN CHARACTERISTICS. The Group II-A Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of January 2004:

                                                        ONE-YEAR U.S.
                                  SIX-MONTH LIBOR         TREASURY           ONE-YEAR LIBOR
                                       INDEX                INDEX                 INDEX           AGGREGATE FOR ALL
                                  MORTGAGE LOANS       MORTGAGE LOANS        MORTGAGE LOANS       GROUP II-A LOANS
Number of Mortgage Loans......         3,712                  6                    35                   3,753

Net Mortgage Rates
         Weighted average.....        7.2590%              5.0136%               5.9260%               7.2388%
         Range................    3.70% to 11.24%      3.45% to 7.58%        3.95% to 8.08%        3.45% to 11.24%

Mortgage Rates
         Weighted average.....        7.7694%              5.3350%               6.2260%               7.7463%
         Range................    4.00% to 11.79%      3.75% to 8.13%        4.25% to 8.38%        3.75% to 11.79%

Note Margins
         Weighted average.....        7.6288%              2.7517%               3.4502%               7.5701%
         Range................    2.75% to 11.54%      2.25% to 6.25%        2.25% to 6.50%        2.25% to 11.54%

Minimum Mortgage Rates
         Weighted average.....        7.8801%              2.9124%               3.4502%               7.8184%
         Range................    2.75% to 11.79%      2.25% to 8.13%        2.25% to 6.50%        2.25% to 11.79%

Minimum Net Mortgage Rates
         Weighted average.....        7.3696%              2.5911%               3.1502%               7.3108%
         Range................    2.20% to 11.24%      1.95% to 7.58%        1.95% to 6.20%        1.95% to 11.24%

Maximum Mortgage Rates
         Weighted average.....       13.9475%             11.0080%              11.4515%              13.9124%
         Range................   10.00% to 18.00%      9.75% to 14.13%       9.25% to 14.38%       9.25% to 18.00%

Maximum Net Mortgage Rates
         Weighted average.....       13.4371%             10.6866%              11.1515%              13.4048%
         Range................    9.70% to 17.45%      9.45% to 13.58%       8.95% to 14.08%       8.95% to 17.45%

Periodic Caps
         Weighted average.....        1.0603%              2.0000%               1.3846%               1.0661%
         Range................    1.00% to 2.00%       2.00% to 2.00%        1.00% to 2.00%        1.00% to 2.00%

Weighted average months to next
interest rate adjustment date
after January 1, 2004.........          27                   49                    43                    27

         The Group II-A Loans consist of 3,753 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $539,623,924.

          o The Group II-A Loans had individual principal balances at origination of at least $34,200 but not more than $472,500, with an average principal balance at origination of approximately $143,974.

          o Approximately 34.4% and 14.5% of the Group II-A Loans were purchased from Decision One Mortgage Company LLC and EFC Holdings Corporation, respectively. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than approximately 7.1% the Group II-A Loans to Residential Funding. Approximately 10.4% the Group II-A Loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

          o None of the Group II-A Loans will have been originated prior to October 21, 2002, or will have a maturity date later than January 1, 2034.

          o No Group II-A Loans will have a remaining term to stated maturity as of the cut-off date of less than 345 months.

          o The weighted average remaining term to stated maturity of the Group II-A Loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the Group II-A Loans as of the cut-off date will be approximately 360 months.

          o As of the cut-off date, approximately 0.1% of the Group II-A Loans are currently 30 to 59 days delinquent in payment of principal and interest. For a description of the methodology used to categorize Group II-A Loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement. In addition, some of the Group II-A Loans have had delinquency problems in the past.

          o    None of the Group II-A Loans are Buy-Down Loans.

          o    None of the Group II-A Loans are subject to the Homeownership
               Act.

          o With respect to 0.1% of the Group II-A Loans, the related mortgage note provides for an interest-only period.

          o All of the Group II-A Loans are secured by first liens on fee simple interests in one-to-four family residential properties.

          o None of the Group II-A Loans provide for deferred interest or negative amortization.

          o The Group II-A Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

          o Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly- owned subsidiary of Residential Funding, with respect to all of the Group II-A Loans.

         Approximately 81.1% of the Group II-A Loans provide for a payment of a prepayment charge. As to some of those Group II-A Loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to three years following the origination of that Group II-A Loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the Group II-A Loans may be waived and in any case will not be available for distribution on the certificates. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.

         Set forth below is a description of additional characteristics of the Group II-A Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group II-A Loans are approximate percentages by aggregate principal balance of the Group II-A Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group II-A Loans are as of the cut-off date, after deducting payments of principal due in the month of January 2004, and are rounded to the nearest dollar.

                                 CREDIT SCORE DISTRIBUTION OF THE GROUP II-A LOANS

                                                                                                         WEIGHTED
                                        NUMBER OF                     PERCENTAGE OF       AVERAGE        AVERAGE
                                       GROUP II-A       PRINCIPAL       GROUP II-A       PRINCIPAL       LOAN-TO-
CREDIT SCORE RANGE                        LOANS          BALANCE          LOANS           BALANCE       VALUE RATIO
------------------                        -----          -------          -----           -------       -----------
500-519 ........................            17        $  2,100,039          0.39%         $ 123,532        84.73%
520-539 ........................             1             224,617          0.04            224,617        75.00
540-559 ........................            50           5,845,154          1.08            116,903        88.03
560-579 ........................           283          36,204,482          6.71            127,931        94.42
580-599 ........................           476          63,441,465         11.76            133,280        97.34
600-619 ........................           584          80,372,039         14.89            137,623        96.48
620-639 ........................           751         108,598,688         20.12            144,605        96.20
640-659 ........................           636          96,238,689         17.83            151,319        95.88
660-679 ........................           386          59,274,200         10.98            153,560        96.21
680-699 ........................           225          34,919,864          6.47            155,199        95.17
700-719 ........................           133          19,226,421          3.56            144,560        96.30
720-739 ........................            97          14,480,412          2.68            149,283        97.50
740-759 ........................            68          11,472,389          2.13            168,712        94.39
760 or greater .................            46           7,225,466          1.34            157,075        95.54
                                         -----        ------------        ------          ---------        -----
Total ..........................         3,753        $539,623,924        100.00%         $ 143,785        95.98%
                                         =====        ============        ======


------------

o For some of the Group II-A Loans, the Credit Score was updated prior to the cut-off date.

         As of the cut-off date, the weighted average Credit Score of the Group II-A Loans will be approximately 638.

                         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II-A LOANS

                                                                                                       WEIGHTED
                                      NUMBER OF               PERCENTAGE OF   AVERAGE     WEIGHTED      AVERAGE
                                     GROUP II-A    PRINCIPAL   GROUP II-A    PRINCIPAL     AVERAGE     LOAN -TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS       BALANCE       LOANS       BALANCE   CREDIT SCORE  VALUE RATIO
----------------------------------      -----       -------       -----       -------   ------------  -----------
      0-100,000 .................       1,051     $ 82,305,068     15.25%     $  78,311       630        96.72%
100,001-200,000 .................       2,055      294,808,945     54.63        143,459       636        96.47
200,001-300,000 .................         561      135,264,018     25.07        241,112       643        95.12
300,001-400,000 .................          85       26,774,224      4.96        314,991       659        92.80
400,001-500,000 .................           1          471,668      0.09        471,668       627        90.00
                                        -----     ------------    ------      ---------       ---        -----
Total ...........................       3,753     $539,623,924    100.00%     $ 143,785       638        95.98%
                                        =====     ============    ======


                                    NET MORTGAGE RATES OF THE GROUP II-A LOANS

                                                                                                           WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED      AVERAGE
                                      GROUP II-A    PRINCIPAL    GROUP II-A     PRINCIPAL      AVERAGE     LOAN -TO-
NET MORTGAGE RATES(%)                   LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE  VALUE RATIO
---------------------                   -----        -------        -----        -------    ------------  -----------
 3.0000- 3.4999 .................           1    $    198,484         0.04%     $ 198,484        804          41.00%
 3.5000- 3.9999 .................           5         813,013         0.15        162,603        699          82.31
 4.0000- 4.4999 .................           5       1,051,248         0.19        210,250        734          69.36
 4.5000- 4.9999 .................          16       2,999,550         0.56        187,472        687          80.01
 5.0000- 5.4999 .................          78      14,248,450         2.64        182,672        697          93.88
 5.5000- 5.9999 .................         217      38,532,181         7.14        177,568        676          92.80
 6.0000- 6.4999 .................         662     108,394,485        20.09        163,738        660          95.78
 6.5000- 6.9999 .................         743     113,684,250        21.07        153,007        649          95.98
 7.0000- 7.4999 .................         126      17,110,515         3.17        135,798        626          97.23
 7.5000- 7.9999 .................         855     114,268,996        21.18        133,648        622          96.99
 8.0000- 8.4999 .................         423      52,937,541         9.81        125,148        612          97.25
 8.5000- 8.9999 .................         346      42,781,740         7.93        123,647        606          97.42
 9.0000- 9.4999 .................         204      24,737,163         4.58        121,261        597          96.56
 9.5000- 9.9999 .................          54       5,365,018         0.99         99,352        582          94.83
10.0000-10.4999 .................          14       1,852,030         0.34        132,288        591          94.75
10.5000-10.9999 .................           3         508,744         0.09        169,581        585          99.14
11.0000-11.4999 .................           1         140,515         0.03        140,515        569          95.00
                                        -----    ------------       ------      ---------        ---          -----
Total ...........................       3,753    $539,623,924       100.00%     $ 143,785        638          95.98%
                                        =====    ============       ======

         As of the cut-off date, the weighted average Net Mortgage Rate of the Group II-A Loans will be approximately 7.2388% per annum.

                                      MORTGAGE RATES OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED      AVERAGE
                                     GROUP II-A     PRINCIPAL    GROUP II-A     PRINCIPAL      AVERAGE     LOAN -TO-
MORTGAGE RATES(%)                       LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE  VALUE RATIO
-----------------                       -----        -------        -----        -------    ------------  -----------
 3.5000- 3.9999 ...................        1      $    198,484       0.04%     $ 198,484         804         41.00%
 4.0000- 4.4999 ...................        7         1,225,995       0.23        175,142         717         71.85
 4.5000- 4.9999 ...................        4           925,808       0.17        231,452         702         72.59
 5.0000- 5.4999 ...................       23         3,937,968       0.73        171,216         715         89.12
 5.5000- 5.9999 ...................       91        16,313,449       3.02        179,269         697         93.67
 6.0000- 6.4999 ...................      198        34,580,689       6.41        174,650         678         92.78
 6.5000- 6.9999 ...................      654       107,527,955      19.93        164,416         659         95.68
 7.0000- 7.4999 ...................      773       119,024,927      22.06        153,978         648         96.08
 7.5000- 7.9999 ...................       20         2,764,118       0.51        138,206         644         98.04
 8.0000- 8.4999 ...................      899       119,760,312      22.19        133,215         622         96.95
 8.5000- 8.9999 ...................      406        51,290,536       9.50        126,331         613         97.18
 9.0000- 9.4999 ...................      353        44,091,342       8.17        124,905         605         97.27
 9.5000- 9.9999 ...................      234        27,863,185       5.16        119,073         598         96.93
10.0000-10.4999 ...................       60         6,633,094       1.23        110,552         578         94.80
10.5000-10.9999 ...................       25         2,716,163       0.50        108,647         585         95.30
11.0000-11.4999 ...................        4           629,383       0.12        157,346         589         98.35
11.5000-11.9999 ...................        1           140,515       0.03        140,515         569         95.00
                                       -----      ------------     ------      ---------         ---         -----
Total .............................    3,753      $539,623,924     100.00%     $ 143,785         638         95.98%
                                       =====      ============     ======

         As of the cut-off date, the weighted average mortgage rate of the Group II-A Loans will be approximately 7.7463% per annum.

                           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II-A LOANS

                                        NUMBER OF                      PERCENTAGE OF      AVERAGE         WEIGHTED
                                       GROUP II-A       PRINCIPAL       GROUP II-A       PRINCIPAL        AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO(%)           LOANS          BALANCE           LOANS          BALANCE       CREDIT SCORE
-------------------------------           -----          -------           -----          -------       ------------
  0.01- 50.00 ..................               8       $  1,784,454         0.33%        $ 223,057           666
 50.01- 55.00 ..................               1            219,975         0.04           219,975           620
 60.01- 65.00 ..................               7          1,105,366         0.20           157,909           598
 65.01- 70.00 ..................               7          1,577,051         0.29           225,293           664
 70.01- 75.00 ..................              16          2,485,687         0.46           155,355           605
 75.01- 80.00 ..................              83         13,246,759         2.45           159,600           660
 80.01- 85.00 ..................              67          9,877,138         1.83           147,420           616
 85.01- 90.00 ..................             428         69,848,679        12.94           163,198           638
 90.01- 95.00 ..................           1,047        145,948,912        27.05           139,397           628
 95.01-100.00 ..................           2,088        293,358,988        54.36           140,498           643
100.01-105.00 ..................               1            170,914         0.03           170,914           685
                                           -----       ------------       ------         ---------           ---
Total ..........................           3,753       $539,623,924       100.00%        $ 143,785           638
                                           =====       ============       ======

         The weighted average loan-to-value ratio at origination of the Group II-A Loans will be approximately 95.98%.

                      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A     PRINCIPAL    GROUP II-A    PRINCIPAL      AVERAGE      LOAN -TO-
STATE                                    LOANS        BALANCE       LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-----                                    -----        -------       -----        -------    ------------   -----------
California .........................       232    $ 49,855,912       9.24%      $ 214,896        649          93.05%
Florida ............................       347      49,688,934       9.21         143,196        633          95.08
Ohio ...............................       229      28,500,891       5.28         124,458        636          97.22
Illinois ...........................       172      26,641,857       4.94         154,895        646          96.19
Michigan ...........................       187      25,592,440       4.74         136,858        640          96.02
Georgia ............................       171      22,713,777       4.21         132,829        631          97.01
Texas ..............................       168      20,845,743       3.86         124,082        623          96.85
Arizona ............................       133      19,713,860       3.65         148,225        631          96.70
Virginia ...........................       131      19,465,060       3.61         148,588        637          97.46
North Carolina .....................       146      18,668,685       3.46         127,868        631          95.93
Colorado ...........................       100      18,594,954       3.45         185,950        641          95.90
Tennessee ..........................       145      17,751,505       3.29         122,424        630          97.22
Minnesota ..........................       103      17,435,428       3.23         169,276        644          95.71
Other ..............................     1,489     204,154,877      37.83         137,109        640          96.23
                                         -----    ------------     ------       ---------        ---          -----
Total ..............................     3,753    $539,623,924     100.00%      $ 143,785        638          95.98%
                                         =====    ============     ======

------------

o Other includes states and the District of Columbia with under 3% concentrations individually.

         No more than 0.4% of the Group II-A Loans will be secured by mortgaged properties located in any one zip code area in the state of Tennessee, and no more than 0.3% of the Group II-A Loans will be secured by mortgaged properties located in any other one zip code area outside of Tennessee.


                                   MORTGAGE LOAN PURPOSE OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A    PRINCIPAL    GROUP II-A     PRINCIPAL      AVERAGE      LOAN -TO-
LOAN PURPOSE                            LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------                            -----        -------        -----        -------    ------------   -----------
Purchase ...........................     2,207    $304,575,550        56.44%    $ 138,004        637          97.26%
Rate/Term Refinance ................       204      30,810,283         5.71       151,031        649          93.64
Equity Refinance ...................     1,342     204,238,091        37.85       152,189        638          94.44
                                         -----    ------------       ------     ---------        ---          -----

Total ..............................     3,753    $539,623,924       100.00%    $ 143,785        638          95.98%
                                         =====    ============       ======


                                      OCCUPANCY TYPES OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A     PRINCIPAL   GROUP II-A     PRINCIPAL      AVERAGE      LOAN -TO-
OCCUPANCY                                LOANS        BALANCE       LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
---------                                -----        -------       -----        -------    ------------   -----------
Primary Residence ..................      3,656    $527,403,556      97.74%     $ 144,257         638         96.18%
Second/Vacation ....................         26       3,908,334       0.72        150,321         666         95.77
Non-Owner Occupied .................         71       8,312,034       1.54        117,071         648         83.71
                                          -----    ------------     ------      ---------         ---         -----
Total ..............................      3,753    $539,623,924     100.00%     $ 143,785         638         95.98%
                                          =====    ============     ======


                                 MORTGAGED PROPERTY TYPES OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                      NUMBER OF                   PERCENTAGE     AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A    PRINCIPAL    OF GROUP II-A  PRINCIPAL      AVERAGE      LOAN -TO-
PROPERTY TYPE                           LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-------------                           -----        -------        -----        -------    ------------   -----------
Single-family detached ..............     3,079    $430,297,323      79.74%    $ 139,752        638           96.04%
Planned Unit Developments (detached)        311      54,350,355      10.07       174,760        630           96.21
Condo Low-Rise (less than 5 stories)        166      23,730,884       4.40       142,957        652           95.59
Two- to four- family units ..........        78      14,264,422       2.64       182,877        651           93.82
Planned Unit Developments (attached)         80      11,654,125       2.16       145,677        643           96.75
Townhouse ...........................        31       4,006,546       0.74       129,243        621           97.09
Condo High-Rise (9 stories or more)           5         973,701       0.18       194,740        644           93.47
Manufactured Home ...................         2         210,792       0.04       105,396        575           78.78
Condo Mid-Rise (5 to 8 stories) .....         1         135,776       0.03       135,776        682           80.00
                                          -----    ------------     ------     ---------        ---           -----
Total ...............................     3,753    $539,623,924     100.00%    $ 143,785        638           95.98%
                                          =====    ============     ======


                             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                 PERCENTAGE OF   AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A     PRINCIPAL    GROUP II-A    PRINCIPAL      AVERAGE      LOAN -TO-
DOCUMENTATION TYPE                       LOANS        BALANCE        LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------                       -----        -------        -----       -------    ------------   -----------
Full Documentation .................     2,787      $383,419,556      71.05%     $ 137,574       632          98.04%
Reduced Documentation ..............       966       156,204,367      28.95        161,702       652          90.93
                                         -----      ------------     ------      ---------       ---          -----
Total ..............................     3,753      $539,623,924     100.00%     $ 143,785       638          95.98%
                                         =====      ============     ======

                                 PREPAYMENT PENALTY TERMS OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A     PRINCIPAL   GROUP II-A     PRINCIPAL      AVERAGE      LOAN -TO-
PREPAYMENT PENALTY TERM                  LOANS        BALANCE       LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-----------------------                  -----        -------       -----        -------    ------------   -----------
None ..............................        695     $102,185,548      18.94%    $ 147,030         634          93.73%
12 Months .........................         87       15,187,178       2.81       174,565         648          93.60
24 Months .........................      1,627      231,824,064      42.96       142,486         639          96.61
36 Months .........................      1,323      186,733,193      34.60       141,144         638          96.63
Other .............................         21        3,693,941       0.68       175,902         642          95.74
                                         -----     ------------     ------     ---------         ---          -----
Total .............................      3,753     $539,623,924     100.00%    $ 143,785         638          95.98%
                                         =====     ============     ======


-------------

o    Other represents not 0, 12, 24 or 36 months and not more than 36 months.


                                  MAXIMUM MORTGAGE RATES OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A    PRINCIPAL    GROUP II-A     PRINCIPAL      AVERAGE      LOAN -TO-
MAXIMUM MORTGAGE RATES(%)                LOANS       BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-------------------------                -----       -------        -----        -------    ------------   -----------
 9.0000- 9.9999 ....................        3     $    436,069        0.08%     $ 145,356         763        63.46%
10.0000-10.9999 ....................       15        2,946,666        0.55        196,444         709        75.15
11.0000-11.9999 ....................      111       19,660,036        3.64        177,117         697        91.59
12.0000-12.9999 ....................      715      114,142,534       21.15        159,640         663        95.28
13.0000-13.9999 ....................      788      123,211,587       22.83        156,360         649        96.11
14.0000-14.9999 ....................    1,268      171,839,660       31.84        135,520         624        96.69
15.0000-15.9999 ....................      672       85,967,707       15.93        127,928         613        97.10
16.0000-16.9999 ....................      167       19,751,557        3.66        118,273         595        96.33
17.0000-17.9999 ....................       13        1,547,468        0.29        119,036         593        97.97
18.0000-18.9999 ....................        1          120,639        0.02        120,639         607        95.00
                                        -----     ------------      ------      ---------         ---        -----
Total ..............................    3,753     $539,623,924      100.00%     $ 143,785         638        95.98%
                                        =====     ============      ======

         As of the cut-off date, the weighted average Maximum Mortgage Rate of the Group II-A Loans will be approximately 13.9124% per annum.

                            NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                       GROUP II-A   PRINCIPAL    GROUP II-A     PRINCIPAL      AVERAGE      LOAN -TO-
NEXT INTEREST RATE ADJUSTMENT DATE       LOANS       BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
----------------------------------       -----       -------        -----        -------    ------------   -----------
June 2004 ..........................         6    $    976,295         0.18%     $ 162,716       695          80.56%
October 2004 .......................         1         102,195         0.02        102,195       573          95.00
December 2004 ......................         1         138,933         0.03        138,933       589         100.00
February 2005 ......................         1         159,026         0.03        159,026       633          95.00
April 2005 .........................         1          64,211         0.01         64,211       624          85.00
May 2005 ...........................         1         120,206         0.02        120,206       695         100.00
June 2005 ..........................         4         628,161         0.12        157,040       593          93.85
July 2005 ..........................         9       1,076,584         0.20        119,620       543          88.10
August 2005 ........................        15       1,868,933         0.35        124,596       592          93.16
September 2005 .....................        26       3,696,361         0.68        142,168       610          91.91
October 2005 .......................       287      38,457,130         7.13        133,997       643          97.51
November 2005 ......................       859     125,883,393        23.33        146,546       649          96.57
December 2005 ......................       992     140,007,042        25.95        141,136       627          95.82
January 2006 .......................       132      20,656,273         3.83        156,487       626          94.91
July 2006 ..........................         1          48,952         0.01         48,952       617          75.00
August 2006 ........................         3         387,824         0.07        129,275       701          66.08
September 2006 .....................        33       3,921,824         0.73        118,843       627          95.85
October 2006 .......................       172      23,978,455         4.44        139,410       640          97.44
November 2006 ......................       644      92,801,113        17.20        144,101       643          96.54
December 2006 ......................       452      66,565,215        12.34        147,268       636          95.80
January 2007 .......................        88      13,974,327         2.59        158,799       634          92.85
July 2008 ..........................         2         237,585         0.04        118,792       728          82.23
November 2008 ......................         3         490,448         0.09        163,483       748          80.00
December 2008 ......................        12       1,911,710         0.35        159,309       680          83.66
January 2009 .......................         5         861,357         0.16        172,271       691          87.06
August 2010 ........................         1         320,558         0.06        320,558       743          68.00
December 2010 ......................         1         185,810         0.03        185,810       700          77.00
January 2011 .......................         1         104,000         0.02        104,000       753          48.00
                                         -----    ------------       ------      ---------       ---          -----
Total ..............................     3,753    $539,623,924       100.00%     $ 143,785       638          95.98%
                                         =====    ============       ======

         As of the cut-off date, the weighted average Months to Next Interest Rate Adjustment Date of the Group II-A Loans will be approximately 27 months.

                                       NOTE MARGINS OF THE GROUP II-A LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-A    PRINCIPAL    GROUP II-A     PRINCIPAL      AVERAGE      LOAN -TO-
NOTE MARGINS(%)                          LOANS       BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
---------------                          -----       -------        -----        -------    ------------   -----------
 2.0000- 2.4999 ...................         13    $  2,336,076         0.43%    $ 179,698        702          72.89%
 2.5000- 2.9999 ...................         21       3,749,138         0.69       178,530        696          78.42
 3.0000- 3.4999 ...................          9       1,590,002         0.29       176,667        672          85.75
 3.5000- 3.9999 ...................          5       1,099,976         0.20       219,995        655          78.61
 4.0000- 4.4999 ...................          4         701,361         0.13       175,340        669          83.73
 4.5000- 4.9999 ...................          4         554,641         0.10       138,660        680          89.13
 5.0000- 5.4999 ...................         57      10,953,445         2.03       192,166        704          95.86
 5.5000- 5.9999 ...................        158      28,384,821         5.26       179,651        674          94.79
 6.0000- 6.4999 ...................        316      50,076,088         9.28       158,469        668          96.55
 6.5000- 6.9999 ...................        724     116,801,559        21.64       161,328        655          96.32
 7.0000- 7.4999 ...................        338      49,835,689         9.24       147,443        647          95.50
 7.5000- 7.9999 ...................        374      49,666,830         9.20       132,799        635          95.30
 8.0000- 8.4999 ...................        527      73,509,772        13.62       139,487        625          96.56
 8.5000- 8.9999 ...................        523      64,909,552        12.03       124,110        610          96.49
 9.0000- 9.4999 ...................        359      46,534,231         8.62       129,622        607          97.20
 9.5000- 9.9999 ...................        218      27,095,901         5.02       124,293        596          97.36
10.0000-10.4999 ...................         70       7,549,984         1.40       107,857        589          98.04
10.5000-10.9999 ...................         28       3,576,866         0.66       127,745        589          97.78
11.0000-11.4999 ...................          4         557,477         0.10       139,369        586         100.00
11.5000-11.9999 ...................          1         140,515         0.03       140,515        569          95.00
                                         -----    ------------       ------     ---------        ---          -----
Total .............................      3,753    $539,623,924       100.00%    $ 143,785        638          95.98%
                                         =====    ============       ======

         As of the cut-off date, the weighted average note margin of the Group II-A Loans will be approximately 7.5701% per annum.

         Group II-B Loan Characteristics. The Group II-B Loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of January 2004:

                                                        ONE-YEAR U.S.
                                  SIX-MONTH LIBOR         TREASURY           ONE-YEAR LIBOR
                                       INDEX                INDEX                 INDEX           AGGREGATE FOR ALL
                                  MORTGAGE LOANS       MORTGAGE LOANS        MORTGAGE LOANS       GROUP II-B LOANS
Number of Mortgage Loans......         2,174                  1                    22                   2,197

Net Mortgage Rates
         Weighted average.....        7.2594%              7.2000%               5.8341%               7.2294%
         Range................    4.08% to 12.44%      7.20% to 7.20%        3.83% to 8.20%        3.83% to 12.44%

Mortgage Rates
         Weighted average.....        7.7749%              7.7500%               6.1341%               7.7403%
         Range................    4.38% to 12.99%      7.75% to 7.75%        4.13% to 8.50%        4.13% to 12.99%

Note Margins
         Weighted average.....        7.6225%              7.5000%               3.2119%               7.5295%
         Range................    2.25% to 11.49%      7.50% to 7.50%        2.25% to 5.25%        2.25% to 11.49%

Minimum Mortgage Rates
         Weighted average.....        7.8926%              7.5000%               3.2119%               7.7939%
         Range................    2.25% to 12.99%      7.50% to 7.50%        2.25% to 5.25%        2.25% to 12.99%

Minimum Net Mortgage Rates
         Weighted average.....        7.3771%              6.9500%               2.9119%               7.2829%
         Range................    1.95% to 12.44%      6.95% to 6.95%        1.95% to 4.95%        1.95% to 12.44%

Maximum Mortgage Rates
         Weighted average.....       13.9941%             13.7500%              11.4113%              13.9396%
         Range................   10.38% to 19.99%     13.75% to 13.75%       9.50% to 14.50%       9.50% to 19.99%

Maximum Net Mortgage Rates
         Weighted average.....       13.4786%             13.2000%              11.1113%              13.4287%
         Range................   10.08% to 19.44%     13.20% to 13.20%       9.20% to 14.20%       9.20% to 19.44%

Periodic Caps
         Weighted average.....        1.0971%              2.0000%               1.4409%               1.1046%
         Range................    1.00% to 2.00%       2.00% to 2.00%        1.00% to 2.00%        1.00% to 2.00%

Weighted average months to next
interest rate adjustment date after
January 1, 2004...............          27                   22                    39                    27


         The Group II-B Loans consist of 2,197 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $360,376,715.

     o The Group II-B Loans had individual principal balances at origination of at least $33,700 but not more than $640,000, with an average principal balance at origination of approximately $164,231.

     o Approximately 28.2% and 11.5% of the Group II-B Loans were purchased from Decision One Mortgage Company LLC and Fremont Investment & Loan, respectively. Except as described in the preceding sentence, no non-affiliate of Residential Funding sold more than approximately 9.5% of the Group II-B Loans to Residential Funding. Approximately 12.9% of the Group II-B Loans were purchased from HomeComings Financial Network, Inc., which is an affiliate of Residential Funding.

     o None of the Group II-B Loans will have been originated prior to July 22, 2002, or will have a maturity date later than January 1, 2034.

     o No Group II-B Loans will have a remaining term to stated maturity as of the cut-off date of less than 343 months.

     o The weighted average remaining term to stated maturity of the Group II-B Loans as of the cut-off date will be approximately 358 months. The weighted average original term to maturity of the Group II-B Loans as of the cut-off date will be approximately 360 months.

     o As of the cut-off date, 0.1% of the Group II-B Loans are currently 30 to 59 days delinquent in payment of principal and interest. For a description of the methodology used to categorize Group II-B Loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement. In addition, some of the Group II-B Loans have had delinquency problems in the past.

     o    None of the Group II-B Loans are Buy-Down Loans.

     o    None of the Group II-B Loans are subject to the Homeownership Act.

     o With respect to approximately 0.1% of the Group II-B Loans, the related mortgage note provides for an interest only period.

     o All of the Group II-B Loans are secured by first liens on fee simple interests in one-to-four family residential properties.

     o None of the Group II-B Loans provide for deferred interest or negative amortization.

     o The Group II-B Loans generally contain due-on-sale clauses. See "Yield and Prepayment Considerations" in this prospectus supplement.

     o Primary servicing will be provided by HomeComings Financial Network, Inc., a wholly- owned subsidiary of Residential Funding, with respect to all of the Group II-B Loans.

         Approximately 78.3% of the Group II-B Loans provide for a payment of a prepayment charge. As to some of those Group II-B Loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of that Group II-B Loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the Group II-B Loans may be waived and in any case will not be available for distribution on the certificates. See "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus.

         Set forth below is a description of additional characteristics of the Group II-B Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group II-B Loans are approximate percentages by aggregate principal balance of the Group II-B Loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the Group II-B Loans are as of the cut-off date, after deducting payments of principal due in the month of January 2004, and are rounded to the nearest dollar.

                                 CREDIT SCORE DISTRIBUTION OF THE GROUP II-B LOANS

                                                                                                          WEIGHTED
                                        NUMBER OF                     PERCENTAGE OF       AVERAGE         AVERAGE
                                       GROUP II-B       PRINCIPAL       GROUP II-B       PRINCIPAL        LOAN-TO-
CREDIT SCORE RANGE                        LOANS          BALANCE          LOANS           BALANCE       VALUE RATIO
------------------                        -----          -------          -----           -------       -----------
500-519 ...........................          4         $    737,618         0.20%        $ 184,404          84.38%
520-539 ...........................          1              125,602         0.03           125,602          90.00
540-559 ...........................         27            3,469,878         0.96           128,514          89.64
560-579 ...........................        186           27,809,141         7.72           149,512          93.59
580-599 ...........................        195           28,591,745         7.93           146,624          95.92
600-619 ...........................        425           64,947,268        18.02           152,817          96.05
620-639 ...........................        520           86,128,992        23.90           165,633          95.34
640-659 ...........................        368           61,953,727        17.19           168,353          95.42
660-679 ...........................        203           35,668,871         9.90           175,709          95.61
680-699 ...........................        113           19,782,284         5.49           175,064          94.67
700-719 ...........................         71           14,458,027         4.01           203,634          93.33
720-739 ...........................         38            7,523,228         2.09           197,980          91.54
740-759 ...........................         25            5,216,392         1.45           208,656          93.53
760 or greater ....................         21            3,963,943         1.10           188,759          87.49
                                         -----         ------------       ------         ---------          -----
Total .............................      2,197         $360,376,715       100.00%        $ 164,031          95.03%
                                         =====         ============       ======

------------

o For some of the Group II-B Loans, the Credit Score was updated prior to the cut-off date.

         As of the cut-off date, the weighted average Credit Score of the Group II-B Loans will be approximately 636.

                         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II-B LOANS

                                                                                                        WEIGHTED
                                      NUMBER OF               PERCENTAGE OF   AVERAGE     WEIGHTED      AVERAGE
                                     GROUP II-B    PRINCIPAL   GROUP II-B    PRINCIPAL     AVERAGE      LOAN -TO-
ORIGINAL MORTGAGE LOAN BALANCE ($)      LOANS       BALANCE       LOANS       BALANCE   CREDIT SCORE  VALUE RATIO
----------------------------------      -----       -------       -----       -------   ------------  -----------
         0-100,000 ................        577    $ 44,820,858    12.44%    $   77,679       630         96.27%
   100,001-200,000 ................      1,101     158,239,588    43.91        143,724       630         96.79
   200,001-300,000 ................        294      70,634,196    19.60        240,252       636         95.12
   300,001-400,000 ................        163      57,869,001    16.06        355,025       650         92.95
   400,001-500,000 ................         56      25,343,611     7.03        452,564       645         89.02
   500,001-600,000 ................          4       2,218,571     0.62        554,643       680         73.12
   600,001-700,000 ................          2       1,250,890     0.35        625,445       682         80.00
                                         -----    ------------   ------     ----------       ---         -----
Total .............................      2,197    $360,376,715   100.00%    $  164,031       636         95.03%
                                         =====    ============   ======

                                    NET MORTGAGE RATES OF THE GROUP II-B LOANS

                                                                                                           WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED      AVERAGE
                                      GROUP II-B    PRINCIPAL    GROUP II-B     PRINCIPAL      AVERAGE     LOAN -TO-
NET MORTGAGE RATES(%)                   LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE  VALUE RATIO
---------------------                   -----        -------        -----        -------    ------------  -----------
 3.5000- 3.9999 ..................           1    $    174,154        0.05%     $ 174,154         783        80.00%
 4.0000- 4.4999 ..................           4       1,069,031        0.30        267,258         722        79.46
 4.5000- 4.9999 ..................           7       2,436,406        0.68        348,058         716        76.36
 5.0000- 5.4999 ..................          27       7,149,090        1.98        264,781         691        82.91
 5.5000- 5.9999 ..................          64      15,986,022        4.44        249,782         675        92.18
 6.0000- 6.4999 ..................          63      21,759,411        6.04        345,387         655        88.51
 6.5000- 6.9999 ..................         190      41,274,073       11.45        217,232         643        93.92
 7.0000- 7.4999 ..................       1,206     182,949,202       50.77        151,699         634        96.37
 7.5000- 7.9999 ..................         161      24,139,314        6.70        149,934         621        96.50
 8.0000- 8.4999 ..................         457      59,417,021       16.49        130,015         614        96.74
 8.5000- 8.9999 ..................           8       2,213,049        0.61        276,631         652        96.57
 9.0000- 9.4999 ..................           5       1,096,385        0.30        219,277         636        94.94
 9.5000- 9.9999 ..................           3         645,636        0.18        215,212         598        91.93
12.0000-12.4999 ..................           1          67,920        0.02         67,920         677       100.00
                                         -----    ------------      ------      ---------         ---        -----
Total ............................       2,197    $360,376,715      100.00%     $ 164,031         636        95.03%
                                         =====    ============      ======

         As of the cut-off date, the weighted average Net Mortgage Rate of the Group II-B Loans will be approximately 7.2294% per annum.

                                      MORTGAGE RATES OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                      NUMBER OF                 PERCENTAGE OF    AVERAGE      WEIGHTED      AVERAGE
                                     GROUP II-B     PRINCIPAL    GROUP II-B     PRINCIPAL      AVERAGE     LOAN -TO-
MORTGAGE RATES(%)                       LOANS        BALANCE        LOANS        BALANCE    CREDIT SCORE  VALUE RATIO
-----------------                       -----        -------        -----        -------    ------------  -----------
 4.0000- 4.4999 ....................         2    $    288,742       0.08%      $ 144,371        776          78.02%
 4.5000- 4.9999 ....................         4       1,456,575       0.40         364,144        741          71.73
 5.0000- 5.4999 ....................         7       1,986,284       0.55         283,755        703          84.91
 5.5000- 5.9999 ....................        24       6,476,462       1.80         269,853        701          80.25
 6.0000- 6.4999 ....................        59      13,089,477       3.63         221,856        673          91.88
 6.5000- 6.9999 ....................        71      25,702,619       7.13         362,009        657          89.39
 7.0000- 7.4999 ....................        46      17,079,509       4.74         371,294        647          91.66
 7.5000- 7.9999 ....................     1,383     211,116,052      58.58         152,651        635          96.31
 8.0000- 8.4999 ....................        16       5,785,722       1.61         361,608        621          94.93
 8.5000- 8.9999 ....................       569      73,764,284      20.47         129,638        615          96.78
 9.0000- 9.4999 ....................         4       1,529,314       0.42         382,329        629          95.04
 9.5000- 9.9999 ....................         8       1,388,120       0.39         173,515        644          96.00
10.0000-10.4999 ....................         3         645,636       0.18         215,212        598          91.93
12.5000-12.9999 ....................         1          67,920       0.02          67,920        677         100.00
                                         -----    ------------     ------       ---------        ---          -----
Total ..............................     2,197    $360,376,715     100.00%      $ 164,031        636          95.03%
                                         =====    ============     ======       =========        ===          =====

         As of the cut-off date, the weighted average mortgage rate of the Group II-B Loans will be approximately 7.7403% per annum.

                               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II-B LOANS

                                        NUMBER OF                     PERCENTAGE OF                       WEIGHTED
                                       GROUP II-B       PRINCIPAL       GROUP II-B        AVERAGE         AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO(%)           LOANS          BALANCE          LOANS       PRINCIPAL BALANCE CREDIT SCORE
-------------------------------           -----          -------          -----       ----------------- ------------
 55.01-  60.00 .....................          2       $    836,850         0.23%           $ 418,425          734
 60.01-  65.00 .....................          1            349,643         0.10              349,643          628
 65.01-  70.00 .....................          9          2,713,451         0.75              301,495          667
 70.01-  75.00 .....................         12          3,591,996         1.00              299,333          656
 75.01-  80.00 .....................         71         17,433,270         4.84              245,539          663
 80.01-  85.00 .....................         52          9,761,094         2.71              187,713          614
 85.01-  90.00 .....................        251         48,258,919        13.39              192,267          632
 90.01-  95.00 .....................        671        107,306,354        29.78              159,920          626
 95.01- 100.00 .....................      1,125        169,584,576        47.06              150,742          640
100.01- 105.00 .....................          3            540,562         0.15              180,187          633
                                          -----       ------------       ------            ---------          ---
Total ..............................      2,197       $360,376,715       100.00%           $ 164,031          636
                                          =====       ============       ======

         The weighted average loan-to-value ratio at origination of the Group II-B Loans will be approximately 95.03%.

                      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B     PRINCIPAL   GROUP II-B     PRINCIPAL      AVERAGE      LOAN -TO-
STATE                                    LOANS        BALANCE       LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-----                                    -----        -------       -----        -------    ------------   -----------
California ..........................       137    $ 38,314,546      10.63%     $ 279,668         651          92.20%
Florida .............................       236      36,041,938      10.00        152,720         641          93.38
Georgia .............................       119      19,601,034       5.44        164,715         629          95.71
Illinois ............................       106      18,766,269       5.21        177,040         650          95.59
Virginia ............................        72      14,391,940       3.99        199,888         628          96.38
Texas ...............................       104      14,117,241       3.92        135,743         635          96.82
Ohio ................................       114      13,918,819       3.86        122,095         620          96.09
Michigan ............................        97      13,478,872       3.74        138,957         633          95.25
New Jersey ..........................        56      12,934,209       3.59        230,968         637          92.00
New York ............................        47      12,527,813       3.48        266,549         658          91.94
Arizona .............................        79      12,277,335       3.41        155,409         632          96.61
Colorado ............................        60      12,107,513       3.36        201,792         629          96.56
Minnesota ...........................        56      11,729,820       3.25        209,461         636          95.86
Maryland ............................        49      10,937,708       3.04        223,219         628          93.83
Other ...............................       865     119,231,658      33.09        137,840         631          96.07
                                          -----    ------------     ------      ---------         ---          -----
Total ...............................     2,197    $360,376,715     100.00%     $ 164,031         636          95.03%
                                          =====    ============     ======

------------

o Other includes states and the District of Columbia with under 3% concentrations individually.

         No more than 0.4% of the Group II-B Loans will be secured by mortgaged properties located in any one zip code area in the state of New York, and no more than 0.3% of the Group II-B Loans will be secured by mortgaged properties located in any other one zip code area outside of New York.


                                   MORTGAGE LOAN PURPOSE OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B    PRINCIPAL    GROUP II-B     PRINCIPAL      AVERAGE      LOAN -TO-
LOAN PURPOSE                             LOANS       BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
------------                             -----       -------        -----        -------    ------------   -----------
Purchase ...........................      1,295    $198,155,561      54.99%     $ 153,016        640          96.12%
Rate/Term Refinance ................        114      20,536,489       5.70        180,145        638          92.20
Equity Refinance ...................        788     141,684,664      39.32        179,803        630          93.91
                                          -----    ------------     ------      ---------        ---          -----
Total ..............................      2,197    $360,376,715     100.00%     $ 164,031        636          95.03%
                                          =====    ============     ======

                                      OCCUPANCY TYPES OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B    PRINCIPAL    GROUP II-B     PRINCIPAL      AVERAGE      LOAN -TO-
OCCUPANCY                                LOANS       BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
---------                                -----       -------        -----        -------    ------------   -----------
Primary Residence .................       2,138    $352,496,741    97.81%       $ 164,872        635          95.23%
Second/Vacation ...................          15       2,742,059     0.76          182,804        689          92.79
Non-Owner Occupied ................          44       5,137,915     1.43          116,771        670          82.14
                                          -----    ------------   ------        ---------        ---          -----
Total .............................       2,197    $360,376,715   100.00%       $ 164,031        636          95.03%
                                          =====    ============   ======


                                 MORTGAGED PROPERTY TYPES OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                  PERCENTAGE     AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B     PRINCIPAL    OF GROUP II-  PRINCIPAL      AVERAGE      LOAN -TO-
PROPERTY TYPE                            LOANS        BALANCE       B LOANS      BALANCE    CREDIT SCORE   VALUE RATIO
-------------                            -----        -------       -------      -------    ------------   -----------
Single-family detached .............     1,782    $284,289,824        78.89%    $ 159,534        634          95.19%
Planned Unit Developments (detached)       179      37,292,986        10.35       208,341        635          94.68
Two- to four-family units ..........        75      15,506,308         4.30       206,751        667          90.79
Condo Low-Rise (less than 5 stories)        79      10,933,739         3.03       138,402        642          96.66
Planned Unit Developments (attached)        53       8,375,604         2.32       158,030        642          96.09
Townhouse ..........................        24       2,855,653         0.79       118,986        635          98.36
Condo High-Rise (9 stories or more)          3         811,832         0.23       270,611        651          92.41
Condo Mid-Rise (5 to 8 stories) ....         1         214,898         0.06       214,898        572          85.00
Manufactured Home ..................         1          95,870         0.03        95,870        630         100.00
                                         -----    ------------       ------     ---------        ---          -----
Total ..............................     2,197    $360,376,715       100.00%    $ 164,031        636          95.03%
                                         =====    ============       ======


                             MORTGAGE LOAN DOCUMENTATION TYPES OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                 PERCENTAGE OF   AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B     PRINCIPAL    GROUP II-B    PRINCIPAL      AVERAGE      LOAN -TO-
DOCUMENTATION TYPE                       LOANS        BALANCE        LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
------------------                       -----        -------        -----       -------    ------------   -----------
Full Documentation .................     1,576     $243,015,711       67.43%     $ 154,198        628         97.41%
Reduced Documentation ..............       621      117,361,004       32.57        188,987        653         90.10
                                         -----     ------------      ------      ---------        ---         -----
Total ..............................     2,197     $360,376,715      100.00%     $ 164,031        636         95.03%
                                         =====     ============      ======

                                 PREPAYMENT PENALTY TERMS OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B     PRINCIPAL   GROUP II-B     PRINCIPAL      AVERAGE      LOAN -TO-
PREPAYMENT PENALTY TERM                  LOANS        BALANCE       LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-----------------------                  -----        -------       -----        -------    ------------   -----------
None ...............................       465    $ 78,162,468       21.69%     $ 168,091        635          92.57%
12 Months ..........................        78      17,609,444        4.89        225,762        652          96.42
24 Months ..........................       949     154,820,100       42.96        163,140        637          95.77
36 Months ..........................       664     102,777,567       28.52        154,785        631          95.94
60 Months ..........................        29       4,533,573        1.26        156,330        702          84.94
Other ..............................        12       2,473,563        0.69        206,130        628          96.70
                                         -----    ------------      ------      ---------        ---          -----
Total ..............................     2,197    $360,376,715      100.00%     $ 164,031        636          95.03%
                                         =====    ============      ======

-------------

o Other represents not 0, 12, 24, 36 or 60 months and not more than 60 months.


                                  MAXIMUM MORTGAGE RATES OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B    PRINCIPAL    GROUP II-B     PRINCIPAL      AVERAGE      LOAN -TO-
MAXIMUM MORTGAGE RATES(%)                LOANS       BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
-------------------------                -----       -------        -----        -------    ------------   -----------
 9.0000- 9.9999 ....................          1    $    204,236      0.06%      $ 204,236         730          80.00%
10.0000-10.9999 ....................         10       3,224,910      0.89         322,491         724          74.20
11.0000-11.9999 ....................         27       7,287,421      2.02         269,904         691          82.47
12.0000-12.9999 ....................        104      28,454,315      7.90         273,599         666          90.72
13.0000-13.9999 ....................      1,179     186,735,580     51.82         158,385         632          95.66
14.0000-14.9999 ....................        779     118,358,431     32.84         151,936         627          96.14
15.0000-15.9999 ....................         88      14,943,834      4.15         169,816         646          97.38
16.0000-16.9999 ....................          6         800,648      0.22         133,441         650          95.68
17.0000-17.9999 ....................          2         299,419      0.08         149,710         613          94.17
19.0000-19.9999 ....................          1          67,920      0.02          67,920         677         100.00
                                          -----    ------------    ------       ---------         ---          -----
Total ..............................      2,197    $360,376,715    100.00%      $ 164,031         636          95.03%
                                          =====    ============    ======

         As of the cut-off date, the weighted average Maximum Mortgage Rate of the Group II-B Loans will be approximately 13.9396% per annum.

                            NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP II-B LOANS

                                                                                                            WEIGHTED
                                       NUMBER OF                PERCENTAGE OF    AVERAGE      WEIGHTED       AVERAGE
                                       GROUP II-B   PRINCIPAL    GROUP II-B     PRINCIPAL      AVERAGE      LOAN -TO-
NEXT INTEREST RATE ADJUSTMENT DATE       LOANS       BALANCE        LOANS        BALANCE    CREDIT SCORE   VALUE RATIO
----------------------------------       -----       -------        -----        -------    ------------   -----------
June 2004 ..........................          1    $    114,587       0.03%     $ 114,587         766        75.00%
August 2004 ........................          1          81,494       0.02         81,494         565        78.00
December 2004 ......................          1         174,154       0.05        174,154         783        80.00
January 2005 .......................          1         400,000       0.11        400,000         700        80.00
February 2005 ......................          1         104,654       0.03        104,654         604        84.00
May 2005 ...........................          3         302,217       0.08        100,739         637        98.22
June 2005 ..........................          1          99,255       0.03         99,255         626        95.00
July 2005 ..........................          4         640,196       0.18        160,049         585        91.60
August 2005 ........................         10       1,489,977       0.41        148,998         619        92.77
September 2005 .....................         18       2,959,873       0.82        164,437         619        94.38
October 2005 .......................        119      19,867,940       5.51        166,957         646        97.08
November 2005 ......................        529      96,306,220      26.72        182,053         641        95.56
December 2005 ......................        674     101,180,726      28.08        150,120         628        94.97
January 2006 .......................         86      16,121,952       4.47        187,465         635        93.00
May 2006 ...........................          1          82,090       0.02         82,090         740       100.00
June 2006 ..........................          1         378,016       0.10        378,016         616        95.00
July 2006 ..........................          3         486,295       0.13        162,098         530        90.00
August 2006 ........................          3         640,536       0.18        213,512         608       100.00
September 2006 .....................         17       2,441,680       0.68        143,628         639        95.94
October 2006 .......................        108      16,394,903       4.55        151,805         633        95.20
November 2006 ......................        303      47,333,574      13.13        156,216         635        96.36
December 2006 ......................        238      37,308,251      10.35        156,757         637        95.48
January 2007 .......................         41       8,644,165       2.40        210,833         628        90.92
August 2008 ........................          1         204,236       0.06        204,236         730        80.00
September 2008 .....................          1         133,051       0.04        133,051         703        80.00
October 2008 .......................          2         579,194       0.16        289,597         710        71.22
December 2008 ......................         26       5,083,061       1.41        195,502         694        84.66
January 2009 .......................          1         300,000       0.08        300,000         740        80.00
December 2010 ......................          2         524,415       0.15        262,208         753        82.15
                                          -----    ------------     ------      ---------         ---        -----
Total ..............................      2,197    $360,376,715     100.00%     $ 164,031         636        95.03%
                                          =====    ============     ======

         As of the cut-off date, the weighted average Months to Next Interest Rate Adjustment Date of the Group II-B Loans will be approximately 27 months.

                                       NOTE MARGINS OF THE GROUP II-B LOANS

                                                                                                             WEIGHTED
                                       NUMBER OF                 PERCENTAGE      AVERAGE      WEIGHTED       AVERAGE
                                      GROUP II-B    PRINCIPAL   OF GROUP II-    PRINCIPAL      AVERAGE      LOAN -TO-
NOTE MARGINS(%)                          LOANS       BALANCE       B LOANS       BALANCE    CREDIT SCORE   VALUE RATIO
---------------                          -----       -------      --------       -------    ------------   -----------
 2.0000- 2.4999 ....................         11    $  3,697,689       1.03%     $ 336,154        727          75.80%
 2.5000- 2.9999 ....................         27       5,106,092       1.42        189,115        710          83.01
 3.0000- 3.4999 ....................          1         600,000       0.17        600,000        635          80.00
 3.5000- 3.9999 ....................          1         610,890       0.17        610,890        655          80.00
 4.0000- 4.4999 ....................          3       1,227,308       0.34        409,103        632          79.52
 4.5000- 4.9999 ....................          1         213,750       0.06        213,750        677          95.00
 5.0000- 5.4999 ....................         11       2,814,935       0.78        255,903        673          90.50
 5.5000- 5.9999 ....................         84      16,876,115       4.68        200,906        663          94.81
 6.0000- 6.4999 ....................         46      11,394,296       3.16        247,702        660          93.50
 6.5000- 6.9999 ....................        217      52,503,464      14.57        241,951        652          94.17
 7.0000- 7.4999 ....................        314      52,814,027      14.66        168,198        639          95.34
 7.5000- 7.9999 ....................        538      81,781,089      22.69        152,009        634          95.82
 8.0000- 8.4999 ....................        456      64,037,774      17.77        140,434        625          95.66
 8.5000- 8.9999 ....................        331      44,924,789      12.47        135,724        615          96.89
 9.0000- 9.4999 ....................        112      16,237,619       4.51        144,979        605          96.83
 9.5000- 9.9999 ....................         38       4,582,468       1.27        120,591        598          98.76
10.0000-10.4999 ....................          4         711,960       0.20        177,990        610          92.19
11.0000-11.4999 ....................          2         242,447       0.07        121,224        583          92.80
                                          -----    ------------     ------      ---------        ---          -----
Total ..............................      2,197    $360,376,715     100.00%     $ 164,031        636          95.03%
                                          =====    ============     ======

         As of the cut-off date, the weighted average note margin of the Group II-B Loans will be approximately 7.5295% per annum.

COMPLIANCE WITH LOCAL, STATE AND FEDERAL LAWS

         Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

          o    none of the mortgage loans are subject to the Homeownership Act;

          o each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti- predatory lending laws;

          o with the exception of mortgage loans secured by mortgaged property in the State of New Jersey, none of the mortgage loans in the mortgage pool are mortgage loans that are referred to as "high-cost" or "covered" loans or any other similar designation under applicable state or local law in effect at the time of origination of those mortgage loans that expressly provides for assignee liability. None of the mortgage loans in the mortgage pool secured by mortgaged property in the State of New Jersey are considered "high-cost home loans" under the New Jersey Home Ownership Security Act of 2002, or the New Jersey Act. None of the non-purchase money mortgage loans secured by mortgaged property in the State of New Jersey are considered "covered home loans" under the New Jersey Act.

          o none of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies; and

          o none of the mortgage loans contain prepayment penalties that extend beyond five years after the date of origination, or, in the case of the Group II-A Loans, beyond three years after the date of origination.

A breach of any of these representations and warranties would require the seller to repurchase or substitute for the affected mortgage loan, if that violation adversely affects the interest of the certificateholders in that mortgage loan. The seller maintains policies and procedures that are designed to ensure that it does not purchase mortgage loans that are subject to the Home Ownership and Equity Protection Act of 1994, referred to as the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

         Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires each subservicer to accurately and fully report its borrower credit files to credit repositories in a timely manner.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations generally similar to the Homeownership Act that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that the borrowers be given certain disclosures or receive credit counseling prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originators' failure to comply with any of these laws that are applicable could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans. However, Residential Funding will be required to repurchase or substitute for any mortgage loan that violated any applicable law at the time of origination, if that violation adversely affects the interests of the certificateholders in that mortgage loan. See "Certain Legal Aspects of Mortgage Loans and Contracts" in the prospectus.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

         The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. See "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties" in the prospectus. 60.6% and 95.0% of the Group I Loans and Group II Loans, respectively, are mortgage loans with loan-to-value ratios at origination in excess of 80%. In addition, the depositor has represented that, to the best of the depositor's knowledge, each of the mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a primary mortgage guaranty insurance policy, except for 35.7% and 99.3% of the Group I Loans and Group II Loans, respectively, which are mortgage loans with loan-to-value ratios at origination in excess of 80% that are not so insured. This insurance is allowed to lapse when the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 80% based on the value of the related mortgaged property used at origination. 64.3% and 0.7% of the Group I Loans and Group II Loans, respectively, are mortgage loans with loan-to-value ratios at origination in excess of 80% that are covered by primary mortgage guaranty insurance. The amount of this insurance covers the amount of the mortgage loan in excess of 75%, or, with respect to four of the Group I Loans representing 0.1% of the Group I Loans, some other percentage of the value of the related mortgaged property used in determining the loan-to-value ratio. Substantially all of such primary mortgage guaranty insurance policies were issued by General Electric Mortgage Insurance Corporation, Republic Mortgage Insurance Company, United Guaranty Residential Insurance Company, Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Company and Radian f/k/a Commonwealth, each a "primary insurer." See "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties" and "--Primary Insurance Policies" in the prospectus.


PRODUCT TYPES

         The Negotiated Conduit Asset Program

         The mortgage loans included in the trust were acquired and evaluated under Residential Funding's "Negotiated Conduit Asset Program" or NCA program. For a description of the NCA program and the evaluation standards for mortgage loans acquired under this program, see "Trust Asset Program--The Negotiated Conduit Asset Program" in the prospectus. These mortgage loans belong to the category of "Program Exceptions."

         For purposes of the following tables, the mortgage loans included under the "Program Exceptions" category have been divided into four sub-categories, based on the Residential Funding program from which the mortgage loan was excluded. Those mortgage loans identified as "Jumbo A Exceptions" were intended for Residential Funding's "Jumbo A" Program as described in its Seller Guide. Under the "Jumbo A" program, Residential Funding purchases "A quality," non-conforming mortgage loans, which are then securitized under the RFMSI shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan made to a borrower with a higher total debt-to-income ratio than that allowed by Residential Funding's "Jumbo A" program.

         Those mortgage loans identified as "Expanded Criteria Exceptions" were intended for Residential Funding's "Expanded Criteria," or "Alt-A" program as described in Residential Funding's Seller Guide. Under the "Expanded Criteria" program, Residential Funding purchases mortgage loans to "A quality" borrowers whose collateral characteristics differ from conforming and jumbo guidelines, which are then securitized under the RALI shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan where the combination of loan-to-value ratio, credit score and documentation type do not meet Residential Funding's "Expanded Criteria" program guidelines.

         Those mortgage loans identified as "AlterNet Exceptions" were intended for Residential Funding's "AlterNet" or "subprime" program. Under the "AlterNet" program, Residential Funding purchases mortgage loans with characteristics that do not meet traditional "A quality" credit requirements, which are then securitized under the RASC shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within Residential Funding's "AlterNet" program guidelines allow.

         Those mortgage loans identified as "Home Solution Exceptions" were intended for Residential Funding's "Home Solution" or "first lien high LTV" Program. Under the "Home Solution" program, Residential Funding purchases first lien "A quality" mortgage loans with loan-to-value ratios up to 107% and for which the related borrowers may have limited cash, may not want to take cash out of their investments, or may want to finance the full value of the home plus closing costs, which are then securitized under the RAMP-RZ shelf. An example of an NCA program loan includes, but is not limited to, a loan made to a borrower who does not meet reserve requirements of the program or total debt-to-income exceeds underwriting guidelines of Residential Funding's "Home Solution" program.

         Certain of the mortgage loans have been originated under "reduced documentation" programs, including "stated income" programs and "no income/no asset" programs, which require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a "no income/no asset" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for those mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

         The following tables set forth additional information as of the cut-off date with respect to the mortgage loans with respect to the product types above:


                         GROUP I LOANS BY PRODUCT TYPES


                                                         EXPANDED
                                        ALTERNET         CRITERIA        HOME SOLUTION       JUMBO A
                                       EXCEPTIONS       EXCEPTIONS        EXCEPTIONS       EXCEPTIONS           TOTAL
                                       ----------       ----------        ----------       ----------           -----
SHELF:                                    RASC             RALI             RAMP-RZ           RFMSI
------
Percent of Total..............             14.81%           69.23%             7.35%            8.61%           100.00%
Principal Balance.............       $74,056,056     $346,153,419       $36,761,376      $43,029,239      $500,000,091
Number of Loans...............               535            2,019               259              108             2,921
Average Balance...............          $138,423         $171,448          $141,936         $398,419          $171,174
WA Mortgage Rate..............              8.10%            7.08%             7.23%            5.98%             7.15%
WA Age (months)...............                 2                1                 2                7                 2
WA Original Maturity (months).               351              347               352              292               343
WA Credit Score...............               659              686               727              711               687
WA Original LTV...............             93.38%           84.98%            99.60%           71.71%            86.16%
Purchase......................             41.32%           61.95%            57.93%           22.74%            55.23%
Equity Refinance..............             48.14%           28.29%            32.23%           31.50%            31.80%
Rate/Term Refinance...........             10.54%            9.76%             9.85%           45.76%            12.98%
Serviced by HomeComings.......            100.00%           94.52%           100.00%           27.58%            89.97%
Prepayment Penalty............             82.33%           49.60%            92.85%            1.06%            53.45%
Current.......................            100.00%          100.00%           100.00%          100.00%           100.00%

                        GROUP II-A LOANS BY PRODUCT TYPES

                                                        EXPANDED
                                       ALTERNET         CRITERIA       HOME SOLUTION       JUMBO A
                                      EXCEPTIONS       EXCEPTIONS       EXCEPTIONS        EXCEPTIONS          TOTAL
                                      ----------       ----------       ----------        ----------          -----
SHELF:                                   RASC             RALI            RAMP-RZ           RFMSI
------
Percent of Total...............            93.50%             1.57%            4.45%            0.47%           100.00%
Principal Balance..............     $504,570,872        $8,485,691      $24,012,372       $2,554,989      $539,623,924
Number of Loans................            3,529                49              161               14             3,753
Average Balance................         $142,978          $173,177         $149,145         $182,499          $143,785
WA Mortgage Rate...............             7.84%             6.30%            6.68%            4.88%             7.75%
WA Age (months)................                2                 1                2                2                 2
WA Original Maturity (months)..              360               360              360              360               360
WA Margin......................             7.72%             3.87%            6.18%            2.39%             7.57%
WA Lifetime Cap................            14.01%            11.80%           13.04%           10.52%            13.91%
WA Next Rate Adjustment (months)              27                36               25               54                27
WA Reset Frequency (months)....                6                 9                6               11                 6
WA Credit Score................              633               684              720              718               638
WA Original LTV................            96.17%            84.98%           98.77%           68.87%            95.98%
Purchase.......................            56.19%            48.55%           68.61%           17.63%            56.44%
Equity Refinance...............            38.60%            39.02%           22.94%           25.56%            37.85%
Rate/Term Refinance............             5.21%            12.43%            8.45%           56.81%             5.71%
Serviced by HomeComings........           100.00%           100.00%          100.00%          100.00%           100.00%
Prepayment Penalty.............            81.81%            54.50%           83.30%            0.00%            81.06%
Current........................            99.97%           100.00%          100.00%          100.00%            99.97%

                                         GROUP II-B LOANS BY PRODUCT TYPES

                                                         EXPANDED
                                       ALTERNET          CRITERIA      HOME SOLUTION       JUMBO A
                                      EXCEPTIONS        EXCEPTIONS       EXCEPTIONS       EXCEPTIONS          TOTAL
                                      ----------        ----------       ----------       ----------          -----
SHELF:                                   RASC              RALI           RAMP-RZ           RFMSI
------
Percent of Total................            95.09%            2.73%            1.25%            0.93%           100.00%
Principal Balance...............     $342,668,440       $9,850,454       $4,510,338       $3,347,482      $360,376,715
Number of Loans.................            2,119               43               25               10             2,197
Average Balance.................         $161,712         $229,080         $180,414         $334,748          $164,031
WA Mortgage Rate................             7.81%            6.41%            7.52%            5.15%             7.74%
WA Age (months).................                2                1                1                1                 2
WA Original Maturity (months)...              360              360              360              360               360
WA Margin.......................             7.70%            3.62%            7.11%            2.25%             7.53%
WA Lifetime Cap.................            14.02%           11.99%           14.18%           10.74%            13.94%
WA Next Rate Adjustment (months)               26               43               23               47                27
WA Reset Frequency (months).....                6                9                6               12                 6
WA Credit Score.................              633              680              716              727               636
WA Original LTV.................            95.47%           84.30%           99.36%           75.37%            95.03%
Purchase........................            54.78%           60.25%           60.23%           53.46%            54.99%
Equity Refinance................            39.71%           38.78%           39.77%            0.00%            39.32%
Rate/Term Refinance.............             5.51%            0.97%            0.00%           46.54%             5.70%
Serviced by HomeComings.........           100.00%          100.00%          100.00%          100.00%           100.00%
Prepayment Penalty..............            79.33%           76.20%           63.85%            0.00%            78.31%
Current.........................            99.91%          100.00%          100.00%          100.00%            99.91%


RESIDENTIAL FUNDING

         Residential Funding will be responsible for master servicing the mortgage loans. These responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

         Residential Funding and its affiliates are active purchasers of non-conforming and subprime mortgage loans and have sold a substantial amount of mortgage loans that do not present the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential Funding serves as the master servicer for transactions backed by most of these mortgage loans. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.


SERVICING

         Primary servicing will be provided with respect to 90.0% and 100.0% of the Group I Loans and Group II Loans, respectively, by HomeComings Financial Network, Inc., a wholly-owned subsidiary of Residential Funding. HomeComings' servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego, California 92123 and at 2711 North Haskell Avenue, Suite 900, Dallas, Texas 75204.

         HomeComings specializes in the servicing of sub-prime mortgage loans, the acquisition and management of sub-performing and non-performing mortgage loans and the real property securing these mortgage loans. HomeComings is an approved "Special Servicer" by Standard & Poor's and Fitch Ratings.

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date after deducting payments due during the month of January 2004, except as otherwise noted. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

         A Current Report on Form 8-K will be available to purchasers of the certificates and will be filed, together with the pooling and servicing agreement, with the Commission within fifteen days after the initial issuance of the certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

         The certificates will include the following twenty-six classes:

          o the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I- 6B and Class A-I-7 Certificates, referred to collectively in this prospectus supplement as the Class A-I Certificates;

          o the Class A-II-A Certificates and Class A-II-B Certificates, referred to together in this prospectus supplement as the Class A-II Certificates, and referred to together with the Class A-I Certificates in this prospectus supplement as the Class A Certificates;

          o the Class M-I-1, Class M-I-2, Class M-I-3 and Class M-I-4 Certificates, referred to collectively in this prospectus supplement as the Class M-I Certificates, and the Class M-II- 1, Class M-II-2, Class M-II-3, Class M-II-4, Class M-II-5 and Class M-II-6 Certificates, referred to collectively in this prospectus supplement as the Class M-II Certificates; the Class M-I Certificates and Class M-II Certificates are referred to together in this prospectus supplement as the Class M Certificates and the Class A Certificates and Class M Certificates are referred to together in this prospectus supplement as the offered certificates; and

          o the Class SB-I, Class SB-II, Class R-I, Class R-II, Class R-III and Class R-IV Certificates, which are not offered pursuant to this prospectus supplement.

         The Class A-I-6B Certificates, referred to in this prospectus supplement as the Insured Certificates, will be entitled to the benefits of a certificate guaranty insurance policy, or the policy, to be issued by Ambac Assurance Corporation, referred to in this prospectus supplement as the insurer. The insurer shall be subrogated to the rights of each holder of an Insured Certificate to receive distributions, as applicable, on those Insured Certificates to the extent of any payment by the insurer under the policy.

         The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

          o    the mortgage loans;

          o those assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account as belonging to the trust;

          o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

          o any applicable primary mortgage insurance policies and standard hazard insurance policies;

          o    for the benefit of the Class A-I-6B Certificates, the policy;

          o    the reserve fund; and

          o    all proceeds of the foregoing.

Scheduled payments on the mortgage loans due on or before January 31, 2004, will not be included in the trust.

         The Class A, Class M-I-1 and Class M-II-1 Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess of $25,000. The Class M-I-2, Class M-I-3, Class M-I-4, Class M-II-2, Class M-II-3, Class M-II-4, Class M-II-5 and Class M-II-6 Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000.


BOOK-ENTRY CERTIFICATES

         The offered certificates will initially be issued as book-entry certificates. Holders of the offered certificates may elect to hold their certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The book-entry certificates will be issued in one or more securities which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations of $25,000 and integral multiples of $1 in excess of $25,000, with respect to the Class A, Class M-I-1 and Class M-II-1 Certificates, and minimum denominations of $250,000 and in integral multiples of $1 in excess of $250,000, with respect to the Class M-I-2, Class M-I-3, Class M-I-4, Class M-II-2, Class M-II-3, Class M-II-4, Class M-II-5 and Class M-II-6 Certificates. Except as described below, no beneficial owner of the certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be holders as that term is used in the pooling and servicing agreement.

         The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Certificate owners will receive all payments of principal and interest on the certificates from the trustee through DTC and DTC participants. While the certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the certificates and is required to receive and transmit payments of principal and interest on the certificates.

         Participants and indirect participants with whom certificate owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess physical certificates, the DTC rules provide a mechanism by which certificate owners will receive payments and will be able to transfer their interest.

         Certificate owners will not receive or be entitled to receive definitive certificates representing their respective interests in the certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the certificates, by book-entry transfer, through DTC for the account of the purchasers of the certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co. Payments on certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book- entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

         Definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, if (a) the trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the trustee is unable to locate a qualified successor, (b) the trustee elects to terminate a book- entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage interests aggregating at least a majority of the certificate balance of the certificates advise the DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners. Additionally, after the occurrence of an event of default under the pooling and servicing agreement, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the pooling and servicing agreement, receive a definitive certificate evidencing that certificate owner's fractional undivided interest in the related class of certificates.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of this event and the availability

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through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for reregistration, the trustee will issue and authenticate definitive certificates, and subsequently, the trustee will recognize the holders of the definitive certificates as holders under the pooling and servicing agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex II to this prospectus supplement.

         None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" in the prospectus.


GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         ACCRUED CERTIFICATE INTEREST--With respect to any class of offered certificates and any distribution date, an amount equal to the interest accrued during the related Interest Accrual Period on its Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate for that distribution date.

         Distributions of Accrued Certificate Interest may be reduced by Prepayment Interest Shortfalls to the extent not covered by Eligible Master Servicing Compensation, and by Relief Act Shortfalls, each as described in "--Interest Distributions" below. All of these reductions will be allocated to the related classes of certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions. In addition to the foregoing, Accrued Certificate Interest on the offered certificates may be reduced by the interest portion of Realized Losses allocated through subordination as described in "--Allocation of Losses" below. Accrued Certificate Interest for the Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and Class M-I Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest for the Class A-I-1, Class A-II and Class M-II Certificates will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

         ADJUSTED NET MORTGAGE RATE--With respect to any Group I Loan, (a) the related Net Mortgage Rate minus (b) the rate at which the premium payable to the insurer is paid, with such rate multiplied by a fraction equal to the Certificate Principal Balance of the Insured Certificates over the aggregate Stated Principal Balance of the Group I Loans.

         AVAILABLE DISTRIBUTION AMOUNT--For any distribution date and each loan group and sub-group, as applicable, an amount equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

          o the aggregate amount of scheduled payments on the related mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the related master servicing fees and any related subservicing fees in respect of the related mortgage loans, and, with respect to the Group I Loans, the premium on the policy, for that distribution date;

          o unscheduled payments, including mortgagor prepayments on the mortgage loans in the related loan group or sub-group, Insurance Proceeds, Liquidation Proceeds and Subsequent

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               Recoveries, from the related mortgage loans, and proceeds from repurchases of and substitutions for the related mortgage loans occurring during the preceding calendar month, but not including prepayment charges;

          o all Advances made for that distribution date in respect of the related mortgage loans; and

          o with respect to the Class A-I-6B Certificates, any amounts payable under the policy.

         In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available Distribution Amount for the related loan group for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the 20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

         CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date and each loan group, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the related mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to such distribution date. The master servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal collections on the related mortgage loans.

         CERTIFICATE PRINCIPAL BALANCE--With respect to any offered certificate as of any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to the certificate, including, with respect to the Class A-I-6B Certificates, amounts paid pursuant to the policy and (b) any reductions in its Certificate Principal Balance deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the policy. The initial Certificate Principal Balance of the Class SB-I Certificates and Class SB-II Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance of the related mortgage loans over (b) the initial aggregate Certificate Principal Balance of the related Class A Certificates and Class M Certificates.

         CLASS A-II INTEREST DISTRIBUTION AMOUNT--With respect to each Class of Class A-II Certificates and any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of such class of Class A-II Certificates for that distribution date, plus any related Accrued Certificate Interest remaining unpaid from any prior distribution date, less any related Prepayment Interest Shortfalls for that distribution date not covered by Eligible Master Servicing Compensation and any Relief Act Shortfalls allocated as described herein, allocated among the Class A-II Certificates, in the amounts and priority as follows:

          o first, from the Interest Remittance Amount derived from the related sub-group;

          o second, from the Interest Remittance Amount derived from the non-related sub-group after taking into account any payments in respect of interest on the other class of Class A-II Certificates made in first above;

          o third, from the Principal Remittance Amount derived from the related sub-group; and

          o fourth, from the Principal Remittance Amount derived from the non-related sub-group after taking into account any payments in respect of interest on the other class of Class A-II Certificates made in third above.

         CLASS A-I-7 LOCKOUT DISTRIBUTION AMOUNT--For any distribution date, the product of (x) the Class A-I-7 Lockout Percentage for that distribution date and
(y) the Class A-I-7 Pro Rata Distribution Amount for that distribution date. In no event shall the Class A-I-7 Lockout Distribution Amount for a distribution date exceed the Class A-I Principal Distribution Amount for that distribution date or the Certificate Principal Balance of the Class A-I-7 Certificates immediately prior to that distribution date.

         CLASS A-I-7 LOCKOUT PERCENTAGE--For each distribution date, the applicable percentage set forth below:


                                                                   CLASS A-I-7
                                                                     LOCKOUT
                 DISTRIBUTION DATES                                PERCENTAGE
                 ------------------                                ----------

February 2004 through and including January 2007................         0%

February 2007 through and including January 2009................        45%

February 2009 through and including January 2010................        80%

February 2010 through and including January 2011................       100%

February 2011 and thereafter....................................       300%

         CLASS A-I-7 PRO RATA DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the product of (x) a fraction, the numerator of which is the Certificate Principal Balance of the Class A-I-7 Certificates immediately prior to that distribution date and the denominator of which is the aggregate Certificate Principal Balance of the Class A-I Certificates immediately prior to that distribution date and (y) the Class A-I Principal Distribution Amount for that distribution date.

         CLASS A-I PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the related Principal Distribution Amount for that distribution date or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

          o the related Principal Distribution Amount for that distribution date; and

          o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A-I Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS A-II PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the related Principal Distribution Amount for that distribution date or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

          o the related Principal Distribution Amount for that distribution date; and

          o the excess, if any, of (A) the aggregate Certificate Principal Balance of the Class A-II Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and
               (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS A-II-A PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date, the Class A-II Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Group II Principal


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


Allocation Amount related to the Group II-A Loans for that distribution date and the denominator of which is the Group II Principal Allocation Amount for all of the Group II Loans for that distribution date.

         CLASS A-II-B PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date, the Class A-II Principal Distribution Amount multiplied by a fraction, the numerator of which is the portion of the Group II Principal Allocation Amount related to the Group II-B Loans for that distribution date and the denominator of which is the Group II Principal Allocation Amount for all of the Group II Loans for that distribution date.

         CLASS M-I-1 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-I Certificates (after taking into account the payment of the Class A-I Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-I-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-I-2 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount and the Class M-I-1 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount and the Class M-I-1 Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-I Certificates and Class M-I-1 Certificates (after taking into account the payment of the Class A-I Principal Distribution Amount and Class M-I-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-I- 2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-I-3 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount, Class M-I-1 Principal Distribution Amount and Class M-I-2 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount, Class M-I-1 Principal Distribution Amount and Class M-I-2 Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-I, Class M-I-1 and Class M-I-2 Certificates (after taking into account the payment of the Class A-I Principal Distribution Amount, Class M-I-1 Principal Distribution Amount and Class M-I-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-I-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-I-4 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group I Stepdown Date or on or after the Group I Stepdown Date if a Group I Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount, Class M-I-1 Principal Distribution Amount, Class M-I-2 Principal Distribution Amount and Class M-I-3 Principal Distribution Amount or (ii) on or after the Group I Stepdown Date if a Group I Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-I Principal Distribution Amount, Class M-I-1 Principal Distribution Amount, Class M-I-2 Principal Distribution Amount and Class M-I-3 Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-I, Class M-I-1, Class M-I-2 and Class M-I-3 Certificates (after taking into account the payment of the Class A-I Principal Distribution Amount, Class M-I-1 Principal Distribution Amount, Class M-I-2 Principal Distribution Amount and Class M-I-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-I-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-II-1 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II Certificates (after taking into account the payment of the Class A-II Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-II-1 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-II-2 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount and the Class M-II-1 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount and the Class M-II-1 Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II Certificates and Class M-II-1 Certificates (after taking into account the payment of the Class A-II Principal Distribution Amount and Class M-II-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M- II-2 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-II-3 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount and Class M-II-2 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount and Class M-II-2 Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II, Class M-II-1 and Class M-II-2 Certificates (after taking into account the payment of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount and Class M-II-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-II-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-II-4 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount and Class M-II-3 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount and Class M-II-3 Principal Distribution Amount; and

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          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A-II, Class M-II-1, Class M-II-2 and Class M-II-3 Certificates (after taking into account the payment of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount and Class M-II-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-II-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-II-5 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount, Class M-II-3 Principal Distribution Amount and Class M-II-4 Principal Distribution Amount or (ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount, Class M-II-3 Principal Distribution Amount and Class M-II-4 Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II, Class M-II-1, Class M-II-2, Class M-II-3 and Class M-II-4 Certificates (after taking into account the payment of the Class A-II Principal Distribution Amount, Class M- II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount, Class M-II- 3 Principal Distribution Amount and Class M-II-4 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-II-5 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CLASS M-II-6 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Group II Stepdown Date or on or after the Group II Stepdown Date if a Group II Trigger Event is in effect for that distribution date, the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount, Class M-II-3 Principal Distribution Amount, Class M-II-4 Principal Distribution Amount and Class M-II-5 Principal Distribution Amount or
(ii) on or after the Group II Stepdown Date if a Group II Trigger Event is not in effect for that distribution date, the lesser of:

          o the remaining related Principal Distribution Amount for that distribution date after distribution of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount, Class M-II-3 Principal Distribution Amount, Class M-II-4 Principal Distribution Amount and Class M-II-5 Principal Distribution Amount; and

          o the excess, if any, of (A) the sum of (1) the aggregate Certificate Principal Balance of the Class A-II, Class M-II-1, Class M-II-2, Class M-II-3, Class M-II-4 and Class M-II-5 Certificates (after taking into account the payment of the Class A-II Principal Distribution Amount, Class M-II-1 Principal Distribution Amount, Class M-II-2 Principal Distribution Amount, Class M-II-3 Principal Distribution Amount, Class M-II-4 Principal Distribution Amount and Class M-II-5 Principal Distribution Amount for that distribution date) and (2)
               the Certificate Principal Balance of the Class M-II-6 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date, less the related Overcollateralization Floor.

         CUMULATIVE INSURANCE PAYMENTS--With respect to Loan Group I, the aggregate of any payments made with respect to the Class A-I-6B Certificates by the insurer under the policy to the extent not previously reimbursed, plus interest on that amount at the rate set forth in the policy.

         ELIGIBLE MASTER SERVICING COMPENSATION--For either loan group and any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans in that loan group immediately preceding that distribution date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date with respect to the mortgage loans in that loan group.

         EXCESS CASH FLOW--For either loan group and with respect to any distribution date, an amount equal to the sum of (A) the excess of (i) the related Available Distribution Amount for that distribution date over (ii) the sum of (a) the related Interest Distribution Amount for that distribution date and (b) the related Principal Remittance Amount for that distribution date and
(B) the related Overcollateralization Reduction Amount, if any, for that distribution date.

         EXCESS OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date and either loan group, the excess, if any, of the related
Overcollateralization Amount on that distribution date over the related Required Overcollateralization Amount.

         GROUP II BASIS RISK SHORTFALL--With respect to the Class A-II Certificates and Class M-II Certificates and any distribution date on which the Group II Net WAC Cap Rate is used to determine the Pass-Through Rate of the Class A-II Certificates or Class M-II Certificates, an amount equal to the excess of (x) Accrued Certificate Interest for the Class A-II Certificates or Class M-II Certificates calculated at a rate (not to exceed 14% per annum) equal to One-Month LIBOR plus the related Margin over (y) Accrued Certificate Interest for the Class A-II Certificates or Class M-II Certificates calculated using the Group II Net WAC Cap Rate.

         GROUP II BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT--With respect to each class of Class A-II Certificates and Class M-II Certificates and any distribution date, an amount equal to the aggregate amount of Group II Basis Risk Shortfall for that class on that distribution date, plus any unpaid Group II Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related Pass-Through Rate.

         GROUP I NET WAC CAP SHORTFALL CARRY-FORWARD AMOUNT--With respect to any Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and each class of Class M-I Certificates and any distribution date, an amount equal to the aggregate amount of Group I Net WAC Cap Shortfall for that class on that distribution date, plus any unpaid Group I Net WAC Cap Shortfall from prior distribution dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related Pass-Through Rate.

         GROUP I NET WAC CAP RATE--With respect to any distribution date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, and, in the case of the Class A-I-1 Certificates, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

         GROUP II NET WAC CAP RATE--With respect to any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group II Loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

         GROUP I NET WAC CAP SHORTFALL--With respect to the Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and each class of Class M-I Certificates and any distribution date on which the Group I Net WAC Cap Rate is used to determine the Pass-Through Rate of that class of Class A-I Certificates or Class M-I Certificates, an amount equal to the excess of (x) Accrued Certificate Interest for that class of Class A-I Certificates or Class M-I Certificates calculated at a rate equal to the rate determined in clause (i) of the definition of "Pass-Through Rate" for that class of Class A-I Certificates or Class M-I Certificates over (y) Accrued Certificate Interest for that class of Class A-I Certificates or Class M-I Certificates calculated using the Group I Net WAC Cap Rate.

         GROUP II PRINCIPAL ALLOCATION AMOUNT--With respect to any distribution date, the sum of (a) the Principal Remittance Amount for that distribution date on the Group II Loans and (b) the aggregate amount of Realized Losses on the Group II Loans in the calendar month preceding that distribution date, to the extent covered by Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below; provided, that on any distribution date on which there is insufficient Excess Cash Flow to cover all Realized Losses on the Group II Loans, in determining the Class A-II-A Principal Distribution Amount and Class A-II-B Principal Distribution Amount, the available Excess Cash Flow will be allocated to the Class A-II-A Certificates and Class A-II-B Certificates, pro rata, based on the principal portion of Realized Losses on the Group II-A Loans the Group II-B Loans, respectively.

         GROUP I SENIOR ENHANCEMENT PERCENTAGE--For any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M-I-1, Class M-I-2, Class M-I-3 and Class M-I-4 Certificates and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the Group I Loans after giving effect to distributions to be made on that distribution date.

         GROUP II SENIOR ENHANCEMENT PERCENTAGE--For any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M-II-1, Class M-II-2, Class M-II-3, Class M-II-4, Class M-II-5 and Class M-II-6 Certificates and (ii) the related Overcollateralization Amount, in each case prior to the distribution of the related Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the Group II Loans after giving effect to distributions to be made on that distribution date.

         GROUP I STEPDOWN DATE--The distribution date which is the later to occur of (x) the distribution date in February 2007 and (y) the first distribution date on which the aggregate Stated Principal Balance of the Group I Loans as of the end of the related due period is less than one-half of the aggregate Stated Principal Balance of the Group I Loans as of the cut-off date.

         GROUP II STEPDOWN DATE--The distribution date which is the later to occur of (x) the distribution date in February 2007 and (y) the first distribution date on which the aggregate Stated Principal Balance of the Group II Loans as of the end of the related due period is less than one-half of the aggregate Stated Principal Balance of the Group II Loans as of the cut-off date.

         GROUP I TRIGGER EVENT--A Group I Trigger Event is in effect with respect to any distribution date if either (i) with respect to any distribution date the three-month average of the related Sixty-Plus Delinquency Percentage, as determined on that distribution date and the immediately preceding two distribution dates, equals or exceeds 50.00% of the Group I Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Group I Loans as a percentage of the initial aggregate Stated Principal Balance of the Group I Loans as of the cut-off date exceeds the applicable amount set forth below:

February 2007 to January 2008............  1.30% with respect to February 2007, plus an additional
                                           1/12th of 0.85% for each month thereafter.

February 2008 to January 2009............  2.15% with respect to February 2008, plus an additional
                                           1/12th of 0.60% for each month thereafter.

February 2009 to January 2010............  2.75% with respect to February 2009, plus an additional
                                           1/12th of 0.35% for each month thereafter.

February 2010 to January 2011............  3.10% with respect to February 2010, plus an additional
                                           1/12th of 0.15% for each month thereafter.

February 2011 and thereafter.............  3.25%.

         GROUP II TRIGGER EVENT--A Group II Trigger Event is in effect with respect to any distribution date if either (i) with respect to any distribution date the three-month average of the related Sixty-Plus Delinquency Percentage, as determined on that distribution date and the immediately preceding two distribution dates, equals or exceeds 42.00% of the Group II Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Group II Loans as a percentage of the initial aggregate Stated Principal Balance of the Group II Loans as of the cut-off date exceeds the applicable amount set forth below:


February 2007 to January 2008............  4.25% with respect to February 2007, plus an additional
                                           1/12th of 2.15% for each month thereafter.

February 2008 to January 2009............  6.40% with respect to February 2008, plus an additional
                                           1/12th of 1.70% for each month thereafter.

February 2009 to January 2010............  8.10% with respect to February 2009, plus an additional
                                           1/12th of 0.40% for each month thereafter.

February 2010 and thereafter.............  8.50%.

         GUARANTEED DISTRIBUTION--With respect to the Insured Certificates, (i) one full month's interest on the Certificate Principal Balance of the Insured Certificates at the respective Pass-Through Rate, net of (a) any Prepayment Interest Shortfalls allocated to the Insured Certificates, and (b) any interest shortfalls relating to the Relief Act or similar legislation or regulations allocated to the Insured Certificates, (ii) the principal portion of any Realized Loss allocated to the Insured Certificates and (iii) the Certificate Principal Balance of the Insured Certificates to the extent unpaid on the applicable final scheduled distribution date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement.

         INTEREST ACCRUAL PERIOD--With respect to any distribution date and the Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and Class M-I Certificates, the prior calendar month. With respect to any distribution date and the Class A-I-1, Class A-II and Class M-II Certificates, (i) with respect to the distribution date in February 2004, the period commencing on the closing date and ending on the day preceding the distribution date in February 2004, and (ii) with respect to any distribution date after the distribution date in February 2004, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

         INTEREST DISTRIBUTION AMOUNT--For either loan group and any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related Class A Certificates and Class M Certificates for that distribution date, to the extent of the related Available Distribution Amount for that distribution date, plus any related Accrued Certificate Interest remaining unpaid from any prior distribution date, less any related Prepayment Interest Shortfalls for that distribution date not covered by Eligible Master Servicing Compensation and any Relief Act Shortfalls for that distribution date.

         INTEREST REMITTANCE AMOUNT--With respect to any distribution date, the portion of the Available Distribution Amount for that distribution date attributable to interest received or advanced with respect to the mortgage loans in the related loan group or sub-group.

         MARGIN--With respect to the Class A-I-1 Certificates and any distribution date, 0.17% per annum. With respect to the Class A-II-A Certificates, initially 0.290% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans, 0.580% per annum. With respect to the Class A-II-B Certificates, initially 0.300% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans, 0.600% per annum. With respect to the Class M-II-1 Certificates, initially 0.680% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans, 1.020% per annum. With respect to the Class M-II-2 Certificates, initially 1.450% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans, 2.175% per annum. With respect to the Class M- II-3 Certificates, initially 1.600% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans, 2.400% per annum. With respect to the Class M-II-4 Certificates, initially 1.800% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans, 2.700% per annum. With respect to the Class M-II-5 Certificates, initially 2.150% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans, 3.225% per annum. With respect to the Class M-II-6 Certificates, initially 4.500% per annum, and on any distribution date on or after the second distribution date after the first possible optional termination date for the Group II Loans, 6.750% per annum.

         NET MORTGAGE RATE--With respect to any mortgage loan, the mortgage rate thereon minus the rates at which the master servicing and subservicing fees are paid.

         ONE-MONTH LIBOR--The London interbank offered rate for one-month United States Dollar deposits determined as described in this prospectus supplement.

         OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date and either loan group, the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans in the related loan group before giving effect to distributions of principal to be made on that distribution date, over the aggregate Certificate Principal Balance of the related Class A Certificates and Class M Certificates as of such date, before taking into account distributions of principal to be made on that distribution date.

         OVERCOLLATERALIZATION FLOOR--As to either loan group, an amount equal to 0.50% of the aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date.

         OVERCOLLATERALIZATION INCREASE AMOUNT--With respect to any distribution date and either loan group, an amount equal to the lesser of (i) the Excess Cash Flow available for payment of the Overcollateralization Increase Amount for that loan group and for that distribution date, as provided in clauses fifth, sixth and seventh under "--Overcollateralization Provisions" below and (ii) the excess, if any, of (x) the related Required Overcollateralization Amount for that distribution date over (y) the related Overcollateralization Amount for that distribution date.

         OVERCOLLATERALIZATION REDUCTION AMOUNT--With respect to any distribution date and each loan group for which the related Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for that distribution date and (ii) the Principal Remittance Amount for the related loan group for that distribution date.

         PASS-THROUGH RATE--With respect to the Class A-I-1 Certificates and any distribution date, the lesser of (i) One-Month LIBOR plus the related Margin and (ii) the Group I Net WAC Cap Rate. With respect to the Class A-I-2 Certificates and Class A-I-3 Certificates and any distribution date, the applicable fixed rate per annum listed on page S-5. With respect to the Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7, Class M-I-1, Class M-I-2, Class M-I-3 and Class M-I-4 Certificates and any distribution date, the lesser of (i) the applicable fixed rate per annum listed on page S-5 including, with respect to the

Class A-I-6A, Class A-I-6B, Class M-I-1, Class M-I-2, Class M-I-3 and Class M-I-4 Certificates, the increase of 0.50% per annum beginning on the second distribution date following the first possible optional termination date for the Group I Loans and (ii) the Group I Net WAC Cap Rate. With respect to the Class A-II-A, Class A-II-B, Class M-II-1, Class M-II-2, Class M-II-3, Class M-II-4, Class M-II-5 and Class M-II-6 Certificates and any distribution date, the least of (i) One-Month LIBOR plus the related Margin, (ii) 14% per annum and (iii) the Group II Net WAC Cap Rate. The Pass-Through Rate on the Class A Certificates and Class M Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at (800) 275-2048.

         PREFERENCE AMOUNT--With respect to the Insured Certificates, any payment of a Guaranteed Distribution on an Insured Certificate which has become due for payment under the pooling and servicing agreement and which is made to a holder of an Insured Certificate by or on behalf of the trustee which has been deemed a preferential transfer and theretofore recovered from the holder of an Insured Certificate pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         PREPAYMENT INTEREST SHORTFALLS--With respect to any distribution date and either loan group, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the related mortgage loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Overcollateralization Provisions" and "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The policy will not cover any Prepayment Interest Shortfalls.

         PRINCIPAL DISTRIBUTION AMOUNT--On any distribution date and with respect to each loan group, the lesser of (a) the sum of (i) the excess of (x) the related Available Distribution Amount over (y) the related Interest Distribution Amount and (ii) any non-related Excess Cash Flow used to pay principal on the related certificates as described under "--Overcollateralization Provisions" below and (b) the sum of the following:

               (i) the principal portion of all scheduled monthly payments on the mortgage loans in the related loan group received or Advanced with respect to the related due period;

               (ii) the principal portion of all proceeds of the repurchase of mortgage loans in the related loan group, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

               (iii) the principal portion of all other unscheduled collections received on the mortgage loans in the related loan group during the preceding calendar month other than Subsequent Recoveries, including, without limitation, Liquidation Proceeds, Insurance Proceeds, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

               (iv) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the related loan group in the calendar month preceding that distribution date to the extent covered by related or non-related Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below; and

               (v) the amount of any related Overcollateralization Increase Amount for that distribution date to the extent covered by related or non-related Excess Cash Flow for that distribution date as described under "--Overcollateralization Provisions" below;

               minus

               (vi) the amount of any related Overcollateralization Reduction Amount for that distribution date; and

               (vii) the related Capitalization Reimbursement Amount for such distribution date.

         In no event will the Principal Distribution Amount for either loan group on any distribution date be less than zero or greater than the aggregate outstanding Certificate Principal Balance of the related Class A Certificates and Class M Certificates.

         PRINCIPAL REMITTANCE AMOUNT--With respect to any distribution date and each loan group, the sum of the amounts described in clauses (b)(i), (b)(ii) and
(b)(iii) of the definition of Principal Distribution Amount for that distribution date.

         RECORD DATE--With respect to any offered certificates, other than the Class A-I-1, Class A-II and Class M-II Certificates, the close of business on the last business day of the preceding calendar month. With respect to the Class A-I-1, Class A-II and Class M-II Certificates and any distribution date, the close of business on the day prior to that distribution date.

         RELIEF ACT SHORTFALLS--Interest shortfalls on the mortgage loans resulting from the Relief Act or similar legislation or regulations.

         REQUIRED OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date and the Group I Loans, (a) if such Distribution Date is prior to the Group I Stepdown Date, 1.15% of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date, or (b) if such Distribution Date is on or after the Group I Stepdown Date, the greater of (i) 2.30% of the then current aggregate Stated Principal Balance of the Group I Loans as of the end of the related Due Period and (ii) the related Overcollateralization Floor. With respect to any distribution date and the Group II Loans, (a) if such Distribution Date is prior to the Group II Stepdown Date, 3.00% of the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date, or (b) if such Distribution Date is on or after the Group II Stepdown Date, the greater of
(i) 6.00% of the then current aggregate Stated Principal Balance of the Group II Loans as of the end of the related Due Period and (ii) the related Overcollateralization Floor. The Required Overcollateralization Amount for either loan group may be reduced from time to time with notification to the rating agencies and without the consent of the certificateholders.

         SIXTY-PLUS DELINQUENCY PERCENTAGE--With respect to any distribution date and each loan group, the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the mortgage loans of the related loan group that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in foreclosure and REO, over (y) the aggregate Stated Principal Balance of all of the mortgage loans of the related loan group immediately preceding that distribution date.

         STATED PRINCIPAL BALANCE--For any mortgage loan as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due in the month of the cut-off date, and (ii) any amount by which the outstanding principal balance is increased pursuant to a servicing modification, minus (b) the sum of
(i) the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the most recent distribution date which were received or with respect to which an Advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

         SUBORDINATION PERCENTAGE--As to any class of offered certificates, the respective approximate percentage set forth below.


           CLASS        PERCENTAGE          CLASS        PERCENTAGE
           -----        ----------          -----        ----------
            A-I           82.20%            A-II           57.00%

           M-I-1          88.70%           M-II-1          72.00%

           M-I-2          93.20%           M-II-2          84.00%

           M-I-3          95.70%           M-II-3          86.00%

           M-I-4          97.70%           M-II-4          88.50%

                                           M-II-5          91.00%

                                           M-II-6          94.00%

         SUBSEQUENT RECOVERIES--Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.


DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         Distributions on the offered certificates will be made by the trustee beginning in February 2004 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business of the related Record Date. Payments will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, payments will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, New York or Illinois are required or authorized by law to be closed.


MULTIPLE LOAN GROUP STRUCTURE

         The mortgage loans in the trust consist of the Group I Loans and Group II Loans, as described above under "Description of the Mortgage Pool." Distributions of principal on the Class A-I Certificates and Class M-I Certificates, and Class A-II Certificates and Class M-II Certificates, will be based primarily on principal received or advanced with respect to the Group I Loans and Group II Loans, respectively. However, the Excess Cash Flow for a loan group will be available to pay amounts related to the following for the non-related loan group:

          o covering Realized Losses and reimbursing the principal portion of any Realized Losses previously allocated to the offered certificates that remain unreimbursed;

          o    creating overcollateralization;

          o    reimbursing the insurer for Cumulative Insurance Payments;

          o    covering Prepayment Interest Shortfalls;

          o covering Group I Net WAC Cap Shortfall Carry-Forward Amounts on the Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and Class M-I Certificates; and

          o covering Group II Basis Risk Shortfall Carry-Forward Amounts on the Class A-II Certificates and Class M-II Certificates.

See "--Overcollateralization Provisions" in this prospectus supplement.


INTEREST DISTRIBUTIONS

         On each distribution date, holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the related Accrued Certificate Interest thereon for that distribution date to the extent of the related Available Distribution Amount for that distribution date, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, less (1) any related Prepayment Interest Shortfalls for that distribution date not covered by Eligible Master Servicing Compensation from the related and non-related loan group and (2) any related Relief Act Shortfalls for that distribution date, in each case as described below. On each distribution date, holders of each class of the Class M Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class, plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the related Available Distribution Amount remaining after distributions of interest to the related Class A Certificates and distributions of interest to any related class of Class M Certificates with a higher payment priority, less (1) any related Prepayment Interest Shortfalls for that distribution date not covered by Eligible Master Servicing Compensation from the related and non-related loan group and (2) any related Relief Act Shortfalls for that distribution date, in each case as described below.

         As described in the definition of "Accrued Certificate Interest" and in this section, Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto. However, in the event that any such interest shortfall is allocated to the Insured Certificates, the amount of such allocated interest shortfall will be drawn under the policy and distributed to the holders of the Insured Certificates; provided that:

          o no such draw will be made against, and therefore the Insured Certificates will not be protected against, any such shortfall caused by the Relief Act or similar legislation or regulations; and

          o no such draw will be made in respect of, and therefore the Insured Certificates will not be protected against, any Prepayment Interest Shortfall.

Notwithstanding the foregoing, if payments were not made as required under the policy, any interest shortfalls may be allocated to the Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

         With respect to any distribution date, any Prepayment Interest Shortfalls during the preceding calendar month will be offset as follows:

          o first, by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from that loan group; and

          o second, by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from the non-related loan group, and only to the extent remaining after covering any Prepayment Interest Shortfalls with respect to the non-related loan group.

Any Prepayment Interest Shortfalls which are not so covered will be allocated to the related Class A Certificates and Class M Certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls, will accrue interest at the applicable Pass-

Through Rate, as adjusted from time to time, and will be paid, together with interest thereon, on that distribution date or future distribution dates solely to the extent of any available Excess Cash Flow in the manner described under "-Overcollateralization Provisions" below.

         Relief Act Shortfalls will be allocated to the related Class A Certificates and Class M Certificates on a pro rata basis, in accordance with the amount of Accrued Certificate Interest that would have accrued absent these shortfalls. Relief Act Shortfalls will not be covered by any source, except that Relief Act Shortfalls arising in an Interest Accrual Period may be covered by Excess Cash Flow for that Interest Accrual Period in the manner described under "--Overcollateralization Provisions" below.

         If the Pass-Through Rate on the Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 or Class M-I Certificates is limited to the Group I Net WAC Cap Rate, Group I Net WAC Cap Shortfalls will occur and will be reimbursed from Excess Cash Flow as and to the extent described in this prospectus supplement. If the Pass-Through Rate on the Class A-II Certificates or Class M-II Certificates is limited to the Group II Net WAC Cap Rate, Group II Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow as and to the extent described in this prospectus supplement.

         The ratings assigned to the offered certificates do not address the likelihood of the receipt of any amounts in respect of any Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls. The policy will not cover any Prepayment Interest Shortfalls, Relief Act Shortfalls, Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls. See "--Overcollateralization Provisions" below.


DETERMINATION OF ONE-MONTH LIBOR

         The Pass-Through Rate on the Class A-I-1, Class A-II and Class M-II Certificates for any Interest Accrual Period, including the initial Interest Accrual Period, will be determined on the second LIBOR business day immediately prior to the commencement of such Interest Accrual Period--the LIBOR rate adjustment date.

         On each LIBOR rate adjustment date, One-Month LIBOR shall be established by the trustee and, as to any Interest Accrual Period, will equal the rate for one month United States Dollar deposits that appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on this page, or any other page as may replace that page on that service, or if the service is no longer offered, or any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., London time, on the LIBOR rate adjustment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-I- 1, Class A-II and Class M-II Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A-I-1, Class A-II and Class M-II Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date; provided however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee, after consultation with the master servicer, shall select an alternative comparable index over which the trustee has no control, used for determining one-month

Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         The establishment of One-Month LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rate applicable to the Class A-I-1, Class A-II and Class M-II Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.


PRINCIPAL DISTRIBUTIONS

         Holders of each class of Class A-I Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the related Interest Distribution Amount is distributed and in the manner set forth below, a distribution allocable to principal equal to the Class A-I Principal Distribution Amount.

         The Class A-I Principal Distribution Amount will be distributed to the Class A-I-1 Certificates through Class A-I-7 Certificates as follows:

          o first, to the Class A-I-7 Certificates, an amount equal to the Class A-I-7 Lockout Distribution Amount for that distribution date, until the Certificate Principal Balance of the Class A-I-7 Certificates has been reduced to zero;

          o second, to the Class A-I-1 Certificates, until the Certificate Principal Balance of the Class A-I-1 Certificates has been reduced to zero;

          o third, to the Class A-I-2 Certificates, until the Certificate Principal Balance of the Class A-I- 2 Certificates has been reduced to zero;

          o fourth, to the Class A-I-3 Certificates, until the Certificate Principal Balance of the Class A-I-3 Certificates has been reduced to zero;

          o fifth, to the Class A-I-4 Certificates, until the Certificate Principal Balance of the Class A-I-4 Certificates has been reduced to zero;

          o sixth, to the Class A-I-5 Certificates, until the Certificate Principal Balance of the Class A-I- 5 Certificates has been reduced to zero;

          o seventh, to the Class A-I-6A Certificates and Class A-I-6B Certificates, concurrently on a pro rata basis, based on the outstanding Certificate Principal Balance of each such class prior to giving effect to distributions to be made on that distribution date, until the Certificate Principal Balance of each such class has been reduced to zero; and

          o eighth, to the Class A-I-7 Certificates, until the Certificate Principal Balance of the Class A-I-7 Certificates has been reduced to zero.

         Holders of each class of Class A-II Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the related Interest Distribution Amount is distributed and in the manner set forth below, a distribution allocable to principal equal to the Class A-II Principal Distribution Amount.

         The Class A-II Principal Distribution Amount will be distributed to the Class A-II-A Certificates and Class A-II-B Certificates as follows:

          o first, concurrently, the Class A-II-A Principal Distribution Amount will be distributed on each distribution date to the Class A-II-A Certificates, until the Certificate Principal Balance of that class has been reduced to zero, and the Class A-II-B Principal Distribution Amount will be distributed on each distribution date to the Class A-II-B Certificates, until the Certificate Principal Balance of that class has been reduced to zero; and

          o second, any remaining Class A-II Principal Distribution Amount will be distributed to the remaining class of Class A-II Certificates, until the Certificate Principal Balance of that class of Class A-II Certificates has been reduced to zero.

         Holders of the Class M-I-1 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount and the Class A-I Principal Distribution Amount have been distributed, the Class M-I-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-II-1 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount and the Class A-II Principal Distribution Amount have been distributed, the Class M-II-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-I-2 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-I Principal Distribution Amount and the Class M-I-1 Principal Distribution Amount have been distributed, the Class M-I-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-II-2 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-II Principal Distribution Amount and the Class M-II-1 Principal Distribution Amount have been distributed, the Class M-II-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-I-3 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-I Principal Distribution Amount, the Class M-I-1 Principal Distribution Amount and the Class M-I-2 Principal Distribution Amount have been distributed, the Class M- I-3 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-II-3 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-II Principal Distribution Amount, the Class M-II-1 Principal Distribution Amount and the Class M-II-2 Principal Distribution Amount have been distributed, the Class M-II-3 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-I-4 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-I Principal Distribution Amount, the Class M-I-1 Principal Distribution Amount, the Class M-I-2 Principal Distribution Amount and the Class M-I-3 Principal Distribution Amount have been distributed, the Class M-I-4 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-II-4 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-II Principal Distribution Amount, the Class M-II-1 Principal

Distribution Amount, the Class M-II-2 Principal Distribution Amount and the Class M-II-3 Principal Distribution Amount have been distributed, the Class M-II-4 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-II-5 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-II Principal Distribution Amount, the Class M-II-1 Principal Distribution Amount, the Class M-II-2 Principal Distribution Amount, the Class M-II-3 Principal Distribution Amount and the Class M-II-4 Principal Distribution Amount have been distributed, the Class M-II-5 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

         Holders of the Class M-II-6 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the related Available Distribution Amount remaining after the sum of the related Interest Distribution Amount, the Class A-II Principal Distribution Amount, the Class M-II-1 Principal Distribution Amount, the Class M-II-2 Principal Distribution Amount, the Class M-II-3 Principal Distribution Amount, Class M-II-4 Principal Distribution Amount and the Class M-II-5 Principal Distribution Amount have been distributed, the Class M-II-6 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.


OVERCOLLATERALIZATION PROVISIONS

         The pooling and servicing agreement requires that, on each distribution date, the Excess Cash Flow for each loan group, if any, be applied on that distribution date as an accelerated payment of principal on the related Class A Certificates and Class M Certificates and for the other purposes described below but only in the manner and to the extent hereafter described. Excess Cash Flow for each loan group will be applied on any distribution date as follows:

               first, to pay to the holders of the related Class A Certificates and Class M Certificates the principal portion of Realized Losses incurred on the mortgage loans in the related loan group for the preceding calendar month;

               second, to pay to the holders of the non-related Class A Certificates and Class M Certificates the principal portion of Realized Losses incurred on the mortgage loans in the non-related loan group for the preceding calendar month, to the extent not covered by the Excess Cash Flow for that non- related loan group;

               third, with respect to any remaining Excess Cash Flow for the Group I Loans, to pay the insurer any Cumulative Insurance Payments;

               fourth, with respect to any remaining Excess Cash Flow for the Group II Loans, to pay the insurer any Cumulative Insurance Payments to the extent not covered by the Excess Cash Flow for the Group I Loans;

               fifth, to pay any Overcollateralization Increase Amount for the non-related loan group to the non-related Class A Certificates and Class M Certificates, but only to the extent the aggregate Certificate Principal Balance of those non-related Class A Certificates and Class M Certificates exceeds the aggregate Stated Principal Balance of the non-related mortgage loans after application of the Excess Cash Flow for that non-related loan group;

               sixth, to pay any related Overcollateralization Increase Amount to the related Class A Certificates and Class M Certificates;

               seventh, to pay any Overcollateralization Increase Amount for the non-related loan group to the non-related Class A Certificates and Class M Certificates not covered pursuant to clause fifth above and to the extent not covered by the Excess Cash Flow for that non-related loan group pursuant to clause sixth above;

               eighth, to pay the holders of the related Class A Certificates and Class M Certificates, based on Accrued Certificate Interest otherwise due thereon, the amount of any related Prepayment Interest Shortfalls allocated thereto with respect to the mortgage loans in the related loan group for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation for the related and non-related loan group on that distribution date;

               ninth, to pay the holders of the non-related Class A Certificates and Class M Certificates, based on Accrued Certificate Interest otherwise due thereon, the amount of any Prepayment Interest Shortfalls allocated thereto with respect to the mortgage loans in the non-related loan group for that distribution date, to the extent not covered by the Eligible Master Servicing Compensation for the related and non-related loan group on that distribution date, and to the extent not covered by the Excess Cash Flow for that non-related loan group pursuant to clause eighth above;

               tenth, to pay to the holders of the related Class A Certificates and Class M Certificates, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon;

               eleventh, to pay to the holders of the non-related Class A Certificates and Class M Certificates, based on unpaid Prepayment Interest Shortfalls previously allocated thereto, any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon, to the extent not covered by the Excess Cash Flow for that non-related loan group;

               twelfth, with respect to the remaining Excess Cash Flow for the Group I Loans, to pay to the reserve fund which is available to pay to the holders of the Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and Class M-I Certificates as described below, the Group I Net WAC Cap Shortfall Carry-Forward Amount;

               thirteenth, with respect to the remaining Excess Cash Flow for the Group II Loans, to pay to the reserve fund which is available to pay to the holders of the Class A-II Certificates and Class M-II Certificates as described below, the Group II Basis Risk Shortfall Carry-Forward Amount;

               fourteenth, with respect to any remaining Excess Cash Flow for the Group I Loans, to pay to the reserve fund which is available to pay to the holders of the Class A-II Certificates and Class M-II Certificates as described below, the Group II Basis Risk Shortfall Carry-Forward Amount to the extent not covered by the Excess Cash Flow for the Group II Loans;

               fifteenth, with respect to any remaining Excess Cash Flow for the Group II Loans, to pay to the reserve fund which is available to pay to the holders of the Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and Class M-I Certificates as described below, the Group I Net WAC Cap Shortfall Carry-Forward Amount to the extent not covered by the Excess Cash Flow for the Group I Loans;

               sixteenth, to pay to the holders of the related Class A Certificates and Class M Certificates on a pro rata basis, based on the amount of Relief Act Shortfalls allocated thereto, the amount of any Relief Act Shortfalls allocated thereto with respect to the related mortgage loans for that distribution date;

               seventeenth, to pay to the holders of the non-related Class A Certificates and Class M Certificates on a pro rata basis, based on the amount of Relief Act Shortfalls allocated thereto, the amount of any Relief Act Shortfalls allocated thereto with respect to the related mortgage loans for that distribution date, to the extent not covered by the Excess Cash Flow for that non-related loan group;

               eighteenth, to pay to the holders of the related Class A Certificates, pro rata, and then to the related Class M Certificates, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

               nineteenth, to pay to the holders of the non-related Class A Certificates, pro rata, and then to the non-related Class M Certificates, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed, to the extent not covered by the Excess Cash Flow for that non-related loan group; and

               twentieth, to pay to the holders of the related Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

         On any distribution date, any amounts payable pursuant to clauses first, second, fifth, sixth and seventh above to the offered certificates shall be included in the related Principal Distribution Amount and shall be paid as described in "--Principal Distributions" above. Any amounts payable pursuant to clauses eighteenth and nineteenth above shall not accrue interest.

         On any distribution date, any amounts payable pursuant to clauses twelfth, thirteenth, fourteenth and fifteenth above to the offered certificates shall be distributed to the related Class A Certificates, pro rata, based on the amount of Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls, as applicable, for such classes of certificates, and then to the related Class M Certificates, in their order of payment priority.

         In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of offered certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfalls, Group II Basis Risk Shortfalls or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

         The pooling and servicing agreement requires that the Excess Cash Flow for each loan group, to the extent available as described above, will be applied as an accelerated payment of principal first, on the related classes of Class A Certificates and Class M Certificates and then to the non-related classes of Class A Certificates and Class M Certificates, in each case to the extent that the related Required Overcollateralization Amount exceeds the related Overcollateralization Amount as of that distribution date. The application of Excess Cash Flow to the payment of principal on the Class A Certificates and Class M Certificates has the effect of accelerating the amortization of those Class A Certificates and Class M Certificates relative to the amortization of the related mortgage loans.

         In the event that the Required Overcollateralization Amount for either loan group is permitted to decrease or "step down" on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the related Class A Certificates and Class M Certificates on that distribution date shall not be distributed to the holders of those Class A Certificates and Class M Certificates on that distribution date, and will be included in the related Excess Cash Flow for that distribution date. This has the effect of decelerating the amortization of those Class A Certificates and Class M Certificates relative to the amortization of the related mortgage loans, and of reducing the related Overcollateralization Amount.


THE POLICY

         The following summary of the provisions of the certificate guaranty insurance policy, referred to in this prospectus supplement as the policy, to be issued by the insurer does not purport to be complete and is qualified in its entirety by reference to the policy.

         Simultaneously with the issuance of the certificates, the insurer will deliver the policy to the trustee for the benefit of each holder of the Class A-I-6B Certificates. Under the policy, the insurer unconditionally and irrevocably guarantees to the trustee for the benefit of each holder of Class A-I-6B Certificates the full and complete payment of (i) the Guaranteed Distribution on each distribution date and (ii) the amount of any distribution of principal or interest to any holder of a certificate of that class which distribution subsequently is avoided in whole or in part as a preference payment under applicable law.

         As provided by the policy, the insurer will pay any amount payable thereunder, other than Preference Amounts, no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Guaranteed Distribution is due or the business day following receipt in New York, New York on a business day by the insurer of a notice; provided that, if the notice is received after 12:00 noon, New York City time, on that business day, it will be deemed to be received on the following business day. If any such notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the policy, it shall be deemed not to have been received for purposes of this paragraph, and the insurer shall promptly so advise the trustee and the trustee may submit an amended notice.

         The insurer will pay any Preference Amount when due to be paid pursuant to the order referred to below, but in any event on the distribution date next following receipt on a business day by the insurer of (i) a certified copy of a final, non-appealable order, referred to as an order, of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the trustee or the holder of a Class A-I-6B Certificate is required to return such Preference Amount paid during the term of the policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the trustee or the holder of a Class A-I-6B Certificate, (ii) a certificate by or on behalf of the trustee that the order has been entered and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the insurer, duly executed and delivered by the trustee, irrevocably assigning to the insurer all rights and claims of the trustee or the holder of a Class A-I-6B Certificate relating to or arising under the pooling and servicing agreement against the estate of the trustee or otherwise with respect to such Preference Amount and (iv) a notice of nonpayment appropriately completed and executed by the trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, and not to the trustee or the holder of a Class A-I-6B Certificate directly, unless the trustee or the holder of a Class A-I-6B Certificate has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case the insurer will pay the trustee on behalf of the holder of a Class A-I-6B Certificate, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii) and (iv) above to the insurer and (b) evidence satisfactory to the insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order.

         Under the policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of New York or the city in which the corporate office of the trustee or the insurer is located are authorized or obligated by law or executive order to be closed.

         "Notice" as used in this section means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form required pursuant to the policy, the original of which is subsequently delivered by registered or certified mail, from the trustee specifying the Guaranteed Distribution which will be due and owing on the applicable distribution date.

         The "term of the policy" means the period from and including the date of issuance of the policy to and including the date on which (i) the Certificate Principal Balance of the Class A-I-6B Certificates is reduced to zero, (ii) any period during which any payment on the Class A-I-6B Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and nonappealable order in resolution of each such proceeding has been entered.

         The insurer's obligations under the policy in respect of Guaranteed Distributions will be discharged to the extent funds are transferred to the trustee as provided in the policy whether or not such funds are properly applied by the trustee.

         The insurer will be subrogated to the rights of each holder of a Class A-I-6B Certificate to receive distributions on Class A-I-6B Certificates to the extent of any payment by the insurer under the policy.

         The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The policy may not be cancelled or revoked prior to payment in full of the Class A-I-6B Certificates. The policy is governed by the laws of the State of New York.

ALLOCATION OF LOSSES

         Realized Losses with respect to the mortgage loans in each loan group will be allocated or covered as follows:

               first, to the related Excess Cash Flow for the related distribution date;

               second, to the non-related Excess Cash Flow for the related distribution date;

               third, by the reduction of the related Overcollateralization Amount until reduced to zero or until the aggregate Certificate Principal Balance of the offered certificates equals the aggregate Stated Principal Balance of the mortgage loans;

               fourth, by the reduction of the non-related Overcollateralization Amount until reduced to zero, meaning, that losses will not be allocated under any subsequent clause until after the aggregate Certificate Principal Balance of the offered certificates equals the aggregate Stated Principal Balance of the mortgage loans;

               fifth, for losses on the Group I Loans, to the Class M-I-4 Certificates and for the losses on the Group II Loans, to the Class M-II-6 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero;

               sixth, for losses on the Group I Loans, to the Class M-I-3 Certificates and for the losses on the Group II Loans, to the Class M-II-5 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero;

               seventh, for losses on the Group I Loans, to the Class M-I-2 Certificates and for the losses on the Group II Loans, to the Class M-II-4 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero;

               eighth, for losses on the Group I Loans, to the Class M-I-1 Certificates and for the losses on the Group II Loans, to the Class M-II-3 Certificates, in each case until the Certificate Principal Balance thereof has been reduced to zero;

               ninth, for losses on the Group II Loans, to the Class M-II-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

               tenth, for losses on the Group II Loans, to the Class M-II-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

               eleventh, for losses on the Group I Loans, to all of the Class A-I Certificates on a pro rata basis, for losses on the Group II-A Loans, to the Class A-II-A Certificates, and for losses on the Group II-B Loans, to the Class A-II-B Certificates, in each case until the Certificate Principal Balances thereof have been reduced to zero.

         An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

         With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

         The principal portion of any Realized Loss, other than a Debt Service Reduction, allocated to a Class A Certificate or Class M Certificate will be allocated in reduction of its Certificate Principal Balance, until reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to a Class A Certificate or Class M Certificate will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of Realized Loss may be made by operation of the payment priority for the certificates set forth in this prospectus supplement.

         In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates on each distribution date, holders of each class of Class A Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the related Class M Certificates. In addition, overcollateralization and the application of Excess Cash Flow will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A Certificates on each distribution date.

         In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the related certificateholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the Securities--Servicing and Administration of Loans--Collection and Other Servicing Procedures" in the prospectus. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a fixed rate mortgage loan will have the effect of reducing the mortgage rate below one-half of the mortgage rate as in effect on the cut-off date or below the servicing fee rate. No servicing modification with respect to an adjustable rate mortgage loan will have the effect of reducing the mortgage rate below (i) the greater of (a) one-half of the mortgage rate as in effect on the cut-off date and (b) one-half of the mortgage rate as in effect on the date of the servicing modification or (ii) the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time with the consent of the rating agencies.

         Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the offered certificates will not be affected by the servicing modification.

         The priority of payments among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest in the trust evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of related Class M Certificates with a lower payment priority.

         Notwithstanding the foregoing, with respect to the Insured Certificates, the policy will cover the interest and principal portion of all Realized Losses allocated thereto. See "--The Policy" in this prospectus supplement. If payments are not made under the policy, Realized Losses allocated to the Insured Certificates will be borne by the holders of such certificates.

ADVANCES

         Prior to each distribution date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any payments of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

         Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. In connection with the failure by the related mortgagor to make a balloon payment, to the extent deemed recoverable, the master servicer will Advance an amount equal to the monthly payment for such balloon loan due prior to the balloon payment. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an Event of Default thereunder, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

         All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

         In addition, see "Description of the Securities--Withdrawals from the Custodial Account" and "--Advances" in the prospectus.


REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, a distribution date statement will be made available to each certificateholder setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual certificate following the payment and certain other information as provided in the pooling and servicing agreement relating to the certificates and the mortgage loans. The trustee will make the distribution date statement, and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders and other parties to the pooling and servicing agreement via the trustee's internet website, which can be obtained by contacting the trustee at (877) 722-1095. Certificateholders are entitled to have a paper copy mailed to them via first class mail upon request by contacting the trustee at (800) 275-2048. The trustee may modify these distribution procedures if the modified procedures are no less convenient for the certificateholders. The trustee will provide prior notification to the master servicer and the certificateholders of any such modification.


LIMITED MORTGAGE LOAN PURCHASE RIGHT

         The pooling and servicing agreement will provide that Residential Funding, or an affiliate will have the option at any time to purchase any of the mortgage loans from the trust at a purchase price equal to the greater of par plus accrued interest or the fair market value of each mortgage loan so purchased, up to a maximum of five mortgage loans. In the event that this option is exercised as to any five mortgage loans in the aggregate, this option will thereupon terminate.

                                   THE INSURER

         The following information has been supplied by Ambac Assurance Corporation, the insurer, for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriters or any of their affiliates as to the accuracy and completeness of this information.

         The insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam, and the U.S. Virgin Islands. The insurer primarily insures newly-issued municipal and structured finance obligations. The insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch Ratings have each assigned a triple-A financial strength rating to the insurer.

         The consolidated financial statements of the insurer and subsidiaries as of December 31, 2002 and December 31, 2001, and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission on March 28, 2003; Commission File Number 1-10777) as amended by Amendment No. 1 on Form 10-K/A of Ambac Financial Group, Inc. (which was filed with the Commission on November 19,
2003), the unaudited consolidated financial statements of the insurer and subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2003 (which was filed with the Commission on May 15, 2003), the unaudited consolidated financial statements of the insurer and subsidiaries as of June 30, 2003 and for the periods ending June 30, 2003 and June 30, 2002 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2003 (which was filed with the Commission on August 14, 2003), the unaudited consolidated financial statements of the insurer and subsidiaries as of September 30, 2003 and for the periods ending September 30, 2003 and September 30, 2002, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended September 30, 2003 (which was filed with the Commission on November 14,
2003) and the Current Reports on Form 8-K filed with the Commission on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003,
March 31, 2003, April 21, 2003, July 18, 2003 and October 17, 2003, as each related to Ambac Assurance Corporation, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All consolidated financial statements of the insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

         The following table sets forth the capitalization of the insurer as of December 31, 2001, December 31, 2002 and September 30, 2003, in conformity with accounting principles generally accepted in the United States of America.

                                   AMBAC ASSURANCE CORPORATION AND SUBSIDIARIES
                                         CONSOLIDATED CAPITALIZATION TABLE
                                               (DOLLARS IN MILLIONS)

                                                                                                        SEPTEMBER 30,
                                                                  DECEMBER 31,       DECEMBER 31,           2003
                                                                      2001               2002            (UNAUDITED)
                                                                      ----               ----            -----------
Unearned premiums.............................................        $1,790            $2,137             $2,479
Notes payable to affiliate....................................            64               111                 37
Other liabilities.............................................           908             1,865              1,935
                                                                      ------            ------             ------
         Total liabilities....................................         2,762             4,113              4,451
                                                                       -----             -----              -----
Stockholder's equity:
         Common stock.........................................            82                82                 82
         Additional paid-in capital...........................           928               920              1,005
         Accumulated other comprehensive
                   income.....................................            81               231                238
         Retained earnings....................................         2,386             2,849              3,267
                                                                       -----             -----              -----
         Total stockholder's equity...........................         3,477             4,082              4,592
                                                                       -----             -----              -----
         Total liabilities and stockholder's equity...........        $6,239            $8,195             $9,043
                                                                      ======            ======             ======


         For additional financial information concerning the insurer, see the audited consolidated financial statements of the insurer incorporated by reference in this prospectus supplement. Copies of the consolidated financial statements of the insurer incorporated by reference and copies of the insurer's annual statement for the year ended December 31, 2002 prepared on the basis of accounting practices prescribed or permitted by the state of Wisconsin office of the Commissioner of Insurance are available without charge from the insurer. The address of the insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

         The insurer makes no representation regarding the certificates or the advisability of investing in the certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the insurer and presented under the headings "The Insurer" and "Description of the Certificates--The Policy" in this prospectus supplement and in the financial statements incorporated in this prospectus supplement by reference.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.



                       YIELD AND PREPAYMENT CONSIDERATIONS


GENERAL

         The yields to maturity on the offered certificates will be primarily affected by the following factors:

          o The rate and timing of principal payments on the mortgage loans in the related loan group, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and warranties;

          o The allocation of principal payments among the various classes of certificates;

          o The rate and timing of realized losses and interest shortfalls on the mortgage loans;

          o    The pass-through rate on the offered certificates; and

          o    The purchase price paid for the offered certificates.

         In addition, the Class A-I-7 Certificates have special yield considerations because they are lockout certificates.

         For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.


PREPAYMENT CONSIDERATIONS

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the offered certificates.

         The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately 53.4% and 80.0% of the Group I Loans and Group II Loans, respectively, provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool--Mortgage Loan Characteristics--Group I Loans," "--Group II Loans--Mortgage Loan Characteristics" and "Certain Legal Aspects of the Loans--Default Interest and Limitations on Prepayments" in the prospectus. Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982, or the Parity Act, permits the collection of prepayment charges in connection with some types of loans subject to the Parity Act including adjustable rate mortgage loans, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of these charges. In any case, these amounts will not be available for distribution on the offered certificates.

         The Group I Loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due- on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. The Group II Loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. Also, because borrowers of balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

         A subservicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer will, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of these mortgage loans.

         The rate of default on mortgage loans that are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. As a result of the underwriting standards applicable to the mortgage loans, the mortgage loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac first mortgage loan purchase programs. In addition, because of these underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans, the mortgage loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event mortgage loan delinquencies and defaults occur, than would be the case if the mortgage loans were serviced in accordance with those other programs. The master servicer has a limited right, but not an obligation, to repurchase defaulted mortgage loans at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest, resulting in a payment of principal on the offered certificates earlier than might have been the case if foreclosure proceedings had been commenced.


ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity of the offered certificates will be affected by the allocation of principal payments among the offered certificates. The offered certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the offered certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal payments on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans in the related loan group. Similarly, the rate and timing of principal payments on and the weighted average lives of the Class A-II-A Certificates and Class A-II-B Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, and losses on the mortgage loans in Loan Group II-A and Loan Group II-B, respectively.

         As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal payments will be distributed to each class of Class M Certificates. Unless the Certificate Principal Balances of the related Class A Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the related Group I Stepdown Date or Group II Stepdown Date, as applicable. Furthermore, if a Group I Trigger Event or Group II Trigger Event is in effect, the related Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate Certificate Principal Balance of the related Class A Certificates has been reduced to zero. To the extent that no principal payments are distributed on the Class M Certificates, the subordination afforded the related Class A Certificates by the Class M Certificates, together with overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

         As described under "Description of the Certificates--Allocation of Losses" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the related Class A Certificates and holders of any related Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

         Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more classes of the related Class M Certificates if delinquencies or losses cause a Group I Trigger Event or Group II Trigger Event.

         The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate payments of principal on the offered certificates and to the extent of any related Overcollateralization Reduction Amount. In addition, the amount of the related Overcollateralization Increase Amount paid to the offered certificates on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, and the level of One-Month LIBOR, to the extent the Class A-I-1, Class A-II and Class M-II Certificates are outstanding. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.


REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity and the aggregate amount of distributions on the offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses, to the extent such losses are not covered by credit support in the form of Excess Cash Flow, overcollateralization, cross-collateralization or, solely with respect to the Insured Certificates, the policy.

         The amount of interest otherwise payable to holders of the offered certificates will be reduced by any interest shortfalls on the mortgage loans to the extent not covered by the master servicer, or, solely with respect to the Insured Certificates, by the policy, in each case as described in this prospectus supplement, including Prepayment Interest Shortfalls. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest Shortfalls. Prepayment Interest Shortfalls, Relief Act Shortfalls, Group I Net WAC Cap Shortfalls and Group II Basis Risk Shortfalls will only be covered by Excess Cash Flow to the extent described in this prospectus supplement. The policy will not cover any Prepayment Interest Shortfalls, Relief Act Shortfalls, Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls. See "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

         The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

         As a result of the provisions for the allocation of Realized Losses, the offered certificates related to a loan group may become undercollateralized by the related mortgage loans, because losses will be allocated to the non-related Overcollateralization Amount prior to being allocated to the related Class M Certificates. As a result, once the total amount of overcollateralization has been reduced to zero, losses in either loan group will be allocated to the most subordinate class of related Class M Certificates, even if that loan group has incurred a smaller amount or a smaller relative portion of losses in the past. In addition, undercollateralized offered certificates may incur shortfalls as a result of the interest or principal collections on the related mortgage loans being insufficient to pay interest and principal on the related offered certificates, in particular the most subordinate class of related offered certificates. Undercollateralized offered certificates will be dependent solely on Group I or Group II Excess Cash Flow to pay principal in respect of the Group I or Group II Overcollateralization Increase Amount to reduce the amount of their undercollateralization. To the extent Group I or Group II Excess Cash Flow is insufficient or unavailable, those undercollateralized certificates may not have sufficient collateral to pay their certificate principal balances to zero, in particular, if the master servicer exercises its optional termination of the overcollateralized loan group.


PASS-THROUGH RATES

         The yields to maturity on the offered certificates will be affected by their pass-through rates. The mortgage rates on the Group I Loans and the Pass-Through Rates on the Class A-I Certificates and Class M-I Certificates, other than the Class A-I-1 Certificates, are fixed, and therefore such rates will not change in response to changes in market interest rates, except to the extent the Pass-Through Rate on any such class of Class A-I Certificates or Class M-I Certificates is reduced to the Group I Net WAC Cap Rate. Accordingly, if market interest rates or market yields for securities similar to those classes of Class A-I Certificates and Class M-I Certificates, other than the Class A-I-1 Certificates, were to rise, the market value of these certificates may decline. In addition, the Pass-Through Rates on the Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and Class M-I Certificates are subject to a cap equal to the Group I Net WAC Cap Rate. Therefore, the prepayment of the Group I Loans with higher mortgage rates may result in a lower Pass-Through Rate on these classes of Class A-I Certificates and Class M-I Certificates. To the extent the Group I Net WAC Cap Rate becomes the Pass-Through Rate on the Class A-I-1, Class A-I- 4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 or Class M-I Certificates, then in any such case there will be a Group I Net WAC Cap Shortfall that will carry forward with interest thereon. These shortfalls will only be payable from the portion of the reserve fund that receives payments from Excess Cash Flow. These shortfalls may remain unpaid on the optional termination date and final distribution date.

         The Class A-I-1 Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Group I Net WAC Cap Rate is less than One-Month LIBOR plus the related Margin, the Pass-Through Rate on the Class A-I-1 Certificates will be limited to the Group I Net WAC Cap Rate. Thus, the yield to investors in the Class A-I-1 Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the Group I Net WAC Cap Rate. Therefore, the prepayment of the Group I Loans with higher mortgage rates may result in a lower Pass- Through Rate on the Class A-I-1 Certificates. If on any distribution date the application of the Group I Net WAC Cap Rate results in an interest payment lower than One-Month LIBOR plus the related Margin during the related Interest Accrual Period, the value of the Class A-I-1 Certificates may be temporarily or permanently reduced.

         Investors in the Class A-I-1 Certificates should be aware that the Group I Loans have fixed interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period may be less than interest that would accrue on the Class A-I-1 Certificates at the rate of One-Month LIBOR plus the related Margin. In a rising interest rate environment, the Class A-I-1 Certificates may receive interest at the Group I Net WAC Cap Rate for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover losses and to create additional overcollateralization.

         The Class A-II Certificates and Class M-II Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Group II Net WAC Cap Rate is less than the lesser of One-Month LIBOR plus the related Margin and 14% per annum, the Pass-Through Rate on the Class A-II Certificates or Class M-II Certificates, as applicable, will be limited to the Group II Net WAC Cap Rate. Thus, the yields to investors in the Class A-II Certificates and Class M-II Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the Group II Net WAC Cap Rate. Therefore, the prepayment of the Group II Loans with higher mortgage rates may result in lower Pass-Through Rates on the Class A-II Certificates and Class M-II Certificates. If on any distribution date the application of the Group II Net WAC Cap Rate results in an interest payment lower than the lesser of One-Month LIBOR plus the related Margin and 14% per annum on the Class A-II Certificates or Class M-II Certificates during the related Interest Accrual Period, the value of the Class A-II Certificates or Class M-II Certificates may be temporarily or permanently reduced.

         Investors in the Class A-II Certificates and Class M-II Certificates should be aware that the Group II Loans have adjustable interest rates. Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in the related indices and may be less than interest that would accrue on the Class A-II Certificates and Class M-II Certificates at the rate of the lesser of One- Month LIBOR plus the related Margin and 14% per annum. In a rising interest rate environment, the Class A-II Certificates and Class M-II Certificates may receive interest at the Group II Net WAC Cap Rate or at 14% per annum for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover losses and to create additional overcollateralization.

         To the extent the Group II Net WAC Cap Rate is paid on the Class A-II Certificates or Class M-II Certificates, the difference between the Group II Net WAC Cap Rate and the lesser of One-Month LIBOR plus the related Margin and 14% per annum will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from the reserve fund that receives payments from Excess Cash Flow. These shortfalls may remain unpaid on the optional termination date and final distribution date.


PURCHASE PRICE

         In addition, the yields to maturity on the offered certificates will depend on the price paid by the holders of the offered certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

CLASS A-I-7 CERTIFICATES YIELD CONSIDERATIONS

         Investors in the Class A-I-7 Certificates should be aware that because it is expected that the Class A-I-7 Certificates will not receive any payments of principal prior to the distribution date occurring in February 2007 and will receive a disproportionately small portion of principal payments prior to the distribution date occurring in February 2010 with respect to the mortgage loans in Loan Group I, unless the Certificate Principal Balances of the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5, Class A-I-6A and Class A-I-6B Certificates have been reduced to zero, the weighted average life of the Class A-I-7 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-I-7 Certificates of changes in market interest rates or market yields for similar securities may be greater than for other classes of Class A-I Certificates. On or after the distribution date in February 2011, if the Certificate Principal Balance of the Class A-I-7 Certificates has not been reduced to zero, a disproportionately large portion of principal payments, including mortgagor prepayments, on the Group I Loans will be allocated to the Class A-I-7 Certificates.


FINAL SCHEDULED DISTRIBUTION DATES

         Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans, a Required Overcollateralization Amount of $0, and no Excess Cash Flow on any distribution date, the final distribution date on the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4 and Class A-I-5 Certificates will be as follows:

          o for the Class A-I-1 Certificates, the distribution date in January 2022;

          o for the Class A-I-2 Certificates, the distribution date in August 2024;

          o    for the Class A-I-3 Certificates, the distribution date in June
               2028;

          o for the Class A-I-4 Certificates, the distribution date in July 2029; and

          o for the Class A-I-5 Certificates, the distribution date in February 2031.

         The final scheduled distribution date with respect to the Class A-I-6A, Class A-I-6B, Class A-I-7, Class A-II and Class M Certificates will be the distribution date in January 2034, which is the 360th distribution date. Due to losses and prepayments on the mortgage loans, the final scheduled distribution date on each class of Class A Certificates and Class M Certificates may be substantially earlier. In addition, the actual final distribution date may be later than the final scheduled distribution date. However with respect to the Class A-I-6B Certificates, the policy will pay the Certificate Principal Balance of those certificates to the extent unpaid on the applicable final scheduled distribution date. No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of offered certificates on or before its final scheduled distribution date.


WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of the principal balance of the security. The weighted average life of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The prepayment assumption used in this prospectus supplement with respect to the mortgage loans, HEP, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the Group I Loans, a 20% HEP assumes (i) a constant prepayment rate of 2.0% CPR of the then outstanding principal balance of the related mortgage loans in the first month of the life of the mortgage loans,
(ii) an additional 2.0% CPR in each month thereafter through the tenth month and

(iii) a constant prepayment rate of 20% CPR thereafter. For the Group II Loans, a 25% HEP assumes (i) a constant prepayment rate of 2.5% CPR of the then outstanding principal balance of the related mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 2.5% CPR in each month thereafter through the tenth month and (iii) a constant prepayment rate of 25% CPR thereafter. HEP does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The tables set forth below have been prepared on the basis of assumptions as described below regarding the characteristics of the mortgage loans that are expected to be included in the trust as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, the following structuring assumptions:

          o as of the date of issuance of the offered certificates, the mortgage loans have the weighted average characteristics described in Appendix A hereto;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity;

          o none of Residential Funding, the master servicer or the depositor will repurchase any mortgage loan and the master servicer does not exercise its option to purchase the Group I Loans or Group II Loans on the related optional termination date, except where indicated;

          o all delinquencies of payments due on or prior to the cut-off date are brought current, and thereafter there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the constant percentages of HEP set forth in the tables;

          o there is no Prepayment Interest Shortfall, Relief Act Shortfall, Group I Net WAC Cap Shortfall or Group II Basis Risk Shortfall in any month;

          o payments on the certificates will be received on the 25th day of each month, commencing in February 2004;

          o    payments on the mortgage loans earn no reinvestment return;

          o the expenses described under "Description of the Certificates-- Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

          o One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year U.S. Treasury remain constant at 1.100% per annum, 1.165% per annum, 1.3375% per annum and 1.178% per annum, respectively; and

          o    the certificates will be purchased on January 29, 2004.

         The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of HEP until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of HEP specified. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances of the certificates outstanding over time and the weighted average lives of the offered certificates.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the distribution dates shown at various percentages of HEP.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS A-I-1 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................    100%       100%        100%      100%       100%       100%
January 2005........................................     93         70          59        47         36         24
January 2006........................................     89         40          18         0          0          0
January 2007........................................     85         13          0          0          0          0
January 2008........................................     81          0          0          0          0          0
January 2009........................................     76          0          0          0          0          0
January 2010........................................     71          0          0          0          0          0
January 2011........................................     66          0          0          0          0          0
January 2012........................................     62          0          0          0          0          0
January 2013........................................     58          0          0          0          0          0
January 2014........................................     53          0          0          0          0          0
January 2015........................................     48          0          0          0          0          0
January 2016........................................     42          0          0          0          0          0
January 2017........................................     35          0          0          0          0          0
January 2018........................................     28          0          0          0          0          0
January 2019........................................     18          0          0          0          0          0
January 2020........................................     12          0          0          0          0          0
January 2021........................................      4          0          0          0          0          0
January 2022........................................      0          0          0          0          0          0
January 2023........................................      0          0          0          0          0          0
January 2024........................................      0          0          0          0          0          0
January 2025........................................      0          0          0          0          0          0
January 2026........................................      0          0          0          0          0          0
January 2027........................................      0          0          0          0          0          0
January 2028........................................      0          0          0          0          0          0
January 2029........................................      0          0          0          0          0          0
January 2030........................................      0          0          0          0          0          0
January 2031........................................      0          0          0          0          0          0
January 2032........................................      0          0          0          0          0          0
January 2033........................................      0          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    9.73       1.74       1.26       1.00       0.84       0.73
Weighted Average Life in Years*** (to Call).........    9.73       1.74       1.26       1.00       0.84       0.73

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS A-I-2 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        82          0          0
January 2007........................................     100        100         25         0          0          0
January 2008........................................     100        61          0          0          0          0
January 2009........................................     100         0          0          0          0          0
January 2010........................................     100         0          0          0          0          0
January 2011........................................     100         0          0          0          0          0
January 2012........................................     100         0          0          0          0          0
January 2013........................................     100         0          0          0          0          0
January 2014........................................     100         0          0          0          0          0
January 2015........................................     100         0          0          0          0          0
January 2016........................................     100         0          0          0          0          0
January 2017........................................     100         0          0          0          0          0
January 2018........................................     100         0          0          0          0          0
January 2019........................................     100         0          0          0          0          0
January 2020........................................     100         0          0          0          0          0
January 2021........................................     100         0          0          0          0          0
January 2022........................................     85          0          0          0          0          0
January 2023........................................     48          0          0          0          0          0
January 2024........................................      8          0          0          0          0          0
January 2025........................................      0          0          0          0          0          0
January 2026........................................      0          0          0          0          0          0
January 2027........................................      0          0          0          0          0          0
January 2028........................................      0          0          0          0          0          0
January 2029........................................      0          0          0          0          0          0
January 2030........................................      0          0          0          0          0          0
January 2031........................................      0          0          0          0          0          0
January 2032........................................      0          0          0          0          0          0
January 2033........................................      0          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    18.96      4.16       2.86       2.20       1.79        1.51
Weighted Average Life in Years*** (to Call).........    18.96      4.16       2.86       2.20       1.79        1.51

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS A-I-3 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        96         46
January 2007........................................     100        100        100        44          0          0
January 2008........................................     100        100         45         0          0          0
January 2009........................................     100        85          0          0          0          0
January 2010........................................     100        43          0          0          0          0
January 2011........................................     100        12          0          0          0          0
January 2012........................................     100         0          0          0          0          0
January 2013........................................     100         0          0          0          0          0
January 2014........................................     100         0          0          0          0          0
January 2015........................................     100         0          0          0          0          0
January 2016........................................     100         0          0          0          0          0
January 2017........................................     100         0          0          0          0          0
January 2018........................................     100         0          0          0          0          0
January 2019........................................     100         0          0          0          0          0
January 2020........................................     100         0          0          0          0          0
January 2021........................................     100         0          0          0          0          0
January 2022........................................     100         0          0          0          0          0
January 2023........................................     100         0          0          0          0          0
January 2024........................................     100         0          0          0          0          0
January 2025........................................     81          0          0          0          0          0
January 2026........................................     57          0          0          0          0          0
January 2027........................................     32          0          0          0          0          0
January 2028........................................      4          0          0          0          0          0
January 2029........................................      0          0          0          0          0          0
January 2030........................................      0          0          0          0          0          0
January 2031........................................      0          0          0          0          0          0
January 2032........................................      0          0          0          0          0          0
January 2033........................................      0          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......     22.28      5.96       4.00      3.00        2.40       2.01
Weighted Average Life in Years*** (to Call).........     22.28      5.96       4.00      3.00        2.40       2.01

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP
                                                                          CLASS A-I-4 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        45          0
January 2008........................................     100        100        100        45          0          0
January 2009........................................     100        100         90         0          0          0
January 2010........................................     100        100         0          0          0          0
January 2011........................................     100        100         0          0          0          0
January 2012........................................     100        87          0          0          0          0
January 2013........................................     100        36          0          0          0          0
January 2014........................................     100         0          0          0          0          0
January 2015........................................     100         0          0          0          0          0
January 2016........................................     100         0          0          0          0          0
January 2017........................................     100         0          0          0          0          0
January 2018........................................     100         0          0          0          0          0
January 2019........................................     100         0          0          0          0          0
January 2020........................................     100         0          0          0          0          0
January 2021........................................     100         0          0          0          0          0
January 2022........................................     100         0          0          0          0          0
January 2023........................................     100         0          0          0          0          0
January 2024........................................     100         0          0          0          0          0
January 2025........................................     100         0          0          0          0          0
January 2026........................................     100         0          0          0          0          0
January 2027........................................     100         0          0          0          0          0
January 2028........................................     100         0          0          0          0          0
January 2029........................................     29          0          0          0          0          0
January 2030........................................      0          0          0          0          0          0
January 2031........................................      0          0          0          0          0          0
January 2032........................................      0          0          0          0          0          0
January 2033........................................      0          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    24.78       8.75       5.42       4.00       3.08       2.51
Weighted Average Life in Years*** (to Call).........    24.78       8.75       5.42       4.00       3.08       2.51

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS A-I-5 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%      100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        30
January 2008........................................     100        100        100        100        34          0
January 2009........................................     100        100        100        45          0          0
January 2010........................................     100        100         94         0          0          0
January 2011........................................     100        100         44         0          0          0
January 2012........................................     100        100         21         0          0          0
January 2013........................................     100        100         0          0          0          0
January 2014........................................     100        90          0          0          0          0
January 2015........................................     100        58          0          0          0          0
January 2016........................................     100        27          0          0          0          0
January 2017........................................     100         0          0          0          0          0
January 2018........................................     100         0          0          0          0          0
January 2019........................................     100         0          0          0          0          0
January 2020........................................     100         0          0          0          0          0
January 2021........................................     100         0          0          0          0          0
January 2022........................................     100         0          0          0          0          0
January 2023........................................     100         0          0          0          0          0
January 2024........................................     100         0          0          0          0          0
January 2025........................................     100         0          0          0          0          0
January 2026........................................     100         0          0          0          0          0
January 2027........................................     100         0          0          0          0          0
January 2028........................................     100         0          0          0          0          0
January 2029........................................     100         0          0          0          0          0
January 2030........................................     61          0          0          0          0          0
January 2031........................................      0          0          0          0          0          0
January 2032........................................      0          0          0          0          0          0
January 2033........................................      0          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    26.21      11.31       7.12       5.00       3.88       3.01
Weighted Average Life in Years*** (to Call).........    26.21      11.31       7.12       5.00       3.88       3.01

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                 CLASS A-I-6A AND CLASS A-I-6B CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%        100%      100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100        100        100        100        79
January 2009........................................     100        100        100        100        79         46
January 2010........................................     100        100        100        94         56         29
January 2011........................................     100        100        100        73         41         20
January 2012........................................     100        100        100        67         39         20
January 2013........................................     100        100         97        57         32         17
January 2014........................................     100        100         83        46         25         12
January 2015........................................     100        100         70        37         19          8
January 2016........................................     100        100         59        29         14          4
January 2017........................................     100        99          49        23          9          2
January 2018........................................     100        87          40        17          6          *
January 2019........................................     100        74          32        13          3          0
January 2020........................................     100        64          26         9          1          0
January 2021........................................     100        55          21         6          *          0
January 2022........................................     100        48          17         4          0          0
January 2023........................................     100        40          14         2          0          0
January 2024........................................     100        34          10         1          0          0
January 2025........................................     100        29          7          0          0          0
January 2026........................................     100        24          5          0          0          0
January 2027........................................     100        19          3          0          0          0
January 2028........................................     100        15          2          0          0          0
January 2029........................................     100        11          *          0          0          0
January 2030........................................     100         7          0          0          0          0
January 2031........................................     100         4          0          0          0          0
January 2032........................................     67          1          0          0          0          0
January 2033........................................     32          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    28.49      18.64      13.89      10.34       7.79       5.93
Weighted Average Life in Years*** (to Call).........    28.09      16.25      11.72       8.56       6.44       5.06

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS A-I-7 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     99         94          91        90         89         88
January 2009........................................     98         88          84        80         77         75
January 2010........................................     97         78          72        66         61         55
January 2011........................................     94         69          60        52         44         38
January 2012........................................     88         47          34        24         18         15
January 2013........................................     80         31          19        11          7          5
January 2014........................................     73         21          11         5          3          1
January 2015........................................     66         14          6          2          1          *
January 2016........................................     59          9          3          1          *          *
January 2017........................................     52          6          2          *          *          *
January 2018........................................     45          4          1          *          *          0
January 2019........................................     37          2          *          *          *          0
January 2020........................................     32          1          *          *          *          0
January 2021........................................     27          1          *          *          0          0
January 2022........................................     23          1          *          *          0          0
January 2023........................................     18          *          *          *          0          0
January 2024........................................     14          *          *          *          0          0
January 2025........................................     11          *          *          0          0          0
January 2026........................................      9          *          *          0          0          0
January 2027........................................      6          *          *          0          0          0
January 2028........................................      4          *          *          0          0          0
January 2029........................................      3          *          *          0          0          0
January 2030........................................      1          *          0          0          0          0
January 2031........................................      1          *          0          0          0          0
January 2032........................................      *          *          0          0          0          0
January 2033........................................      *          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    13.92       8.18       7.35       6.83       6.49       6.28
Weighted Average Life in Years*** (to Call).........    13.92       8.16       7.31       6.74       6.27       5.63

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS M-I-1 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100        100        82         64         50
January 2009........................................     100        100         86        64         47         34
January 2010........................................     100        99          71        50         35         23
January 2011........................................     100        87          59        39         26         16
January 2012........................................     100        77          49        31         19         11
January 2013........................................     100        67          41        24         14          5
January 2014........................................     100        59          34        19         10          0
January 2015........................................     100        52          28        15          5          0
January 2016........................................     100        45          23        11          0          0
January 2017........................................     100        39          19         8          0          0
January 2018........................................     100        34          15         3          0          0
January 2019........................................     100        29          12         0          0          0
January 2020........................................     100        25          10         0          0          0
January 2021........................................     100        21          7          0          0          0
January 2022........................................     100        18          3          0          0          0
January 2023........................................     100        15          0          0          0          0
January 2024........................................     100        13          0          0          0          0
January 2025........................................     96         11          0          0          0          0
January 2026........................................     88          9          0          0          0          0
January 2027........................................     80          4          0          0          0          0
January 2028........................................     70          *          0          0          0          0
January 2029........................................     60          0          0          0          0          0
January 2030........................................     49          0          0          0          0          0
January 2031........................................     38          0          0          0          0          0
January 2032........................................     25          0          0          0          0          0
January 2033........................................     12          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    25.71      12.57       9.10      6.98        5.64       4.82
Weighted Average Life in Years*** (to Call).........    25.58      11.83       8.48      6.47        5.23       4.47

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS M-I-2 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100        100        82         64         50
January 2009........................................     100        100         86        64         47         34
January 2010........................................     100        99          71        50         35         23
January 2011........................................     100        87          59        39         26         16
January 2012........................................     100        77          49        31         19          5
January 2013........................................     100        67          41        24         12          0
January 2014........................................     100        59          34        19          3          0
January 2015........................................     100        52          28        14          0          0
January 2016........................................     100        45          23         6          0          0
January 2017........................................     100        39          19         0          0          0
January 2018........................................     100        34          15         0          0          0
January 2019........................................     100        29          9          0          0          0
January 2020........................................     100        25          3          0          0          0
January 2021........................................     100        21          0          0          0          0
January 2022........................................     100        18          0          0          0          0
January 2023........................................     100        15          0          0          0          0
January 2024........................................     100        10          0          0          0          0
January 2025........................................     96          5          0          0          0          0
January 2026........................................     88          *          0          0          0          0
January 2027........................................     80          0          0          0          0          0
January 2028........................................     70          0          0          0          0          0
January 2029........................................     60          0          0          0          0          0
January 2030........................................     49          0          0          0          0          0
January 2031........................................     38          0          0          0          0          0
January 2032........................................     25          0          0          0          0          0
January 2033........................................      8          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    25.68      12.35       8.89      6.82        5.50       4.68
Weighted Average Life in Years*** (to Call).........    25.58      11.83       8.48      6.47        5.22       4.44

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS M-I-3 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100        100        82         64         50
January 2009........................................     100        100         86        64         47         34
January 2010........................................     100        99          71        50         35         23
January 2011........................................     100        87          59        39         26          4
January 2012........................................     100        77          49        31         11          0
January 2013........................................     100        67          41        24          0          0
January 2014........................................     100        59          34        11          0          0
January 2015........................................     100        52          28         0          0          0
January 2016........................................     100        45          22         0          0          0
January 2017........................................     100        39          11         0          0          0
January 2018........................................     100        34          2          0          0          0
January 2019........................................     100        29          0          0          0          0
January 2020........................................     100        25          0          0          0          0
January 2021........................................     100        18          0          0          0          0
January 2022........................................     100         9          0          0          0          0
January 2023........................................     100         2          0          0          0          0
January 2024........................................     100         0          0          0          0          0
January 2025........................................     96          0          0          0          0          0
January 2026........................................     88          0          0          0          0          0
January 2027........................................     80          0          0          0          0          0
January 2028........................................     70          0          0          0          0          0
January 2029........................................     60          0          0          0          0          0
January 2030........................................     49          0          0          0          0          0
January 2031........................................     38          0          0          0          0          0
January 2032........................................     25          0          0          0          0          0
January 2033........................................      0          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    25.61      11.94       8.56       6.54       5.28       4.47
Weighted Average Life in Years*** (to Call).........    25.57      11.81       8.46       6.46       5.21       4.41

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                          CLASS M-I-4 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100        100        82         64         50
January 2009........................................     100        100         86        64         47         23
January 2010........................................     100        99          71        50         25          *
January 2011........................................     100        87          59        35          5          0
January 2012........................................     100        77          49        16          0          0
January 2013........................................     100        67          38         2          0          0
January 2014........................................     100        59          23         0          0          0
January 2015........................................     100        52          10         0          0          0
January 2016........................................     100        45          0          0          0          0
January 2017........................................     100        34          0          0          0          0
January 2018........................................     100        22          0          0          0          0
January 2019........................................     100        11          0          0          0          0
January 2020........................................     100         3          0          0          0          0
January 2021........................................     100         0          0          0          0          0
January 2022........................................     100         0          0          0          0          0
January 2023........................................     100         0          0          0          0          0
January 2024........................................     100         0          0          0          0          0
January 2025........................................     96          0          0          0          0          0
January 2026........................................     88          0          0          0          0          0
January 2027........................................     80          0          0          0          0          0
January 2028........................................     70          0          0          0          0          0
January 2029........................................     60          0          0          0          0          0
January 2030........................................     49          0          0          0          0          0
January 2031........................................     31          0          0          0          0          0
January 2032........................................      5          0          0          0          0          0
January 2033........................................      0          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    25.35      11.09       7.90      6.02        4.86       4.13
Weighted Average Life in Years*** (to Call).........    25.35      11.09       7.90      6.02        4.86       4.13

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                         CLASS A-II-A CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................    100%       100%        100%      100%       100%       100%
January 2005........................................     95         84          78        72         66         60
January 2006........................................     94         69          57        46         36         27
January 2007........................................     93         56          41        28         16          7
January 2008........................................     92         45          31        23         16          7
January 2009........................................     90         36          25        17         11          7
January 2010........................................     89         31          20        13          8          4
January 2011........................................     88         26          16         9          5          3
January 2012........................................     86         23          13         7          4          2
January 2013........................................     84         20          10         5          2          1
January 2014........................................     82         17          8          4          2          *
January 2015........................................     80         14          6          3          1          *
January 2016........................................     78         12          5          2          1          0
January 2017........................................     75         11          4          1          *          0
January 2018........................................     72          9          3          1          0          0
January 2019........................................     69          8          3          1          0          0
January 2020........................................     66          6          2          *          0          0
January 2021........................................     62          5          2          *          0          0
January 2022........................................     59          5          1          0          0          0
January 2023........................................     54          4          1          0          0          0
January 2024........................................     50          3          1          0          0          0
January 2025........................................     44          3          *          0          0          0
January 2026........................................     39          2          *          0          0          0
January 2027........................................     34          2          0          0          0          0
January 2028........................................     30          1          0          0          0          0
January 2029........................................     26          1          0          0          0          0
January 2030........................................     21          1          0          0          0          0
January 2031........................................     16          *          0          0          0          0
January 2032........................................     11          0          0          0          0          0
January 2033........................................      5          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    18.38       5.43       3.78      2.85        2.20       1.69
Weighted Average Life in Years*** (to Call).........    18.34       5.11       3.52      2.64        2.04       1.56

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                         CLASS A-II-B CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................    100%       100%        100%      100%       100%       100%
January 2005........................................     95         84          78        72         66         60
January 2006........................................     94         69          57        46         36         27
January 2007........................................     93         56          41        28         16          7
January 2008........................................     92         45          31        23         16          7
January 2009........................................     90         36          25        17         11          7
January 2010........................................     89         31          20        13          8          4
January 2011........................................     88         26          16         9          5          3
January 2012........................................     86         23          13         7          4          2
January 2013........................................     84         20          10         5          2          1
January 2014........................................     82         17          8          4          2          1
January 2015........................................     80         14          7          3          1          *
January 2016........................................     78         12          5          2          1          0
January 2017........................................     75         11          4          1          *          0
January 2018........................................     72          9          3          1          0          0
January 2019........................................     69          8          3          1          0          0
January 2020........................................     66          6          2          *          0          0
January 2021........................................     62          5          2          *          0          0
January 2022........................................     58          5          1          0          0          0
January 2023........................................     54          4          1          0          0          0
January 2024........................................     49          3          1          0          0          0
January 2025........................................     44          3          *          0          0          0
January 2026........................................     39          2          *          0          0          0
January 2027........................................     34          2          0          0          0          0
January 2028........................................     30          1          0          0          0          0
January 2029........................................     26          1          0          0          0          0
January 2030........................................     21          1          0          0          0          0
January 2031........................................     16          *          0          0          0          0
January 2032........................................     11          0          0          0          0          0
January 2033........................................      5          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    18.35       5.43       3.79      2.85        2.21       1.69
Weighted Average Life in Years*** (to Call).........    18.31       5.11       3.52      2.64        2.04       1.56

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                         CLASS M-II-1 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100         88        65         50         88
January 2009........................................     100        100         71        49         32         27
January 2010........................................     100        87          57        36         22         13
January 2011........................................     100        75          46        27         15          8
January 2012........................................     100        65          37        20         10          5
January 2013........................................     100        56          29        15          7          2
January 2014........................................     100        48          23        11          5          0
January 2015........................................     100        41          19         8          2          0
January 2016........................................     100        35          15         6          0          0
January 2017........................................     100        30          12         4          0          0
January 2018........................................     100        26          9          2          0          0
January 2019........................................     100        22          7          0          0          0
January 2020........................................     100        18          6          0          0          0
January 2021........................................     100        15          4          0          0          0
January 2022........................................     100        13          3          0          0          0
January 2023........................................     100        11          1          0          0          0
January 2024........................................     100         9          0          0          0          0
January 2025........................................     100         7          0          0          0          0
January 2026........................................     100         6          0          0          0          0
January 2027........................................     96          5          0          0          0          0
January 2028........................................     86          4          0          0          0          0
January 2029........................................     74          1          0          0          0          0
January 2030........................................     61          0          0          0          0          0
January 2031........................................     47          0          0          0          0          0
January 2032........................................     32          0          0          0          0          0
January 2033........................................     15          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    26.64      11.26       7.81      5.91        5.05       4.95
Weighted Average Life in Years*** (to Call).........    26.53      10.37       7.09      5.35        4.60       4.59

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                         CLASS M-II-2 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100         88        65         47         33
January 2009........................................     100        100         71        49         32         21
January 2010........................................     100        87          57        36         22         13
January 2011........................................     100        75          46        27         15          8
January 2012........................................     100        65          37        20         10          3
January 2013........................................     100        56          29        15          7          0
January 2014........................................     100        48          23        11          2          0
January 2015........................................     100        41          19         8          0          0
January 2016........................................     100        35          15         5          0          0
January 2017........................................     100        30          12         2          0          0
January 2018........................................     100        26          9          0          0          0
January 2019........................................     100        22          7          0          0          0
January 2020........................................     100        18          5          0          0          0
January 2021........................................     100        15          2          0          0          0
January 2022........................................     100        13          0          0          0          0
January 2023........................................     100        11          0          0          0          0
January 2024........................................     100         9          0          0          0          0
January 2025........................................     100         7          0          0          0          0
January 2026........................................     100         5          0          0          0          0
January 2027........................................     96          2          0          0          0          0
January 2028........................................     86          *          0          0          0          0
January 2029........................................     74          0          0          0          0          0
January 2030........................................     61          0          0          0          0          0
January 2031........................................     47          0          0          0          0          0
January 2032........................................     32          0          0          0          0          0
January 2033........................................     15          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    26.64      11.19       7.74      5.83        4.83       4.37
Weighted Average Life in Years*** (to Call).........    26.53      10.37       7.09      5.33        4.43       4.05

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                         CLASS M-II-3 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100         88        65         47         33
January 2009........................................     100        100         71        49         32         21
January 2010........................................     100        87          57        36         22         13
January 2011........................................     100        75          46        27         15          8
January 2012........................................     100        65          37        20         10          0
January 2013........................................     100        56          29        15          4          0
January 2014........................................     100        48          23        11          0          0
January 2015........................................     100        41          19         8          0          0
January 2016........................................     100        35          15         0          0          0
January 2017........................................     100        30          12         0          0          0
January 2018........................................     100        26          9          0          0          0
January 2019........................................     100        22          7          0          0          0
January 2020........................................     100        18          0          0          0          0
January 2021........................................     100        15          0          0          0          0
January 2022........................................     100        13          0          0          0          0
January 2023........................................     100        11          0          0          0          0
January 2024........................................     100         9          0          0          0          0
January 2025........................................     100         7          0          0          0          0
January 2026........................................     100         0          0          0          0          0
January 2027........................................     96          0          0          0          0          0
January 2028........................................     86          0          0          0          0          0
January 2029........................................     74          0          0          0          0          0
January 2030........................................     61          0          0          0          0          0
January 2031........................................     47          0          0          0          0          0
January 2032........................................     32          0          0          0          0          0
January 2033........................................     15          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    26.63      11.10       7.66      5.75        4.73       4.18
Weighted Average Life in Years*** (to Call).........    26.53      10.37       7.09      5.32        4.38       3.91

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                         CLASS M-II-4 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100         88        65         47         33
January 2009........................................     100        100         71        49         32         21
January 2010........................................     100        87          57        36         22         13
January 2011........................................     100        75          46        27         15          4
January 2012........................................     100        65          37        20         10          0
January 2013........................................     100        56          29        15          0          0
January 2014........................................     100        48          23        11          0          0
January 2015........................................     100        41          19         4          0          0
January 2016........................................     100        35          15         0          0          0
January 2017........................................     100        30          12         0          0          0
January 2018........................................     100        26          9          0          0          0
January 2019........................................     100        22          1          0          0          0
January 2020........................................     100        18          0          0          0          0
January 2021........................................     100        15          0          0          0          0
January 2022........................................     100        13          0          0          0          0
January 2023........................................     100        11          0          0          0          0
January 2024........................................     100         9          0          0          0          0
January 2025........................................     100         *          0          0          0          0
January 2026........................................     100         0          0          0          0          0
January 2027........................................     96          0          0          0          0          0
January 2028........................................     86          0          0          0          0          0
January 2029........................................     74          0          0          0          0          0
January 2030........................................     61          0          0          0          0          0
January 2031........................................     47          0          0          0          0          0
January 2032........................................     32          0          0          0          0          0
January 2033........................................     15          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    26.62      11.05       7.61      5.71        4.69       4.13
Weighted Average Life in Years*** (to Call).........    26.53      10.37       7.09      5.32        4.37       3.87

------------

*    Indicates a number that is greater than zero but less than 0.5%.

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                         CLASS M-II-5 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100         88        65         47         33
January 2009........................................     100        100         71        49         32         21
January 2010........................................     100        87          57        36         22         13
January 2011........................................     100        75          46        27         15          0
January 2012........................................     100        65          37        20          6          0
January 2013........................................     100        56          29        15          0          0
January 2014........................................     100        48          23         9          0          0
January 2015........................................     100        41          19         0          0          0
January 2016........................................     100        35          15         0          0          0
January 2017........................................     100        30          12         0          0          0
January 2018........................................     100        26          3          0          0          0
January 2019........................................     100        22          0          0          0          0
January 2020........................................     100        18          0          0          0          0
January 2021........................................     100        15          0          0          0          0
January 2022........................................     100        13          0          0          0          0
January 2023........................................     100         9          0          0          0          0
January 2024........................................     100         1          0          0          0          0
January 2025........................................     100         0          0          0          0          0
January 2026........................................     100         0          0          0          0          0
January 2027........................................     96          0          0          0          0          0
January 2028........................................     86          0          0          0          0          0
January 2029........................................     74          0          0          0          0          0
January 2030........................................     61          0          0          0          0          0
January 2031........................................     47          0          0          0          0          0
January 2032........................................     32          0          0          0          0          0
January 2033........................................     15          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    26.62      10.95       7.53      5.65        4.62       4.05
Weighted Average Life in Years*** (to Call).........    26.53      10.37       7.09      5.32        4.35       3.83

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           FOLLOWING PERCENTAGES OF HEP

                                                                         CLASS M-II-6 CERTIFICATES
                                                     -------------------------------------------------------------------
HEP FOR GROUP I LOANS                                   0.00%     10.00%      15.00%    20.00%     25.00%     30.00%
---------------------                                   -----     ------      ------    ------     ------     ------
HEP FOR GROUP II LOANS                                  0.00%     12.50%      18.75%    25.00%     31.25%     37.50%
----------------------                                  -----     ------      ------    ------     ------     ------
DISTRIBUTION DATE
-----------------
Initial Percentage..................................     100%       100%       100%       100%       100%       100%
January 2005........................................     100        100        100        100        100        100
January 2006........................................     100        100        100        100        100        100
January 2007........................................     100        100        100        100        100        100
January 2008........................................     100        100         88        65         47         33
January 2009........................................     100        100         71        49         32         21
January 2010........................................     100        87          57        36         22          5
January 2011........................................     100        75          46        27         11          0
January 2012........................................     100        65          37        20          0          0
January 2013........................................     100        56          29        10          0          0
January 2014........................................     100        48          23         0          0          0
January 2015........................................     100        41          19         0          0          0
January 2016........................................     100        35          11         0          0          0
January 2017........................................     100        30          2          0          0          0
January 2018........................................     100        26          0          0          0          0
January 2019........................................     100        22          0          0          0          0
January 2020........................................     100        18          0          0          0          0
January 2021........................................     100        13          0          0          0          0
January 2022........................................     100         5          0          0          0          0
January 2023........................................     100         0          0          0          0          0
January 2024........................................     100         0          0          0          0          0
January 2025........................................     100         0          0          0          0          0
January 2026........................................     100         0          0          0          0          0
January 2027........................................     96          0          0          0          0          0
January 2028........................................     86          0          0          0          0          0
January 2029........................................     74          0          0          0          0          0
January 2030........................................     61          0          0          0          0          0
January 2031........................................     47          0          0          0          0          0
January 2032........................................     32          0          0          0          0          0
January 2033........................................     12          0          0          0          0          0
January 2034........................................      0          0          0          0          0          0
Weighted Average Life in Years** (to Maturity)......    26.59      10.75       7.37      5.53        4.52       3.94
Weighted Average Life in Years*** (to Call).........    26.53      10.37       7.09      5.32        4.35       3.80

------------

** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

*** The weighted average life is calculated as stated above and also assumes that an optional termination is exercised on the first possible optional termination date.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                         POOLING AND SERVICING AGREEMENT


GENERAL

         The certificates will be issued pursuant to the pooling and servicing agreement dated as of January 1, 2004, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will appoint Wells Fargo Bank Minnesota, N.A., to serve as custodian for the mortgage loans. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Agreements--The Trustee" in the prospectus.


THE MASTER SERVICER

         The following information has been supplied by Residential Funding for inclusion in this prospectus supplement. No representation is made by the depositor or its affiliates as to the accuracy or completeness of such information.

         Residential Funding, an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and an affiliate of the depositor, will act as master servicer for the certificates pursuant to the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential Funding Corporation" in the prospectus and "Description of the Mortgage Pool--Residential Funding" in this prospectus supplement.

         The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's Negotiated Conduit Asset Program at the time of purchase by Residential Funding, were being master serviced by Residential Funding on the dates indicated and are included in previously securitized pools. BECAUSE OF THE VARYING TYPES OF LOANS IN THE PROGRAM, THE LOSS EXPERIENCE WITH RESPECT TO THESE MORTGAGE LOANS IS LIMITED AND IS NOT SUFFICIENT TO PROVIDE MEANINGFUL DISCLOSURE WITH RESPECT TO LOSSES.

         In addition, the following table:

          o    includes some mortgage loans that were recently originated;

          o includes securitized pools of mortgage loans that, because of the nature of the Negotiated Conduit Asset Program, have distinct and materially different characteristics;

          o includes recently securitized pools of mortgage loans that were selected based in part by excluding loans that were delinquent more than 89 days; and

          o includes reperforming mortgage loans with bankruptcy, repayment or modification plans, which are not treated as delinquencies in the table as long as the related mortgagor is current under the related plan.

         IN THE ABSENCE OF THESE FACTORS, THE DELINQUENCY EXPERIENCE SHOWN IN THE FOLLOWING TABLE WOULD BE HIGHER AND COULD BE SUBSTANTIALLY HIGHER.

         As noted above, the previously securitized pools under Residential Funding's Negotiated Conduit Asset Program included a wide variety of underlying mortgage loans that have distinct and materially different characteristics. In addition, each such mortgage pool has also experienced a wide range of historical delinquency rates as of the dates indicated. As a result, there can be no assurance that the aggregate delinquency experience set forth below will be representative of the results that may be experienced with respect to the mortgage loans related to this transaction, which may have a higher delinquency experience or substantially higher delinquency experience than the following table would indicate.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

                              NEGOTIATED CONDUIT ASSET PROGRAM DELINQUENCY EXPERIENCE

                                    AT DECEMBER 31, 1999       AT DECEMBER 31, 2000        AT DECEMBER 31, 2001
                                    --------------------       --------------------        --------------------

                                      BY         BY DOLLAR       BY         BY DOLLAR        BY        BY DOLLAR
                                     NUMBER       AMOUNT       NUMBER        AMOUNT        NUMBER       AMOUNT
                                   OF LOANS      OF LOANS     OF LOANS      OF LOANS      OF LOANS     OF LOANS
                                   --------      --------     --------      --------      --------     --------
                                     (DOLLAR AMOUNTS IN         (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                 THOUSANDS)                  THOUSANDS)
Total Loan Portfolio.............      5,891      $908,909       12,750    $1,743,964       22,403    $2,792,938
Period of Delinquency
         30 to 59 days...........        280        29,234          612        59,252          999        91,754
         60 to 89 days...........        136        11,403          255        23,306          386        37,085
         90 days or more.........        224        18,756          616        50,426          875        73,685
Foreclosures Pending.............        111        13,151          606        57,778        1,413       134,291
                                         ---      --------       ------    ----------        -----     ---------
Total Delinquent Loans...........        751       $72,544        2,089      $190,763        3,673      $336,814
                                         ===       =======        =====      ========        =====      ========

Percent of Loan Portfolio........    12.748%        7.981%      16.384%       10.938%      16.395%       12.059%





                                    AT DECEMBER 31, 2002       AT SEPTEMBER 30, 2003
                                    --------------------       ---------------------

                                      BY        BY DOLLAR        BY         BY DOLLAR
                                    NUMBER       AMOUNT        NUMBER         AMOUNT
                                   OF LOANS     OF LOANS      OF LOANS       OF LOANS
                                   --------     --------      --------       --------
                                     (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN
                                         THOUSANDS)                  THOUSANDS)
Total Loan Portfolio.............     35,330   $4,789,765        78,615    $11,416,657
Period of Delinquency
         30 to 59 days...........        992      112,998         2,208        287,377
         60 to 89 days...........        366       39,017           721         96,706
         90 days or more.........        869       79,909         1,027        114,870
Foreclosures Pending.............      2,004      206,264         2,264        271,121
                                       -----     --------         -----        -------
Total Delinquent Loans...........      4,231     $438,188         6,220       $770,074
                                       =====     ========         =====       ========

Percent of Loan Portfolio........    11.976%       9.148%        7.912%         6.745%



SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee for each mortgage loan is payable out of the interest payments on the mortgage loan. The servicing fee rate in respect of each Group I Loan will be at least 0.300% per annum, and in respect of each Group II Loan will be at least 0.300% per annum, of the outstanding principal balance of the mortgage loan. The servicing fee consists of servicing compensation payable to the master servicer in respect of its master servicing activities, and subservicing and other related compensation payable to the related primary servicer or subservicer, as applicable, including any compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no primary servicer or subservicer. The primary compensation to be paid to the master servicer in respect of its master servicing activities will be 0.05% per annum of the outstanding principal balance of each mortgage loan. As of the cut-off date, the weighted average of the servicing fee rates is approximately 0.3506% per annum and 0.5089% per annum with respect to the Group I Loans and Group II Loans, respectively.

         The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "Description of the Securities--Withdrawals from the Custodial Account" in the prospectus for information regarding other possible compensation to the master servicer and the primary servicer or subservicer, as applicable, and for information regarding expenses payable by the master servicer.


VOTING RIGHTS

         Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 97.00% of all voting rights will be allocated among all holders of the Class A Certificates and Class M Certificates, in proportion to their then outstanding Certificate Principal Balances, 1% and 1% of all voting rights will be allocated among the holders of the Class SB-I Certificates and Class SB-II Certificates, respectively, and 0.25%, 0.25%, 0.25% and 0.25% of all voting rights will be allocated to holders of the Class R-I, Class R-II, Class R-III and Class R-IV Certificates, respectively, in proportion to the percentage interests evidenced by their certificates. The percentage interest of a Class A Certificate or Class M Certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

         Notwithstanding the foregoing, so long as there does not exist a failure by the insurer to make a required payment under the policy, the insurer shall have the right to exercise all rights of the holders of the Insured Certificates under the pooling and servicing agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of the insurer except as provided in the pooling and servicing agreement.


TERMINATION

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Agreements--Termination; Retirement of Securities" in the prospectus. The master servicer will have the option on any distribution date when the aggregate Stated Principal Balance of the Group I Loans is less than 10% of the initial aggregate principal balance of the Group I Loans as of the cut-off date, or when the aggregate Stated Principal Balance of the Group II Loans is less than 10% of the initial aggregate principal balance of the Group II Loans as of the cut- off date, as applicable, (i) to purchase all remaining Group I Loans or Group II Loans, as applicable, and other assets in the trust related thereto, thereby effecting early retirement of the Class A-I Certificates and Class M-I Certificates or Class A-II Certificates and Class M-II Certificates, as applicable, or (ii) to purchase in whole, but not in part, the Class A-I Certificates and Class M-I Certificates or Class A-II Certificates and Class M-II Certificates, as applicable. Any such purchase of Group I Loans or Group II Loans and other assets of the trust related thereto for the Class A-I Certificates and Class M-I Certificates or Class A-II Certificates and Class M-II Certificates, shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each Group I Loan or Group II Loan, as applicable, or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to Group I Loans or Group II Loans, as applicable, as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed Advance attributable to principal, as of the date of repurchase and
(b) accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which the repurchase price is distributed. Distributions on the certificates in respect of any optional termination related to the Group I Loans will be paid, first, to the Class A-I Certificates on a pro rata basis, second, to the Class M-I Certificates in their order of payment priority and third, except as set forth in the pooling and servicing agreement, to the Class SB-I Certificates and Class R Certificates. Distributions on the certificates in respect of any optional termination related to the Group II Loans will be paid, first, to the Class A-II Certificates on a pro rata basis, second, to the Class M-II Certificates in their order of payment priority and third, except as set forth in the pooling and servicing agreement, to the Class SB-II Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the related certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property in the related loan group and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

         Any such purchase of the offered certificates as discussed above, will be made at a price equal to 100% of its Certificate Principal Balance plus one month's interest accrued thereon, at the applicable Pass- Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any Group I Net WAC Cap Shortfalls, Group II Basis Risk Shortfalls or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination. Promptly upon the purchase of those offered certificates, the master servicer will retire the related REMIC in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of those offered certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon, plus any Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any Group I Net WAC Cap Shortfalls, Group II Basis Risk Shortfalls or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement, dated January 22, 2004, Bear, Stearns & Co. Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. have severally agreed to purchase and the depositor has agreed to sell approximately 25%, 25%, 25% and 25% of the Certificate Principal Balance of the Class A Certificates and the Class M Certificates to Bear, Stearns & Co. Inc., Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., respectively. It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Clearstream and Euroclear on or about January 29, 2004, against payment therefor in immediately available funds.

         The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

         The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 99.66% of the aggregate Certificate Principal Balance of the offered certificates, plus accrued interest from the cut-off date on the Class A-I Certificates and Class M-I Certificates, other than the Class A-I-1 Certificates. The underwriters may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

         J.P. Morgan Securities Inc. is an affiliate of the trustee.

         This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor and the master servicer, in connection with offers and sales related to market-making transactions in the offered certificates. In these market-making transactions, Residential Funding Securities Corporation may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus. This discussion has been prepared with the advice of Thacher Proffitt & Wood LLP as counsel to the depositor.

         Upon issuance of the certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, excluding the reserve fund, will qualify as four REMICs under the Internal Revenue Code, which shall be referred to as REMIC I, REMIC II, REMIC III and REMIC IV.

         For federal income tax purposes:

          o the Class R-I Certificates will constitute the sole class of "residual interests" in REMIC I;

          o the Class R-II Certificates will constitute the sole class of "residual interests" in REMIC II;

          o the Class R-III Certificates will constitute the sole class of "residual interests" in REMIC III;

          o each class of offered certificates and the Class SB Certificates will represent ownership of "regular interests" in REMIC IV and will generally be treated as debt instruments of REMIC IV, and the Class A-I-1, Class A-I-4, Class A-I-5, Class A-I-6A, Class A-I-6B, Class A-I-7 and Class M-I Certificates and the Class A-II Certificates and Class M-II Certificates, collectively referred to in this prospectus supplement as the Carry-Forward Certificates, will also represent the right to receive payments in respect of the Group I Net WAC Cap

               Shortfall Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount, respectively, which will not be an entitlement from any REMIC but from a reserve fund; and

          o the Class R-IV Certificates will constitute the sole class of "residual certificates" in REMIC IV.

         See "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

         For federal income tax reporting purposes, the Class M-I-4 Certificates will, the Class M-II-6 Certificates may, and all other offered certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Group I Loans and Group II Loans will prepay at a rate equal to 20% HEP and 25% HEP, respectively. No representation is made that the mortgage loans will prepay at those rates or at any other rate. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         The IRS has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A-I- 1, Class A-II and Class M-II Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable rate of interest such as the Class A-I-1, Class A-II and Class M-II Certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID Regulations applicable to adjustable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A-I-1, Class A-II and Class M-II Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A-I-1, Class A-II and Class M-II Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         Each holder of a Carry-Forward Certificate is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount, as the case may be. The treatment of amounts received by a holder of a Carry-Forward Certificate under such certificateholder's right to receive the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount, as the case may be, will depend on the portion, if any, of that holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Carry-Forward Certificate must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount, as the case may be, in accordance with the relative fair market values of each property right. The trustee intends to treat payments made to the holders of the Carry-Forward Certificates with respect to the Group I Net WAC Cap Shortfall Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount, as the case may be, as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the master servicer estimates that the right to receive Group I Net WAC Cap Shortfall Carry- Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amounts may have more than a de minimis value. Under the REMIC regulations, the master servicer is required to account for the REMIC regular interest and the right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward

Amount or Group II Basis Risk Shortfall Carry-Forward Amount as discrete property rights. It is possible that the right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount could be treated as a partnership among the holders of the Carry-Forward Certificates, Class SB-I Certificates and Class SB-II Certificates in respect of the Class SB-I Certificateholders' and Class SB-II Certificateholders' entitlement to distributions from REMIC IV, in which case holders of the Carry-Forward Certificates would be subject to potentially different timing of income and foreign holders of the Carry-Forward Certificates could be subject to withholding in respect of any related Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry- Forward Amount. Holders of the Carry-Forward Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Carry-Forward Certificates will be unable to use the integration method provided for under such regulations with respect to such Certificates. If the trustee's treatment of Group I Net WAC Cap Shortfall Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amounts is respected, ownership of the right to the Group I Net WAC Cap Shortfall Carry-Forward Amounts and Group II Basis Risk Shortfall Carry-Forward Amounts will nevertheless entitle the owner to amortize the separate price paid for the right to the Group I Net WAC Cap Shortfall Carry- Forward Amounts and Group II Basis Risk Shortfall Carry-Forward Amounts under the notional principal contract regulations.

         In the event that the right to receive the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount is characterized as a "notional principal contract" for federal income tax purposes, upon the sale of a Carry-Forward Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount would be considered a "termination payment" under the notional principal contract regulations allocable to the related certificate. A holder of a Carry-Forward Certificate would have gain or loss from such a termination of the right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount.

         Gain or loss realized upon the termination of the right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         With respect to the Carry-Forward Certificates, this paragraph applies exclusive of any rights in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount. The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code generally to the extent that such offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Internal Revenue Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase such offered certificates may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Carry- Forward Certificate will be required to allocate a portion of the purchase price paid for its Certificates to the right to receive payments in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount. The value of the right to receive any such Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount is a question of fact which could be subject to differing interpretations. Because the Group I Net WAC Cap Shortfall Carry-Forward Amount and Group II Basis Risk Shortfall Carry-Forward Amount are treated as a separate right of the Carry-Forward Certificates, not payable by any REMIC, such rights will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received in respect of the Group I Net WAC Cap Shortfall Carry-Forward Amount or Group II Basis Risk Shortfall Carry-Forward Amount will not be qualifying real estate income for real estate investment trusts.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates offered by this prospectus.


                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets of any ERISA plan, as defined under "ERISA Considerations--Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the prospectus so long as the Class A Certificates are rated "AA-" or better at the time of purchase. However, the RFC exemption contains a number of other conditions which must be met for the RFC exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

         The Department of Labor issued Prohibited Transaction Exemption, or PTE, 2002-41, 67 Fed. Reg. 54487 (August 22, 2002), which amended the RFC exemption and similar exemptions issued to other underwriters. This exemption allows the trustee to be affiliated with the underwriter despite the restriction in PTE 2000-58 to the contrary.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Class A Certificates on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         Because the exemptive relief afforded by the RFC exemption as currently in effect or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the Class M Certificates, no Class M Certificate or any interest therein may be acquired or held by any ERISA plan, any trustee or other person acting on behalf of any ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding, or a plan investor, unless:

o    the acquirer or holder is an insurance company;

o the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as defined in U.S. Department of Labor Prohibited Transaction Class Exemption, or PTCE, 95-60; and

o    the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Class M Certificate or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the depositor, the trustee, the underwriters, the master servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Investors in the Class M Certificates are urged to obtain from a transferee of those certificates a certification of the transferee's eligibility to purchase the certificates in the form of the representation letter attached as Annex I to this prospectus supplement.

         The sale of any of the offered certificates to an ERISA plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.


                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         One or more classes of the offered certificates may be viewed as "complex securities" under TB 73a and TB13a, which apply to thrift institutions regulated by the OTS. See "Legal Investment Matters" in the prospectus.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         Legal matters concerning the offered certificates will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York and for the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.


                                     RATINGS

         It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's, and "Aaa" by Moody's Investors Service, Inc., or Moody's. It is a condition of the issuance of the Class M-I-1 Certificates and Class M-II-1 Certificates that they be rated at least "AA" by Standard & Poor's and "Aa2" by Moody's. It is a condition of the issuance of the Class M-I-2 Certificates and Class M-II-2 Certificates that they be rated at least "A" by Standard & Poor's and "A2" by Moody's. It is a condition of the issuance of the Class M-I-3 Certificates that they be rated at least "BBB" by Standard & Poor's and "Baa1" by Moody's. It is a condition of the issuance of the Class M-II-3 Certificates that they be rated at least "A-" by Standard & Poor's and "A3" by Moody's. It is a condition of the issuance of the Class M-I-4 Certificates that they be rated at least "BBB-" by Standard & Poor's and "Baa2" by Moody's. It is a condition of the issuance of the Class M-II-4 Certificates that they be rated at least "BBB+" by Standard & Poor's and "Baa1" by Moody's. It is a condition of the issuance of the Class M-II-5 Certificates that they be rated at least "BBB" by Standard & Poor's and "Baa2" by Moody's. It is a condition of the issuance of the Class M-II-6 Certificates that they be rated at least "BBB-" by Standard & Poor's and "Baa3" by Moody's.

         Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's ratings on the offered certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "Yield and Prepayment Considerations" in this prospectus supplement.

         The rating assigned by Moody's to the offered certificates address the likelihood of the receipt by the offered certificateholders of all distributions to which they are entitled under the pooling and servicing agreement. Moody's ratings reflect its analysis of the riskiness of the mortgage loans and the structure of the transaction as described in the pooling and servicing agreement. Moody's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the mortgage loans.

         In addition, the ratings by Standard & Poor's and Moody's do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Group I Net WAC Cap Shortfalls or Group II Basis Risk Shortfalls.

         The depositor has not requested a rating on the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Standard & Poor's and Moody's. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

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





                                                                         ANNEX I

                           ERISA REPRESENTATION LETTER

                                                       [date]

Residential Funding Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota  55437

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota  55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York 10004-2477
Attention:  Residential Asset Mortgage Products Inc. Series 2004-RS1

     Re: Residential Asset Mortgage Products, Inc. Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RS1, Class __


Ladies and Gentlemen:

         [_______________] (the "Purchaser") intends to purchase from [_______________] (the "Seller") $[____________] initial Certificate Principal Balance of the above-referenced certificates, issued under the pooling and servicing agreement, dated as of January 1, 2004, among Residential Asset Mortgage Products, Inc., as depositor, Residential Funding Corporation, as master servicer and JPMorgan Chase Bank, as trustee. All terms used in this ERISA Representation Letter and not otherwise defined shall have the meanings set forth in the pooling and servicing agreement.

         The Purchaser hereby certifies, represents and warrants to, and covenants with the Seller, the trustee and the master servicer that, either:

         (a) The Purchaser is not an ERISA plan, or any other person, including an investment manager, a named fiduciary or a trustee of any Plan, acting, directly or indirectly, on behalf of or purchasing any certificate with "plan assets" of any ERISA plan within the meaning of the DOL regulation at 29 C.F.R. ss.2510.3-101; or

         (b) The Purchaser is an insurance company, the source of funds to be used by which to purchase the certificates is an "insurance company general account", as the term is defined in DOL Prohibited Transaction Class Exemption 95-60, and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the trustee and the master servicer that the Purchaser will not transfer the certificates to any ERISA plan or person unless that ERISA plan or person meets the requirements in either (a) or (b) above.

                                                 Very truly yours,

                                                 By:    ___________________
                                                 Name:  ___________________
                                                 Title: ___________________

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



                                                                        ANNEX II

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Residential Asset Mortgage Products, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 2004-RS1, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

         Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

         Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

     o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

         Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

     o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

     o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

     o Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W- 8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by Bond Holders or their agent.

     o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

         U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

     o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

     o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                                                                      APPENDIX A

                   MORTGAGE LOAN ASSUMPTIONS -- GROUP I LOANS

                                                                                          REMAINING
                                                                         REMAINING         TERM TO
    LOAN          AGGREGATE PRINCIPAL       MORTGAGE      SERVICING     AMORTIZATION       MATURITY          AGE
   NUMBER               BALANCE               RATE        FEE RATE     TERM (MONTHS)       (MONTHS)       (MONTHS)
   ------               -------               ----        --------     -------------       --------       --------
      1              $    649,940.76         6.084%        0.322%          113               113              7
      2                 7,762,457.60         7.454         0.309           358               178              2
      3                35,371,933.64         6.085         0.313           176               176              4
      4                 4,107,069.91         7.486         0.414           229               229             10
      5                    89,559.89         6.100         0.425           298               298              2
      6               452,019,038.20         7.238         0.353           358               358              2

                                    MORTGAGE LOAN ASSUMPTIONS -- GROUP II LOANS

                                                                REMAINING             MONTHS TO      MONTHS
                AGGREGATE                           ORIGINAL     TERM TO              NEXT RATE     BETWEEN
   LOAN         PRINCIPAL     MORTGAGE  SERVICING     TERM      MATURITY     AGE      ADJUSTMENT      RATE
  NUMBER         BALANCE        RATE     FEE RATE   (MONTHS)    (MONTHS)   (MONTHS)      DATE      ADJUSTMENT
  ------         -------        ----     --------   --------    --------   --------      ----      ----------
      7      $  1,323,124.86    5.759%     0.360%     360          356        4           6            6
      8         1,039,209.40    7.145      0.300      360          359        1           23           12
      9       331,605,751.89    7.916      0.512      360          358        2           22           6
     10           698,905.24    4.936      0.300      360          357        3           46           12
     11         5,454,844.77    5.986      0.300      360          359        1           48           12
     12       199,501,082.36    7.538      0.522      360          358        2           34           6
     13           510,016.18    6.963      0.417      360          355        5           4            6
     14           568,194.99    4.560      0.300      360          360        0           12           12
     15         2,557,563.76    6.397      0.300      360          359        1           23           12
     16       237,801,757.44    7.847      0.517      360          358        2           22           6
     17         4,426,485.16    6.103      0.300      360          359        1           53           12
     18       114,513,063.95    7.635      0.519      360          358        2           35           6


             INITIAL
             PERIODIC  SUBSEQUENT             MINIMUM    MAXIMUM
   LOAN        RATE     PERIODIC     GROSS    MORTGAGE  MORTGAGE
  NUMBER       CAP      RATE CAP    MARGIN      RATE      RATE     INDEX
  ------       ---      --------    ------      ----      ----     -----
      7        1.418%     1.000%    4.242%     4.669%    11.759%    LF6
      8        2.751      1.249     4.324      4.324     12.394     LF12
      9        2.861      1.086     7.758      8.036     14.184     LF6
     10        3.052      2.000     2.522      2.522     10.936     TY1
     11        3.892      1.454     3.198      3.198     11.191     LF12
     12        3.010      1.013     7.413      7.629     13.564     LF6
     13        1.316      1.000     7.325      7.325     12.963     LF6
     14        2.000      2.000     2.598      2.598     10.560     LF12
     15        3.000      1.000     3.526      3.526     11.397     LF12
     16        2.860      1.111     7.684      8.006     14.138     LF6
     17        4.158      1.656     3.065      3.065     11.418     LF12
     18        3.079      1.053     7.431      7.648     13.678     LF6

EXPLANATORY NOTES AND ADDITIONAL ASSUMPTIONS

         The hypothetical Loan Numbers 1 through 6 represent Group I Loans. The hypothetical Loan Numbers 7 through 12 represent Group II-A Loans. The hypothetical Loan Numbers 13 through 18 represent Group II-B Loans.

         The indices under the heading "Index" with respect to the Group II Loans mean the following: LF6 means Six-Month LIBOR, which remains constant at 1.165% per annum, LF12 means One-Year LIBOR, which remains constant at 1.3375% per annum and TY1 means a One-Year U.S. Treasury Rate, which remains constant at 1.178% per annum.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.


                                $1,400,000,000



               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,


                                SERIES 2004-RS1







                            -----------------------

                             PROSPECTUS SUPPLEMENT

                            -----------------------









BEAR, STEARNS & CO. INC.

                     BANC OF AMERICA SECURITIES LLC

                                                        CITIGROUP

                                                                       JPMORGAN


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until April 22, 2004.